As filed with the Securities and Exchange Commission on March 24, 2016

Registration No. 333-206626

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

Under the Securities Act of 1933

GWG HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	26-2222607
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

220 South Sixth Street, Suite 1200
Minneapolis, Minnesota 55402
Tel: (612) 746-1944
Fax: (612) 746-0445

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Paul D. Chestovich Maslon LLP 3300 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 Tel: (612) 672-8200

Copies to:

GWG Holdings, Inc.

Jon R. Sabes

Chief Executive Officer

220 South Sixth Street, Suite 1200

Minneapolis, Minnesota 55402

Tel: (612) 746-1944

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Dominic Baldini Emerson Equity LLC 155 Bovet Road, Suite 725 San Mateo, CA 94402 Tel: (650) 312-0200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

______________________________________________________________________________________

CALCULATION OF REGISTRATION FEE

______________________________________________________________________________________

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(4)
Redeemable Preferred Stock, par value $.001 per share	100,000	$1,000	$100,000,000	$11,620
Common Stock, par value $.001 per share(2)(3)	—	—	—	—

____________

(1)      Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(2)      We also are registering hereunder an indeterminate number of shares of Common Stock that may be issuable upon the conversion of the Redeemable Preferred Stock. The shares of Common Stock issuable upon conversion of the Redeemable Preferred Stock will be issued for no additional consideration, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act of 1933.

(3)      Pursuant to Rule 416 under the Securities Act of 1933, such number of shares of Common Stock registered hereby also shall include an indeterminate number of shares of Common Stock that may be issued in connection with stock splits, stock dividends, recapitalizations or similar events or adjustments in the number of shares issuable as provided in the Certificate of Designation for the Redeemable Preferred Stock.

(4)      Registration fee previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, shall have been declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 24, 2016

GWG HOLDINGS, INC.

Maximum of 100,000 Shares of Redeemable Preferred Stock

GWG Holdings, Inc., through its subsidiaries, invests in life insurance assets in the secondary marketplace. Our objective is to earn returns from our investments in life insurance assets that are greater than the costs necessary to purchase, finance and service those policies to their maturity.

We are offering a maximum of 100,000 shares of our Redeemable Preferred Stock, par value $.001 per share, referred to as our “Redeemable Preferred Stock.” Each share of Redeemable Preferred Stock has an initial Stated Value of $1,000 per share, and up to 15% of the Stated Value is convertible into common stock at a conversion price equal to the volume-weighted average price of our common stock for the 20 trading days prior to the date of conversion, subject to a minimum conversion price of $15.00 (subject to adjustment).

The Redeemable Preferred Stock will be sold at a public offering price of $1,000 per share. The Redeemable Preferred Stock will not be issued or certificated. The Redeemable Preferred Stock will rank senior to our common stock with respect to payment of dividends and distribution of amounts upon liquidation, dissolution or winding up. Holders of our Redeemable Preferred Stock will have no voting rights.

Our common stock trades on The NASDAQ Capital Market under the symbol “GWGH.”

We are an “emerging growth company” under applicable law and are subject to reduced public company reporting requirements. Please read the disclosures on page 5 of this prospectus for more information. Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. You should carefully read and consider “Risk Factors” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and those on page 9 of this prospectus and in any applicable prospectus supplement before investing in our securities.

Please read this prospectus before investing and keep it for future reference. We file annual, quarterly and current reports with the SEC. This information will be available free of charge by contacting us at 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402 or by phone at (612) 746-1944 or on our website at www.gwglife.com. The SEC also maintains a website at www.sec.gov that contains such information.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Maximum Offering
Public offering price	$1,000	$100,000,000
Selling commissions(1)(3)	$60	$6,000,000
Additional compensation(2)(3)	$20	$2,000,000
Proceeds, before expenses, to us	$920	$92,000,000

____________

(1)      Selling commissions will equal 6.00% of aggregate gross proceeds, and will be payable to each soliciting broker-dealer authorized by us and Emerson Equity LLC, the managing broker-dealer or “dealer manager” for this offering.

(2)      Additional compensation consists of (i) a non-accountable expense allowance of up to 0.60% of gross offering proceeds, (ii) an accountable expense allowance of up to 0.40% of gross offering proceeds, (iii) a dealer manager fee (payable only to Emerson Equity) of 0.40% of gross offering proceeds for managing and coordinating the offering, (iv) a wholesaling fee (payable only to wholesaling dealers) of 0.50% of gross offering proceeds, and (v) non-cash compensation of up to 0.10% of gross offering proceeds. Aggregate additional compensation will not exceed 2.00% of gross offering proceeds. The dealer manager may reallow up to 0.60% of additional compensation to other soliciting broker-dealers. The amount of the reallowance to any soliciting broker-dealer will be determined by the dealer manager in its sole discretion.

(3)      The combined selling commissions and additional compensation for this offering will not exceed 8.00% of the aggregate gross proceeds of this offering. Our dealer manager will repay us any selling commission and additional compensation payments exceeding 8.00% of our aggregate gross offering proceeds if this offering is terminated before reaching the maximum amount of offering proceeds.

The dealer manager of this offering is Emerson Equity LLC. The dealer manager is not required to sell any specific number or dollar amount of Redeemable Preferred Stock, but will use its “reasonable best efforts” to sell the Redeemable Preferred Stock offered. The minimum permitted purchase is generally $10,000, but we may accept purchases of less than $10,000 in our discretion. We expect to sell up to 100,000 shares of Redeemable Preferred Stock in this continuous offering. We may terminate this offering at any time or may offer Redeemable Preferred Stock pursuant to a new registration statement.

We will sell Redeemable Preferred Stock through Depository Trust Company, or DTC, settlement, and through direct settlement with the Company. See “How to Purchase Redeemable Preferred Stock” and “Plan of Distribution” for a description of this settlement method.

EMERSON EQUITY LLC

as Dealer Manager

The date of this prospectus is            , 2016

GWG Holdings, Inc.
220 South Sixth Street, Suite 1200
Minneapolis, MN 55402
Tel: (612) 746-1944
Fax: (612) 746-0445

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ABOUT THIS PROSPECTUS

We have prepared this prospectus as part of a registration statement that we filed with the SEC for our offering of Redeemable Preferred Stock. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus and certain information that is incorporated by reference. You should read this prospectus, the related exhibits filed with the SEC, together with additional information described below under “Where You Can Find More Information,” and the documents which are incorporated, or deemed to be incorporated, by reference into this prospectus. This prospectus contains summaries of certain other documents, which summaries contain all material terms of the relevant documents and are believed to be accurate, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. Such information necessarily incorporates significant assumptions, as well as factual matters. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

You should rely only on the information contained in this prospectus. Neither we nor the dealer manager have authorized any other person to provide you with any information different from that contained in this prospectus or information furnished by us upon request as described herein. The information contained in this prospectus is complete and accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or sale of our Redeemable Preferred Stock. In this prospectus, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to any day other than Saturday, Sunday, a legal holiday or a day on which banks in New York City are authorized or required to close.

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. Each prospective investor should consult its, his or her own legal, tax and financial advisors to ascertain the merits and risks of the transactions described herein prior to purchasing the Redeemable Preferred Stock. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

INDUSTRY AND MARKET DATA

The industry and market data used throughout this prospectus have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable.

HOW TO PURCHASE REDEEMABLE PREFERRED STOCK

If, after carefully reading this entire prospectus, obtaining any other information requested and available, and being fully satisfied with the results of pre-investment due-diligence activities, you would like to purchase Redeemable Preferred Stock, you may purchase of Redeemable Preferred Stock through DTC (Depository Trust Company) settlement or direct settlement with the Company.

For DTC settlement, your broker-dealer must be a participant in the DTC system. In such a case, you can place an order for the purchase of Redeemable Preferred Stock through your broker-dealer. A broker-dealer using this service will have an account with DTC in which your funds will be placed to facilitate your purchase in this offering. Orders will be executed by your broker-dealer electronically and you must coordinate with your broker-dealer’s registered representative to pay the full purchase price for the Redeemable Preferred Stock by the final settlement date. Orders may be placed at any time, and the final settlement date will be the date on which your purchase is accepted and consummated, which we anticipate will ordinarily occur on a monthly basis. You will be credited with ownership of shares of Redeemable Preferred Stock on the settlement date. Your purchase price for the Redeemable Preferred Stock purchased in this way will not be held in escrow.

When settling a purchase directly with the Company, you will send your completed and executed Subscription Agreement, together with your subscription amount, to our transfer agent, Securities Transfer Corp., at the address listed below. Your subscription amount should be paid through a certified check or personal check payable to the order of “Securities Transfer Corp. Agent for GWG Holdings, Inc.” In lieu of paying by check, you may wire your subscription amount to the accounts referenced below.

Securities Transfer Corp.
2591 Dallas Parkway, Suite 102
Frisco, TX 75034

Please make checks payable to “Securities Transfer Corp. Agent for GWG Holdings, Inc.”

WIRE INSTRUCTIONS
Domestic Incoming Wires:
Texas Bank & Trust Company
300 East Whaley Street
Longview, TX 75601
ABA/Routing# 111923238
Account# 574589
Account Name: Securities Transfer Corp. Agent for GWG Holdings, Inc.

International Incoming Wires:
Receiving Bank:
Frost National Bank
100 W Houston
San Antonio, TX 78205
Swift Address: FRSTUS44

Beneficiary Bank:
Texas Bank & Trust Company
300 East Whaley Street
Longview, TX 75601
Account# 11192323

For Further Credit to:
Account Name: Securities Transfer Corp. Agent for GWG Holdings, Inc.
Account# 574589

If you are working with a broker-dealer or other investment professional, your broker-dealer or professional will gather and send in the required information on your behalf, and may facilitate your payment of the subscription amount. Once we have received your subscription amount and required documentation, we will either reject or accept your subscription. Once accepted, we will have immediate access to your subscription amount and we will issue you, in book-entry form, the shares of Redeemable Preferred Stock you have purchased.

COVERED SECURITY

Our Redeemable Preferred Stock is a “covered security.”  The term “covered security” applies to securities exempt from state registration pursuant to Section 18 of the Securities Act of 1933. Generally, securities listed on national exchanges are the most common type of covered security exempt from state registration. A non-traded security also can be a covered security if it has a seniority greater than or equal to other securities from the same issuer that are listed on a national exchange. Our Redeemable Preferred Stock is a covered security because they will be senior to our common stock, which is listed on The NASDAQ Capital Market, and therefore our offering of Redeemable Preferred Stock is exempt from state registration.

FREQUENTLY ASKED QUESTIONS ABOUT THIS OFFERING

What is this offering?

GWG Holdings, Inc. is offering to sell 100,000 shares of Redeemable Preferred Stock at $1,000 per share. This stock will pay a 7.00% per annum cumulative dividend. The stock will be callable at GWG’s discretion once it has been outstanding for at least one year. After the stock has been outstanding for at least one year, investors may redeem this stock once per calendar quarter in an amount up to 25% of the Redeemable Preferred Stock originally purchased from us (plus any preferred shares issued in satisfaction of dividends thereon), subject, however, to an applicable redemption fee. In addition, investors may themselves elect to convert some of their preferred shares into GWG’s common stock.

Are there minimum purchase requirements for this offering?

The Redeemable Preferred Stock will sell for $1,000 per share. The minimum purchase is 10 shares and there is no maximum purchase. There is no aggregate minimum number of shares that must be subscribed for, or related proceeds that must be received, before we can accept subscriptions and access investor funds.

What do you mean by “preferred stock?”

Preferred stock means that, in the event of the liquidation of our Company, the holder of this stock will receive preferential treatment as compared to holders of certain other stock or equity in the Company. In this case, the holders of this preferred stock would receive payment of accrued and declared but unpaid dividends, plus the Stated Value of their preferred stock (i.e., the original purchase price), before the holders of junior equity such as our common stock. This preferred stock will also entitle its holders to preferred dividends, meaning that dividends on this stock must be paid prior to dividend payments being made to holders of junior equity such as our common stock. This preferred stock does not, however, have any voting rights.

Will I be able to receive any of my dividend payments in the form of additional shares of preferred stock?

Yes. You may receive dividend payments in cash if there are no restrictions on the payment of such dividends arising under applicable law, our borrowing agreements or our Certificate of Incorporation, as amended. Nevertheless, we may at our election choose to pay dividends in the form of additional shares of preferred stock. In addition, you may choose to receive dividends in the form of additional shares of preferred stock by notifying us prior to any payment date for dividends. In this regard, dividends, if paid, will be declared and paid on a monthly basis. You may change your election to receive dividends in the form of additional shares of preferred stock (back to cash, or vice versa) once per calendar year.

Are the dividends paid on this stock taxable?

Yes, the dividends you receive on this stock are taxable in the period in which you receive the dividends. We believe that dividends paid on this stock may be eligible for taxation as “qualified dividend income,” which means a tax rate of 15–20% may apply to this income depending on the ordinary income marginal tax bracket in which an investor is taxed. Investors will receive an IRS form 1099-DIV for the tax year in which a dividend is paid. Investors should consult with their own tax advisor regarding tax consequences.

Is my investment guaranteed?

No. As with almost any investment, there is a risk of loss. Before you invest in our Redeemable Preferred Stock you should read the entire prospectus and understand the risks associated with this investment. In particular, you should carefully read the “Risk Factors” section of this prospectus together with the risk disclosures incorporated into this prospectus by reference. We encourage you to review all of our disclosure about this offering and to ask questions of us and consult with your advisors about any questions you may have regarding this offering.

Can I resell or transfer my preferred stock after it has been purchased?

Yes. It will be legally possible to sell or transfer your preferred stock since these securities are being offered and sold pursuant to a registration statement. We do not, however, expect a public trading market to develop for the

Redeemable Preferred Stock in the foreseeable future, if ever. If you wish to transfer your preferred shares held in book-entry form, you should contact us. If you wish to transfer your preferred shares held through DTC, you should contact your broker-dealer.

Will it be possible to redeem the shares for cash at some point?

Yes. Once you have held preferred shares for at least one year, you will be entitled once per calendar quarter to request redemption of up to 25% of your Redeemable Preferred Stock originally purchased from us (plus any preferred shares issued in satisfaction of dividends thereon) at a redemption price equal to the Stated Value of such redeemed shares, plus any accrued but unpaid dividends thereon. In some cases, however, a redemption fee may apply. After preferred shares have been held at least three years, no redemption fee will apply.

You should understand that we will not be obligated in all cases to honor these redemption requests. Our obligation to honor redemption requests will be limited to the extent that we do not have sufficient funds available to fund any such redemption (which determination we will make in our discretion), by applicable law, any restrictions in our Certificate of Incorporation, as amended, and any borrowing agreements to which we or our subsidiaries are a party or are otherwise bound. To the extent we have requests for redemptions that we are unable to satisfy, we will honor redemption requests promptly after we become able to do so, with all such deferred redemption requests being satisfied on a prorated basis, regardless of the order in which we received those requests. See “Description of the Redeemable Preferred Stock.” See also “Risk Factors — You may not be able to redeem your shares of Redeemable Preferred Stock when and as you wish.”

If I have an emergency, can I get any of my money when I need it?

Preferred stock is an equity investment and we are not obligated to redeem your shares unless and until we call the stock for redemption. You should take this into account before you purchase our preferred stock. You should not count on us redeeming any stock if you have an emergency need for the money. There are, however, certain circumstances — such as upon your death, bankruptcy or total disability — where we will, if legally possible, redeem your shares upon your request. These circumstances are discussed immediately below.

If I die, will you repurchase my preferred stock?

Not automatically. The legal representative of your estate will, however, have the right to request that we redeem your preferred shares. If we receive adequate documentation evidencing your death, we will honor this kind of repurchase request without any penalty if we are permitted by applicable law, our Certificate of Incorporation, as amended, and our borrowing agreements to do so. In the absence of a repurchase request by your estate, your preferred stock will go to your estate for distribution according to your will or the applicable laws of intestacy, and be paid out when called by us or through your estate’s exercise of a redemption request. The Certificate of Designation for our Redeemable Preferred Stock, which governs the rights, preferences and privileges of the preferred shares, contains similar rights to request redemption in the event of a bankruptcy or your total disability. Please see “Description of the Redeemable Preferred Stock” for important details about these rights.

Will I receive a stock certificate?

No. Stock certificates will not be issued. Your ownership will be noted as Redeemable Preferred Stock in our stock register and on the balance sheet of GWG Holdings, Inc.

What if I need proof of ownership of my investment in GWG?

At your request, we will confirm your investment in our Redeemable Preferred Stock in writing.

Can I convert my preferred stock into shares of common stock?

Yes. Holders of this preferred stock may convert the stock they purchase from us and hold into common stock. When this is done, the conversion price at which common shares are issued will equal to the volume-weighted average price of our common stock for the 20 trading days immediately prior to the date on which notice of conversion is delivered to us. In no event, however, may the conversion price be less than $15.00 (which minimum price will be subject to equitable adjustment upon customary events affecting our share capital). You should understand, however, that a holder will be limited in the number of preferred shares that may be converted in this fashion. Specifically, a

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holder is limited to the extent that the Stated Value of converted preferred shares equals 15% of the Stated Value of preferred stock originally purchased by a holder from us and still held by such holder. For this purpose, shares of Redeemable Preferred Stock issued to holders in satisfaction of our dividend-payment obligations will not count as shares” originally purchased” from us.

Your right to convert preferred shares into common shares will be suspended in the event that we call your preferred shares for redemption. For more information, please see “Description of the Redeemable Preferred Stock.”

Could my subscription be refused?

Yes. Subscriptions and the investment in GWG must be approved by our management. We have the right to reject any subscription for our preferred stock.

What is GWG Holdings, Inc.?

We are a specialty finance company and a leading purchaser of life insurance policies in the secondary market. We are a holding company, meaning that we hold interests in subsidiaries and the subsidiaries generate income through operations. Through our subsidiary GWG Life, we purchase and finance life insurance policies at a discount to the face value of the policy benefit. In addition, through our subsidiary GWG MCA Capital, we participate in the merchant cash advance business.

While our primary wholly owned operating subsidiary began operations in March 2006, we were formed and organized in Delaware in 2008. In September 2014, we consummated an initial public offering of our common stock. In connection with this offering, we started listing our common stock on The NASDAQ Capital Market under the ticker symbol “GWGH.” We are based in Minneapolis, Minnesota.

How long will this offering last?

The offering is a continuous offering. Under SEC rules, the offering under this registration statement will expire on October 30, 2018, three years from the date of its effectiveness. We may, however, conduct similar or identical offerings during this same time or afterwards. We may also decide to terminate this offering at any time.

Will I be notified of how my investment is doing?

We will provide you with periodic updates on our performance through periodic filings we make with the SEC. Such filings will include: (i) three quarterly financial reports; (ii) one annual report; (iii) supplements and amendments to this offering, as appropriate; and (iv) such other reports as required under Sections 13 and 15(d) of the Securities Exchange Act of 1934. Such information is also available on our corporate website at www.gwglife.com.

Who can help answer my questions about the offering?

If you have more questions about the offering, you should contact a registered representative of your broker-dealer or other investment professional, or else contact:

GWG Holdings, Inc.

220 South Sixth Street, Suite 1200

Minneapolis, MN 55402

(612) 746-1944

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire prospectus, including the section entitled “Risk Factors,” and the documents which are incorporated, or deemed to be incorporated, by reference into this prospectus, before making a decision to invest in our Redeemable Preferred Stock. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “GWG” refer to GWG Holdings, Inc. together with its wholly owned subsidiaries. In instances where we refer emphatically to “GWG Holdings” or “GWG Holdings, Inc.,” or where we refer to a specific subsidiary of ours by name, we are referring only to that specific legal entity.

Our Company

We are a specialty finance company and a leading financial purchaser of life insurance assets in the secondary market. We create opportunities for consumers owning life insurance to obtain significant value for their policies as compared to the traditional options offered by insurance companies. We also create opportunities for investors to participate in alternative asset classes, such as life insurance, not correlated to traditional financial markets. In so doing, we enable investors to take advantage of financial opportunities dominated by banks prior to the 2008 credit crisis.

The life insurance secondary market provides consumers with the opportunity to sell their life insurance policies to financial buyers for a market value, rather than the surrender value offered by insurance carriers. When a life insurance policy is sold, the purchase price will exceed the surrender value, but will be at a discount to the face value of the policy benefit. Since inception, we have purchased approximately $1.85 billion in face value of policy benefits from consumers for over $315.5 million, an amount that exceeded surrender value of those policies by over $294.7 million. Why do consumers choose to sell their life insurance in the secondary market? There are a number of reasons, such as no longer needing or wanting the coverage, no longer being able to afford the premiums, or just wanting to maximize their life insurance investment. We believe that, for consumers 65 years or older and owning life insurance, we provide a unique financial opportunity that is far more valuable than surrendering a policy for a fraction of its market value or allowing it to lapse as worthless.

The potential secondary market for life insurance is large. According to the American Council of Life Insurers Fact Book 2015 (ACLI), individuals owned over $11.0 trillion in face value of life insurance policies in the United States in 2014. This figure includes all types of policies, including term and permanent insurance known as whole life and universal life. The ACLI reports that the lapse and surrender rate of individual life insurance policies for 2014 was 5.3%, amounting to over $602 billion in face value of policy benefits lapsed and surrendered in 2014 alone. These figures do not include group-owned life insurance, such as employer-provided life insurance, the market for which totaled over $8.2 trillion of face value of life insurance policies in the United States in 2014. Group-owned life insurance exhibits similar lapse and surrender rates to consumer owned life insurance according to the ACLI.

Research by Conning Research & Consulting (Conning) reports that the annual net market potential for life insurance policy benefits sold in the secondary market exceeds $138 billion in 2015. Of that market potential, Conning estimates that investors purchased approximately $1.7 billion in face value of life insurance assets in 2014, indicating that the market is dramatically underserved. And with an aging demographic in the United States, Conning expects the net market potential to grow to an annual $166 billion in face value of life insurance benefits by 2024. We share the belief that the life insurance secondary market represents both a dramatically underserved market and significant long-term growth opportunity.

Our business model is to earn a net profit between the yield generated by the alternative assets we own and the costs we incur to originate and finance the assets. We believe that we are uniquely positioned to acquire life insurance assets directly from consumers needing our services, and to finance our portfolio’s growth by providing investors with the opportunity to participate in the yield we generate from our assets. At the same time, we seek to fill the vacuum created by the widespread disappearance of bank-driven finance in a variety of other alternative asset classes.  We further believe that GWG is well organized and positioned to address the market need.

To participate and compete in our growing market,we have spent and intend to continue spending significant resources: (i) developing a robust operational platform and systems for originating and purchasing life insurance policies and other alternative assets; (ii) creating opportunities for investors to participate in the yield generated by alternative assets we own; (iii) recruiting and developing a professional management team; and (iv) establishing strategic relationships for delivering the services we provide.

Portfolio Information

Our portfolio of life insurance policies, owned by our wholly-owned subsidiaries as of December 31, 2015, is summarized below:

Total portfolio face value of policy benefits	$944,844,000
Average face value per policy	$2,386,000
Average face value per insured life	$2,639,000
Average age of insured (yrs.)	82.6
Average life expectancy estimate (yrs.)	6.6
Total number of policies	396
Number of unique lives	358
Demographics	70% Males; 30% Females
Number of smokers	10
Largest policy as % of total portfolio	1.06%
Average policy as % of total portfolio	0.25%
Average annual premium as % of face value	3.41%

Corporate Organization

Our business was originally organized in February 2006, and we added our current parent holding company, GWG Holdings Inc., in March 2008. In September 2014, we consummated an initial public offering of our common stock on The Nasdaq Capital Market, where our stock trades under the ticker symbol “GWGH.”

GWG Holdings, Inc. (GWG Holdings) conducts its life insurance related business through a wholly-owned subsidiary, GWG Life, LLC (GWG Life), and GWG Life’s wholly-owned subsidiaries, GWG Trust (Trust), GWG DLP Funding II, LLC (DLP II) and GWG DLP Funding III, LLC (DLP III). All of these entities are legally organized in Delaware.

In February 2016, we launched a new operating division in the merchant cash industry through a subsidiary entity, GWG MCA Capital, Inc. (“GWG MCA Capital”). GWG MCA Capital provides secured loans to merchant cash advance funders, and also provides merchant cash advances directly to small businesses across the United States. To begin this operating division, we acquired a $4.3 million portfolio of loans and advances from a subsidiary of Walker Preston Capital. As part of the transaction, we retained the services of Patrick F. Preece as the President and Chief Executive Officer of GWG MCA Capital. Mr. Preece had been the Chief Executive Officer of Walker Preston Capital prior to our acquisition of its loan portfolio and, prior to his work with Walker Preston Capital, Mr. Preece was head of asset securitization for Autobahn, a $6 billion commercial paper conduit for DZ Bank that specialized in financing alternative classes. To finance our GWG MCA Capital portfolio, we intend to offer investors the opportunity to participate in the yield potentially generated by these alternative assets through a variety of securities offerings.

Our principal executive offices are located at 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402 and our telephone number is (612) 746-1944. Our website address is www.gwglife.com. The information on or accessible through our website is not part of this prospectus. Our corporate structure, including our principal subsidiaries, is as follows:

The Offering

Issuer	GWG Holdings, Inc.

Method of Purchase	Investors may pay cash or exchange their outstanding debt securities issued by the Company in satisfaction of the aggregate purchase price for the Redeemable Preferred Stock.

Minimum Investment	The minimum investment amount is generally $10,000, but we may accept purchases of less than $10,000 in our discretion.

Offering Price	$1,000 per share of Redeemable Preferred Stock.

Redeemable Preferred Stock	We are offering up to 100,000 shares of Redeemable Preferred Stock on a continuous basis.

Ranking. The Redeemable Preferred Stock ranks senior to our common stock, pari passu to our Series A Convertible Preferred Stock and senior or pari passu with all other classes and series of our preferred stock, with respect to payment of dividends and rights upon liquidation, dissolution or winding up.

“Pari passu” means that in determining priority of payment in respect of entitlement to dividends and rights upon our liquidation, winding-up or dissolution, the holders of our Redeemable Preferred Stock, together with the holders of any other class of “pari passu” equity, will be treated equally and without preference.

Stated Value. Each share of Redeemable Preferred Stock will have an initial “Stated Value” of $1,000, subject to appropriate adjustment upon certain events such as recapitalizations, stock dividends, stock splits, stock combinations, and reclassifications, as set forth in the Certificate of Designation for the Redeemable Preferred Stock.

Dividends. Holders of Redeemable Preferred Stock are entitled to receive, when and as declared by our Board of Directors out of legally available funds, cumulative cash dividends on each share of Redeemable Preferred Stock at an annual rate of 7.00% of the Stated Value of such share. Dividends on the Redeemable Preferred Stock will be calculated based on twelve 30-day months. The regular record date we will use for determining the holders of record entitled to receive any payment of dividends on a payment date will be the last calendar day of each calendar month. Payment of dividends will be made monthly, in arrears (to the holders of record on the immediately prior record date), on the 15th calendar day of the next following month (or the next business day thereafter if the 15th calendar day is not a business day). Dividends on each share of Redeemable Preferred Stock will begin accruing on, and will be cumulative from, the date of issuance and regardless of whether our Board of Directors declares and pays such dividends.

In the event that our Certificate of Incorporation, as amended, provisions of Delaware law or our borrowing agreements prohibit us from paying dividends in cash, and if we do not pay dividends in the form of preferred stock as described below, unpaid dividends will cumulate.

At our option, we may pay dividends in the form of duly authorized, validly issued, fully paid and non-assessable shares of the Redeemable Preferred Stock. Any Redeemable Preferred Stock we issue in satisfaction of our dividend-payment obligations will be valued at the Stated Value of such shares.

At or prior to such time as dividends are due and payable, a holder of Redeemable Preferred Stock may elect to receive all or any portion of such holder’s accrued but unpaid dividends in the form of additional shares of Redeemable Preferred Stock, with each share having a value equal to the Stated Value. In order to exercise this option, a holder must deliver written notice to us before such dividends are paid. A holder may change his, her or its election to receive dividends in the form of cash or shares one time per calendar year.

No commissions or additional compensation will be payable on preferred shares issued in satisfaction of our dividend-payment obligations.

Voting Rights. The Redeemable Preferred Stock has no voting rights.

Redemption Request at the Option of a Holder. Beginning one year from the date of original issuance of any shares of Redeemable Preferred Stock to be redeemed, a holder will have the opportunity to request once per calendar quarter that we redeem up to 25% of such holder’s Redeemable Preferred Stock originally purchased from us (plus any preferred shares issued in satisfaction of dividends thereon) at a redemption price equal to the Stated Value of such redeemed shares, plus any accrued but unpaid dividends thereon, less the applicable redemption fee (if any). As a percentage of the aggregate redemption price of a holder’s shares to be redeemed, the redemption fee shall be:

•   8% if the redemption is requested after the first anniversary and before the second anniversary of the original issuance of such shares.

•   5% if the redemption is requested after the second anniversary and before the third anniversary of the original issuance of such shares.

Beginning three years from the date of original issuance of such shares, no redemption fee shall be subtracted from the redemption price.

Optional Repurchase Upon Death, Disability or Bankruptcy of a Holder. Subject to certain restrictions and conditions, we will also redeem shares of Redeemable Preferred Stock of a holder who is a natural person (including an individual beneficial holder who holds our preferred shares through a custodian or nominee, such as a broker-dealer) upon his or her death, total disability or bankruptcy, within 60 days of our receipt of a written request from the holder or the holder’s estate at a redemption price equal to the Stated Value, plus accrued and unpaid dividends thereon.

A “total disability” means a determination by a physician approved by us that a holder, who was gainfully employed and working on a full-time basis as of the date on which his or her Redeemable Preferred Stock was purchased, has been unable to work on a full-time basis for at least 24 consecutive months. In this regard, the Certificate of Designation for the Redeemable Preferred Stock defines working “on a full-time basis” to mean working at least 40 hours per week.

Optional Redemption by the Company. After one year from the date of original issuance of shares of Redeemable Preferred Stock, we will have the right (but not the obligation) to call and redeem such shares of Redeemable Preferred Stock at 100% of their Stated Value, plus any accrued but unpaid dividends thereon.

Restrictions on Redemption and Repurchase. We will not be obligated in all cases to redeem shares of Redeemable Preferred Stock, whether upon a redemption request by a holder, at the option of the Company, or upon the death, total disability or bankruptcy of a holder. In particular, we will not redeem or repurchase any preferred shares if we are restricted by applicable law or our Certificate of Incorporation, as amended, from making such redemption or to the extent any such redemption would cause or constitute a default under any borrowing agreements to which we or any of our subsidiaries are a party or otherwise bound. In addition, we will have no obligation to redeem preferred shares upon a redemption request made by a holder if we do not have sufficient funds available to fund that redemption. We will have discretion under the Certificate of Designation for the Redeemable Preferred Stock to determine whether we are in possession of “sufficient funds” to fund a redemption request. To the extent we have requests for redemptions that we are unable to satisfy, we will honor these redemptions promptly after we become able to do so, with all such deferred requests being satisfied on a prorated basis, regardless of the order in which we received the requests.

Conversion by a Holder. Subject to the limitations described below, holders of Redeemable Preferred Stock will have the option to convert the Redeemable Preferred Stock they purchase from us and hold into common stock at a conversion price equal to the volume-weighted average price of our common stock for the 20 trading days immediately prior to the date on which notice of conversion is delivered to us, subject to a minimum conversion price of $15.00. This minimum conversion price will be equitably adjusted upon customary events affecting our share capital, such as stock dividends, subdivisions (splits), and combinations.

The right of holders to convert their Redeemable Preferred Stock is limited to 15% of the Stated Value of Redeemable Preferred Stock originally purchased by such holder from us and still held by such holder. For this purpose, shares of Redeemable Preferred Stock issued to holders in satisfaction of our dividend-payment obligations will not count as shares “originally purchased” from us.

In the event that we deliver a notice of proposed redemption of an investor’s preferred shares (see the caption “Optional Redemption by the Company” above), the right of a holder to convert those shares into our common stock will be suspended until the redemption date. If, however, we do not consummate the redemption on the redemption date, then the suspension on the right to convert will terminate and holders will once again have the right to convert their preferred shares into our common stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Redeemable Preferred Stock, the holders of shares of Redeemable Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus accrued but unpaid dividends thereon.

Capital stock outstanding before this offering

2,781,735 shares of Series A Convertible Preferred Stock, and 5,941,790 shares of common stock (this number excludes shares of common stock issuable upon the conversion of our outstanding Series A Convertible Preferred Stock, the exercise of outstanding warrants and options, and shares of common stock reserved for future issuance under our equity incentive plan).

Capital stock outstanding after this offering

100,000 shares of Redeemable Preferred Stock, assuming all shares of Redeemable Preferred Stock offered hereby are sold, 2,781,735 shares of Series A Convertible Preferred Stock, and 5,941,790 shares of common stock (this number excludes shares of common stock issuable upon the conversion of our outstanding Series A Convertible Preferred Stock, the exercise of outstanding warrants and options, and shares of common stock reserved for future issuance under our equity incentive plan).

Use of Proceeds

If all the Redeemable Preferred Stock is sold for cash, we would expect to receive up to approximately $91,700,000 of net proceeds from this offering after deducting estimated offering expenses, including selling commissions and additional compensation, and our own offering-related expenses. There is no minimum amount of Redeemable Preferred Stock that must be sold before we access investor funds.

We intend to use a majority of the net cash proceeds from this offering to acquire additional life insurance policy assets. We intend to use the remaining net proceeds from this offering for investments in other alternative assets, including without limitation to make merchant cash advances, and make other business expenditures, including without limitation to make payments of premiums on life insurance policy assets we own, to redeem shares of Series A Convertible Preferred Stock, to repay principal and interest on debt as it becomes due, to make strategic acquisitions of other yield-bearing assets, specifically including engaging in the merchant cash advance industry, and for general working capital purposes. See “Use of Proceeds” for additional information.

No Market for Redeemable Preferred Stock; Transferability

There is no existing public trading market for the Redeemable Preferred Stock and we do not anticipate that a secondary market for the Redeemable Preferred Stock will develop. We do not intend to apply for listing of the Redeemable Preferred Stock on any securities exchange or for quotation of the Redeemable Preferred Stock in any automated dealer quotation system. Nevertheless, you will be able to freely transfer or pledge Redeemable Preferred Stock.

Tax Matters

Dividends received by individual holders of Redeemable Preferred Stock will generally be subject to a tax rate of 15% to 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes, depending on the ordinary income tax bracket of the individual holder. The treatment of dividends received as qualified dividends is limited under certain circumstances. Please see “Material Federal Income Tax Considerations.”

Covered Security

Our Redeemable Convertible Stock is a “covered security.” The term “covered security” applies to securities exempt from state registration pursuant to Section 18 of the Securities Act of 1933. Generally, securities listed on national exchanges are the most common type of covered security exempt from state registration. A non-traded security also can be a covered security if it has a seniority greater than or equal to other securities from the same issuer that are listed on a national exchange. Our Redeemable Preferred Stock is a covered security because they will be senior to our common stock, which is listed on The NASDAQ Capital Market, and therefore our offering of Redeemable Preferred Stock is exempt from state registration.

Risk Factors

An investment in the Redeemable Preferred Stock involves significant risks, including the risk of losing your entire investment. For a summary of risks relating to this offering and our Company and business, please see “Risk Factors,” page 9.

RISK RELATING TO FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus contain forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions about our operations and the investments we make, including, among other things, factors discussed under the heading “Risk Factors” in this prospectus and the following:

•         changes in the secondary market for life insurance;

•         our limited operating history;

•         the valuation of assets reflected on our financial statements;

•         the reliability of assumptions underlying our actuarial models, including our life expectancy estimates;

•         our reliance on debt financing;

•         risks relating to the validity and enforceability of the life insurance policies we purchase;

•         our reliance on information provided and obtained by third parties;

•         federal, state and FINRA regulatory matters;

•         competition in the secondary market of life insurance;

•         the relative illiquidity of life insurance policies;

•         our ability to satisfy our debt obligations if we were to sell our entire portfolio of life insurance policies;

•         life insurance company credit exposure;

•         general economic outlook, including prevailing interest rates;

•         performance of our investments in life insurance policies;

•         financing requirements;

•         litigation risks;

•         restrictive covenants contained in borrowing agreements;

•         increases in the cost of premiums charged by insurers for the policies we own; and

•         our ability to make cash distributions in satisfaction of dividend obligations and redemption requests.

Forward-looking statements can be identified by the use of words like “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” or the negative of these expressions or other variations, or by discussions of strategy that involve risks and uncertainties. All forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements.

We base these forward-looking statements on current expectations and projections about future events and the information currently available to us. Although we believe that the assumptions for these forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Consequently, no representation or warranty can be given that the estimates, opinions, or assumptions made in or referenced by this prospectus will prove to be accurate. Some of the risks, uncertainties and assumptions are identified in the discussion entitled “Risk Factors” in this prospectus. We caution you that the forward-looking statements in this prospectus are only estimates and predictions, or statements or current intent. Actual results or outcomes, or actions that we ultimately undertake, could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements. These risks, uncertainties and assumptions include, but are not limited to, those discussed in this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before purchasing the securities offered by this prospectus, you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K filed with the SEC on March 22, 2016, Current Reports on Form 8-K filed with the SEC on March 8, 2016 and February 26, 2016, and our preliminary proxy statement filed with the SEC on March 23, 2016, all which are incorporated by reference into this prospectus, and (ii) contained herein or in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks and uncertainties in this prospectus and in the documents incorporated, or deemed to be incorporated, by reference in this prospectus are those that we currently believe may materially impact the Company. Additional risks not presently known or are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

There is no public market for our Redeemable Preferred Stock and we do not expect one to develop.

There is no public market for our Redeemable Preferred Stock offered in this offering, and we currently have no plan to list these securities on a securities exchange or to include these shares for quotation on any national securities market. If you are able to sell the Redeemable Preferred Stock, you may only be able to sell them at a substantial discount from the price you paid. Therefore, you should purchase the Redeemable Preferred Stock only as a long-term investment. Beginning one year from the date of original issuance, the holder of shares of Redeemable Preferred Stock may request that we redeem such shares, with the redemption price payable in cash. Nevertheless, we will have no obligation to redeem preferred shares upon a redemption request made by a holder if we do not have sufficient funds available to fund that redemption and, in this regard, the Certificate of Designation for the Redeemable Preferred Stock provides us with significant discretion to determine whether we are in possession of “sufficient funds” to fund a redemption request.

We will be required to terminate this offering if our common stock is no longer listed on The NASDAQ Capital Market or another national securities exchange.

The Redeemable Preferred Stock is a “covered security” and therefore is not subject to registration under the state securities (i.e., blue sky), regulations in the various states in which it may be sold due to its seniority to our common stock, which is listed on The NASDAQ Capital Market. If our common stock is no longer listed on the The NASDAQ Capital Market or another national securities exchange, we will be required to register this offering in any state in which we subsequently offer the Redeemable Preferred Stock. This would require the termination of this offering and could result in our raising an amount of gross proceeds that is substantially less than the amount of the gross proceeds we expect to raise if the maximum offering is sold. This would reduce our ability to make additional investments and limit the diversification of our portfolio.

There may not be a broad market for our common stock, which may cause our common stock to trade at a discount and make it difficult for you to sell the common stock into which your Redeemable Preferred Stock is convertible.

Our common stock into which the Redeemable Preferred Stock is convertible trades on The NASDAQ Capital Market under the symbol “GWGH.” Listing on The NASDAQ Capital Market another national securities exchange does not ensure an actual or active market for our common stock. Accordingly, an actual or active market for our common stock may not be maintained, the market for our common stock may not be liquid, the holders of our common stock may be unable to sell their shares of our common stock, and the prices that may be obtained in a sale of our common stock that your receive upon the conversion of your Redeemable Preferred Stock may not reflect the underlying value of our assets and business.

You may not be able to redeem your shares of Redeemable Preferred Stock when and as you wish.

You will be entitled periodically to request a redemption of a portion of your Redeemable Preferred Stock once you have held your preferred shares for at least one year. Nevertheless, there is no assurance that we will be able, or willing, to redeem those shares as you may request. The Certificate of Designation for the Redeemable Preferred Stock contains limitations on our ability to redeem preferred shares upon a redemption request, and also provides us with discretion to decline those requests. For example, if either our Certificate of Incorporation, as amended, or applicable law prohibits us from using funds to redeem your preferred shares when requested, we will not be under any obligation to redeem those shares. Similarly, if we or any of our subsidiaries are parties to (or otherwise bound by) an agreement under which we or they have borrowed money, and the consummation of a redemption request would trigger a breach of the borrowing agreement, then we will not be under any obligation to redeem those shares as requested. Finally, and importantly, the Certificate of Designation for the Redeemable Preferred Stock provides us with the right to decline a redemption request in the event we determine that we do not have sufficient funds to fund a redemption request. In this regard, the Certificate of Designation grants us, the Company, with the discretion to determine whether or not we have “sufficient funds” to fund a redemption.

All of these provisions discussed above are in the nature of restrictions and limitations on an investor’s ability to complete a redemption of his, her or its investment in our Redeemable Preferred Stock, and none of these restrictions and limitations (or the determinations upon which they are based) will be within your control. These provisions together create the risk that you, if you invest in these preferred shares, may not be able to redeem your preferred stock when and as you wish. As such, we believe that an investment in our Redeemable Preferred Stock is suited only for investors who will have no need for immediate liquidity in their investment.

We will be able to call your shares of Redeemable Preferred Stock for redemption under certain circumstances without your consent.

We will have the ability to call the outstanding shares of Redeemable Preferred Stock after one year from the date of original issuance of such shares of Redeemable Preferred Stock. At that time, we will have the right to redeem, at our option, the outstanding shares of Redeemable Preferred Stock, in whole or in part, at 100% of the Stated Value per share, plus any accrued and unpaid dividends.

Our limited operating history makes it difficult for you to evaluate our likely performance and this investment.

We are a company with a limited history, which makes it difficult to accurately forecast our earnings and cash flows. During the year ended December 31, 2015, we incurred a net loss of $7.4 million, and in the year ended December 31, 2014, we incurred a net loss of $6.0 million, and in the year ended December 31, 2013, we incurred a net loss of $0.2 million. Our lack of a significant history and the evolving nature of the market in which we operate make it likely that there are risks inherent in our business that are yet to be recognized by us or others, or not fully appreciated, and that could result in us earning less than we anticipate or even suffering further anticipated or unanticipated losses. As a result of the foregoing, an investment in our securities necessarily involves uncertainty about the stability of our earnings, cash flows and, ultimately, our ability to service and repay our debt and meet our other obligations. Moreover, we have limited income, cash flow, funds from operations and cash available for distribution from which we can make distributions to holders of the Redeemable Preferred Stock.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies like ours that do not have a substantial operating history, many of which may be beyond our control.

We depend upon cash distributions from our subsidiaries, and contractual restrictions on distributions to us or adverse events at one of our operating subsidiaries could materially and adversely affect our ability to pay our debts and to continue to operate our business, which may harm our financial position and cash flow and potentially impact our ability to pay dividends on or satisfy redemptions for the Redeemable Preferred Stock.

GWG Holdings, Inc. is a holding company. As a holding company, we conduct our operations through our operating subsidiaries, and our only significant assets are the capital stock of our subsidiaries. Accordingly, our ability to meet our cash obligations, including our obligations under the Redeemable Preferred Stock, depends in material part upon the ability of our subsidiaries to make cash distributions to us. In this regard, the ability of our subsidiaries to make distributions to us is, and will continue to be, restricted by certain negative covenants in the agreement governing our senior revolving credit facility. Our subsidiaries, DLP II and DLP III, are the borrowers under our senior revolving credit facility. The significant majority of the insurance policies we own are subject to a collateral arrangement with the agent for our revolving credit lender. Under this arrangement, collection and escrow accounts are used to fund purchases of and premiums for our insurance policies and to pay interest and other charges under the senior revolving credit facility. The lender and its agent must authorize all disbursements from these accounts, including any distributions to GWG Life. Depending on the current advance rate of the facility, distributions may be made directly to GWG Life or may be limited to an amount that would result in the borrowers (us) realizing an annualized rate of return on the equity funded amount for such assets of not more than 18%, as determined by the agent. After such amount is reached, the credit agreement requires that excess funds be used to fund repayments or a reserve account in a certain amount, before any additional distributions may be made.

If any of the above limitations were to materially impede the flow of cash to us, such fact would materially and adversely affect our ability to pay cash dividends on or redeem the Redeemable Preferred Stock. In addition, any adverse event at the subsidiary level, such as a declaration of bankruptcy, liquidation or reorganization or an event of default under our senior revolving credit facility, could materially and adversely affect the ability of our subsidiaries to make cash distributions to us. Just as with a material contractual impediment to cash flow, any such subsidiary corporate event would materially and adversely affect our ability to service and repay our debt and to pay cash dividends on or redeem the Redeemable Preferred Stock, and could negatively impact our ability to continue operations.

We cannot guarantee we will be able to make cash distributions in satisfaction of dividend obligations and redemption requests.

Holders of Redeemable Preferred Stock are entitled to receive, when, and as authorized by our Board of Directors and declared by us out of legally available funds, cumulative cash dividends on each share of Redeemable Preferred Stock at an annual rate of 7.00% of the Stated Value. We expect to pay dividends on the Redeemable Preferred Stock monthly. Nevertheless, provisions of Delaware law, our Certificate of Incorporation, as amended, or our borrowing agreements, may prohibit us from doing so. If our Board of Directors does not declare and pay cash dividends, and if they do not choose to satisfy our dividend-payment obligations by issuing additional shares of preferred stock, then unpaid dividends will cumulate.

Moreover, as we acquire life insurance assets, we will incur substantial costs to perform due diligence tasks and other costs connected with acquiring these assets. The funding source of these costs may be from financing or operating activities. Regardless of the source of funding these acquisition costs, they could have a negative impact on our ability to pay cash dividends.

We established the offering price for the Redeemable Preferred Stock pursuant to negotiations among us and our dealer manager; as a result, the actual value of your investment may be substantially less than what you pay.

The selling price of the Redeemable Preferred Stock has been determined pursuant to negotiations among us and the dealer manager, based upon the following primary factors: the economic conditions in and future prospects for the industry in which we compete; our prospects for future earnings; an assessment of our management; the present state of our development; the prevailing conditions of the equity securities markets at the time of this offering; and current market valuations of public companies considered comparable to our company. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon a sale

The Redeemable Preferred Stock will be subordinate in right of payment to any corporate level debt that we incur, and your interests could be diluted by the issuance of additional preferred stock, including additional Redeemable Preferred Stock, and by other transactions.

The Redeemable Preferred Stock will be subordinate in right of payment to any corporate level debt that we incur. The credit agreement for our credit facility includes, and future debt we incur may include, restrictions on our ability to pay cash dividends on our preferred stock, including the Redeemable Preferred Stock. The issuance of additional preferred stock on a parity with or senior to the Redeemable Preferred Stock would dilute the interests of the holders of the Redeemable Preferred Stock, and any issuance of preferred stock senior to the Redeemable Preferred Stock or of additional indebtedness could affect our ability to pay cash dividends on, redeem or ultimately pay the liquidation preference on the Redeemable Preferred Stock. The Redeemable Preferred Stock does not contain any provision affording the holders of the Redeemable Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all of our assets or business, that might adversely affect the holders of the Redeemable Preferred Stock.

Our ability to redeem shares of Redeemable Preferred Stock may be limited by Delaware law.

Under Delaware law, a corporation may redeem stock as long as, after giving effect to the redemption, the corporation is able to pay its debts as they become due in the usual course (the equity solvency test) and its total assets exceed the sum of its total liabilities plus, unless its charter permits otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the redemption, to satisfy the preferential rights upon dissolution of stockholders when preferential rights on dissolution are superior to those whose stock is being redeemed (the balance sheet solvency test). If we are insolvent at any time when a redemption of shares of Redeemable Preferred Stock is required to be made, we may not be able to effect such redemption.

We have no obligation to contribute to a sinking fund to retire the Redeemable Preferred Stock, nor is the Redeemable Preferred Stock guaranteed by any governmental agency.

We have no obligation to contribute funds to a sinking fund with respect to the Redeemable Preferred Stock. The Redeemable Preferred Stock is not guaranteed by any depositary institution. Further, no governmental entity insures or guarantees payment on the Redeemable Preferred Stock if we do not have enough funds to make principal or interest payments.

Actual results from our life insurance portfolio may not match our expected results, which could adversely affect our ability to make distributions.

Our business model relies on achieving actual results from our portfolio of life insurance assets that are profitable. In this regard, we expect to receive cash flows from our investments in life insurance policy assets over time. We believe that the larger the portfolio we own, the greater the likelihood that we will receive cash flows that better meet our expectations. To our knowledge, rating agencies generally suggest that portfolios of life insurance policies be diversified enough to achieve actuarial stability in receiving expected cash flows from underlying mortalities. For instance, in a study published in 2012, A.M. Best concluded that at least 300 lives are necessary to narrow the band of cash flow volatility and achieve actuarial stability, while Standard & Poor’s has indicated that stability is unlikely to be achieved with a pool of less than 1,000 lives. As of December 31, 2015, we owned life insurance policies covering 358 lives. Accordingly, while there is a risk with a portfolio of any size that actual cash flows may be less predictable than expected, we believe that the risk is higher when our current portfolio is smaller than rating agency recommendations.

Although we plan to expand the number of life insurance policies we own using proceeds raised from this offering of Redeemable Preferred Stock, we may be unable to meet this goal if sufficient financing from capital sources is not available or is available only on unfavorable or unacceptable terms. Furthermore, even if our portfolio reaches the size we desire, we still may experience differences between our expected cash flows and our actual cash flow. Any resulting reduction in our revenues and net income could cause a resulting decrease in our cash available for distributions.

Cost-of-insurance (premium) increases could materially and adversely affect our financial condition and our profitability.

We are subject to the risk of increased cost-of-insurance (COI) charges (i.e., premium charges) for the universal life insurance policies we own in our portfolio. Approximately 10% of the policies in our portfolio have premium levels that are guaranteed, under the terms of the policy, to keep the policy’s death benefit in force even in a situation where the policy’s cash account has been wholly depleted. We fund the remaining 90% of our policies to pay “non-guaranteed COI charges,” and therefore we are subject to the risk that the insurer could increase the COI charges for the policy. In all cases, the amount or rate of increase is subject to limits set forth in the insurance policy. Because very few of the policies we own have significant cash account value balances, any COI increase will require us to use more cash to satisfy the minimum premium amount required to keep the policy in force.

A COI increase can be expected to impair the value of the affected policy since extra expense (additional premium amounts) will be required to keep the policy in force, and such extra expense will diminish the economic value (return) of the policy upon the mortality of the insured. As a result, any widespread COI increases in policies owned in our portfolio would likely have a material and adverse effect on the value of our portfolio, which in turn would materially and adversely affect our financial condition and our profitability.

We may not be able to raise the capital that we are seeking, and may be unable to meet our overall business objectives of growing a larger, more statistically diverse portfolio of life insurance policies without the proceeds from our offerings of Redeemable Preferred Stock.

Our offer and sale of Redeemable Preferred Stock and our L Bond offering are principal means by which we intend to raise funds needed to meet our goal of growing a larger and more statistically diverse portfolio likely to meet our cash flow projections. While we plan to continue financing our business, if we are unable to continue to do so for any reason we may be unable to meet our goal. In addition, if actual cash flows from our portfolio of life insurance policies do not occur as our actuarial projections have forecasted, we could be forced to sell our investments in life insurance policies in order to service or satisfy our debt-related obligations. If we are forced to sell investments in life insurance policies or our entire portfolio, we may be unable to sell them at prices we believe are appropriate, and may not be able to sell them at prices that approximate the discount rate we have applied to value our portfolio, particularly if our sale of policies occurs at a time when we are (or are perceived to be) in distress. In any such event, our business and the value of our securities, including the Redeemable Preferred Stock, may be materially and adversely impacted.

We cannot know the tax implications of an investment in the Redeemable Preferred Stock.

The section of this prospectus entitled “Material Federal Income Tax Considerations” sets forth a summary of federal income tax consequences to the purchasers of the Redeemable Preferred Stock. No information is provided concerning tax consequences under any other federal, state, local or foreign laws that may apply to the purchasers of the Redeemable Preferred Stock. Prospective investors or their representatives should read that section very carefully in order to properly evaluate the federal income tax risks of an investment in the Redeemable Preferred Stock. Each prospective investor should consult his personal counsel, accountant and other business advisors as to the federal, state, local and foreign tax consequences of an investment in the Redeemable Preferred Stock.

USE OF PROCEEDS

Assuming we sell the maximum number of shares of Redeemable Preferred Stock in this offering, for cash, at the public offering price of $1,000 per share, we expect to receive up to approximately $91,700,000 of net cash proceeds from this offering after paying selling commissions, dealer manager fees, and our own estimated offering expenses. More specifically, if all Redeemable Preferred Stock offered hereby is sold, we would pay $6,000,000 in selling commissions, up to $2,000,000 in additional compensation, and an estimated $300,000 in our own offering-related expenses consisting of legal, accounting, printing, mailing, registration, qualification and associated securities offering filing costs and expenses. Additional compensation consists of (i) a non-accountable expense allowance of up to 0.60% of gross offering proceeds, (ii) an accountable expense allowance of up to 0.40% of gross offering proceeds, (iii) a dealer manager fee (payable only to Emerson Equity) of 0.40% of gross offering proceeds for managing and coordinating the offering, (iv) a wholesaling fee (payable only to wholesaling dealers) of 0.50% of gross offering proceeds, and (v) non-cash compensation of up to 0.10% of gross offering proceeds. Aggregate additional underwriting compensation will not exceed 2.0% of gross offering proceeds. The dealer manager may reallow up to 0.60% of additional compensation to soliciting broker-dealers. The amount of the reallowance to any soliciting broker-dealer will be determined by the dealer manager in its sole discretion.

The maximum amount of commissions, fees, non-cash compensation, if any, and reimbursements payable to FINRA selling members is 8.0% of the gross proceeds of Redeemable Preferred Stock sold. If all of the Redeemable Preferred Stock was sold for cash and the maximum commissions, fees, non-cash compensation and reimbursements were paid, we estimate that the net cash proceeds to us, after paying our own estimated offering and related expenses, would be approximately $91,700,000. Nevertheless, because we do not know the total amount of Redeemable Preferred Stock that will be ultimately sold, we are unable to accurately forecast the total net proceeds that will be generated by this offering.

There is no minimum amount of Redeemable Preferred Stock that must be sold before we access investor funds.

Our goal is to use a majority of the net proceeds from the sale of Redeemable Preferred Stock to purchase additional life insurance policy assets in the secondary market. The precise amount of proceeds we apply towards purchasing additional life insurance policy assets will depend, among other things, on the amount of net proceeds that we receive from the sale of Redeemable Preferred Stock being offered, the existence and timing of opportunities to expand our portfolio of insurance policy assets or acquire other yield-bearing alternative assets, our cash needs for certain other expenditures (summarized below) we anticipate incurring in connection with our business, and the availability of other sources of cash (e.g., our senior revolving credit facility). These certain other expenditures include:

•         servicing of life insurance assets;

•         redemption of Series A Convertible Preferred Stock;

•         paying principal at maturity, interest and fees to our lenders, including under our senior revolving credit facility, the Series I Secured Notes, and the L Bonds; and paying fees and expenses of the trustees of certain trusts and the securities intermediary associated with our financing arrangements, and fees and expenses related to the Redeemable Preferred Stock offered hereby;

•         acquisition of other yield-bearing alternative assets, specifically including in connection with the operation of our merchant cash advance business; and

•         general working capital purposes

As indicated above, the extent to which we will use proceeds from this offering for these other purposes, and the amounts and timing of such expenditures will depend on a variety of factors. In sum, our management will have significant discretion over the ultimate manner in which net proceeds from this offering will be applied. Net offering proceeds not immediately applied to the uses summarized above will be invested in short-term investments such as money market funds, commercial paper, U.S. Treasury Bills and similar securities investments pending their use. We may also purchase interest rate hedges to lock in our cost of capital, or longevity hedges to lock in our expected return from our portfolio.

As indicated above, we may use some of the net proceeds from this offering to pay premiums on life insurance assets we own. See note 3 to Consolidated Financial Statements for information regarding our estimated premium obligations.

Also as indicated above, we may use some of the net proceeds from this offering to pay principal amounts owing under our Series I Secured Notes or L Bonds when such amounts become due and payable, or to redeem shares of Series A Convertible Preferred Stock. The amount of such securities that we would repay with proceeds of this off erring will depend, in part, on whether the holders of such securities elect repayment rather than renewal of such securities, as well as whether we elect to use other sources of repayment. We believe it is most likely that such payments, if any, would relate to debt securities that mature within the first three years after the initial effective date of the registration statement of which this prospectus is a part. The weighted-average interest rate of our outstanding Series I Secured Notes as of December 31, 2015 and December 31, 2014 was 8.47% and 8.37%, respectively, and the weighted-average maturity at those dates was 1.06 and 2.01 years, respectively. The notes are secured by assets of GWG Life. The principal amount outstanding under these Series I Secured Notes was $23,578,000 and $28,047,000 at December 31, 2015 and 2014, respectively. At December 31, 2015 and 2014, the weighted-average interest rate of L Bonds was 7.18% and 7.45%, respectively. The amount outstanding under these L Bonds was $282,171,000 and $186,377,000 at December 31, 2015 and 2014, respectively.

BUSINESS

Overview

GWG Holdings, Inc. is a specialty finance company and a leading financial purchaser of life insurance assets in the secondary market. We create opportunities for consumers owning life insurance to obtain significant value for their policies as compared to the traditional options offered by insurance companies. We also create opportunities for investors to participate in alternative asset classes, such as life insurance, not correlated to traditional financial markets. In so doing, we enable investors to take advantage of financial opportunities dominated by banks prior to the 2008 credit crisis.

The life insurance secondary market provides consumers with the opportunity to sell their life insurance policies to financial buyers for a market value, rather than the surrender value offered by insurance carriers. When a life insurance policy is sold, the purchase price will exceed the surrender value, but will be at a discount to the face value of the policy benefit. Since inception, we have purchased approximately $1.85 billion in face value of policy benefits from consumers for over $315.5 million, an amount that exceeded their surrender value by over $294.7 million. Why do consumers choose to sell their life insurance in the secondary market? There are a number of reasons, such as no longer needing or wanting the coverage, no longer being able to afford the premiums, or just wanting to maximize their life insurance investment. We believe that, for consumers 65 years or older and owning life insurance, we provide a unique financial opportunity that is far more valuable than surrendering a policy for a fraction of its market value or allowing it to lapse as worthless.

Market researchers believe that the market opportunity in the life insurance secondary market is significant, with the annual net market potential of $138 billion in face value of policy benefits in 2015. To seize this opportunity, we have built a robust operational platform to offer consumers options based on the market value of their life insurance that include: (i) selling the entire policy benefit for cash, or (ii) selling a portion of the policy benefit and retaining a portion of the benefit with no future premium obligation. When we purchase a life insurance policy, we expect to continue paying the premiums for that policy until the policy benefit is paid upon the mortality of the insured. We believe we are well positioned to capitalize on the market opportunity to serve consumers in the life insurance secondary market.

The life insurance secondary market provides buyers of life insurance policies with the opportunity to purchase an alternative asset that potentially generates attractive investment returns not correlated to traditional financial markets. When a buyer acquires a life insurance asset in the secondary market, that buyer acquires a financial obligation of an insurance carrier to pay the face value of the insurance policy benefit. The potential yield generated from a portfolio of life insurance assets equals the difference between the purchase price of the life insurance assets, plus the premiums and financing costs to maintain those assets, and the face value of the policy benefits received. As of December 31, 2015, our total investment in our portfolio of life insurance assets, including the purchase price and attendant premiums and financing costs was $353 million, and the total face value of life insurance policy benefits of our portfolio was $945 million.

We seek to build a profitable and large portfolio of life insurance assets that are well diversified in terms of insurance companies and insureds. We believe that diversification is a key risk mitigation strategy to provide consistent cash flows and reliable investment returns from our portfolio of life insurance assets. To grow our portfolio and achieve the diversification we seek, we offer investors the opportunity to participate in the yield potentially generated by our portfolio of life insurance assets through a variety of financings and securities offerings. We chose to finance our business in this manner after the 2008 credit crisis, during which banks largely ceased financing alternative asset classes as a result of the regulatory response to the financial crisis. We believe we are well positioned to continue providing investors with yield participation opportunities from alternative asset classes once dominated by the banking sector.

Our business was originally organized in February 2006, and we added our current parent holding company, GWG Holdings Inc., in March 2008. In September 2014, we consummated an initial public offering of our common stock on The Nasdaq Capital Market, where our stock trades under the ticker symbol “GWGH.”

In February 2016, we launched a new operating division in the merchant cash industry through a subsidiary entity, GWG MCA Capital, Inc. (“GWG MCA”). GWG MCA provides secured loans to merchant cash advance funders, and also provides merchant cash advances directly to small businesses across the United States. To begin this operating division, we acquired a $4.3 million portfolio of loans and advances from a subsidiary of Walker

Preston Capital. As part of the transaction, we retained the services of Patrick F. Preece as the President and Chief Executive Officer of GWG MCA. Mr. Preece had been the Chief Executive Officer of Walker Preston Capital prior to our acquisition of its loan portfolio and, prior to his work with Walker Preston Capital, Mr. Preece was head of asset securitization for Autobahn Funding, a $6 billion commercial paper conduit for DZ Bank that specialized in financing alternative classes. To finance our GWG MCA portfolio, we intend to offer investors the opportunity to participate in the yield potentially generated by these alternative assets through a variety of securities offerings.

GWG Holdings, Inc. (GWG Holdings) conducts its life insurance related business through a wholly-owned subsidiary, GWG Life, LLC (GWG Life), and GWG Life’s wholly-owned subsidiaries, GWG Trust (Trust), GWG DLP Funding II, LLC (DLP II) and GWG DLP Funding III, LLC (DLP III). As indicated above, GWG Holdings conducts its merchant cash advance activities through GWG MCA. All of these entities are legally organized in Delaware. Unless the context otherwise requires or we specifically so indicate, all references in this prospectus to “we”, “us”, “our”, “our Company”, “GWG”, or the “Company” refer to these entities collectively. Our headquarters are based in Minneapolis, Minnesota.

Markets

Consumers Owning Life Insurance

The potential secondary market for life insurance is large. According to the American Council of Life Insurers Fact Book 2015 (ACLI), individuals owned over $11.0 trillion in face value of life insurance policy benefits in the United States in 2014. This figure includes all types of policies, including term and permanent insurance known as whole life and universal life. The ACLI reports that the lapse and surrender rate of 5.3% for individual life insurance policies, amounting to over $602 billion in face value of policy benefits lapsed and surrendered in 2014 alone. These figures do not include group-owned life insurance, such as employer-provided life insurance, the market for which totaled over $8.2 trillion of face value of life insurance policy benefits in the United States in 2014. Group-owned life insurance exhibits similar lapse and surrender rates to consumer owned life insurance according to the ACLI. Owners of life insurance lapse or surrender their policies for a variety of reasons, including: (i) the insurance coverage is no longer needed; (ii) the internal cash value of the policy is substantially less than was projected due to unrealistic assumptions made about the insurance policy’s earnings when the policy was originally purchased; (iii) the insurance premiums are no longer affordable for the policy owner for a variety of reasons; or (iv) there is a desire to maximize the insurance policy’s investment value in the secondary market.

The life insurance secondary market has developed in response to the large volume of policy lapses and surrenders and inadequate value offered to consumers by the insurance carriers. According to research conducted by a leading actuarial firm, it is estimated that 88% of all universal life insurance policies do not result in the payment of a benefit claim. Rather than allowing a policy to lapse as worthless, or surrendering a life insurance policy at a fraction of its market value, the secondary market can be a source of significant value to consumers. Without the secondary market, insurance carriers maintain monopsony power over consumers who no longer desire to pay the premiums for their life insurance coverage. To illustrate the significance of this value, since our inception we have paid consumers $315.5 million for their life insurance policies as compared to the $20.8 million of cash surrender value offered by insurance carriers for these same policies. The development of a vibrant life insurance secondary market provides consumers with greater flexibility and options for the life insurance assets they own and maintain.

The life insurance secondary market is geared towards consumers, 65 years and older, who own life insurance and are addressing their post-retirement financial options. These consumers represent the fastest growing demographic segment in the United States according to the U.S. Census Bureau. And as these consumers age, they and their families will be faced with a variety of financial needs that can benefit from the value-added options our market offers.

Research by Conning Research & Consulting (Conning) reports that the annual net market potential for life insurance policy benefits sold in the secondary market exceeds $138 billion in 2015. Of that market potential, Conning estimates that investors purchased approximately $1.7 billion in face value of life insurance assets in 2014, indicating that the market is dramatically underserved. And with an aging demographic in the United States, Conning expects the net market potential to grow to an annual $166 billion in face value of life insurance benefits by 2024. We share the belief that the life insurance secondary market represents a both a dramatically underserved market and significant long-term growth opportunity. We further believe that GWG is well organized and positioned to address the market need.

Investors Seeking Alternative Assets

Since the credit crisis of 2008, the flow of capital to a variety of alternative asset classes has undergone a structural shift. Alternative assets, broadly defined, are any non-traditional asset with potential economic value that would not be found in a standard investment portfolio. An asset is generally considered “alternative” if it has some or all of the following characteristics: a limited investment history, not commonly found in portfolios, an illiquid market, different performance characteristics, and requires specialized skill to originate and service the asset. Definitions of traditional assets today extend well beyond stocks and bonds, and can include a variety of assets which may have been better classified as “alternative” a decade ago, i.e., real estate, commodities or natural resources. Thus what is an alternative asset today may largely be considered tomorrow’s mainstream investment asset.

Once dominated by banks, alternative asset markets are in many cases no longer viable for banks to finance due to vast new regulation effected since the crisis, regulation that has in effect reshaped the way in which banks participate in many parts of the economy. At the same time, an increasing number of investors are now turning to alternative asset classes as a means to diversify their investment portfolio to manage risk and volatility, and to obtain greater returns in the low interest rate environment that has persisted since 2008. In fact, according to research published by Goldman Sachs, a significant shift by retail investors in their investments from an average of 4% allocation in alternative asset investments to the 20% allocation favored by institutional investors is expected over the next five to ten years.

The trend of investors seeking access and exposure to alternative investment products is expected to continue as traditional bank sources of capital for these assets continues to retreat and alternative investment product offering innovations occur within the regulated securities markets. Researchers at McKinsey report that U.S. individual investors are expected to be a primary driver of growth in alternative asset investments. McKinsey reports that high net-worth individuals and the mass affluent are increasingly looking to hedge downside risk, protect principal, manage volatility, and generate income — the same reasons institutional investors have favored larger allocations to alternative asset investment classes.

Our Business Model

Our business model is to earn a net profit between the yield generated by the alternative assets we own and the costs we incur to originate and finance the assets. We believe that we are uniquely positioned to acquire life insurance assets directly from consumers needing our services, and to finance our portfolio’s growth by providing investors with the opportunity to participate in the yield we generate from our assets. At the same time, we seek to fill the vacuum created by the widespread disappearance of bank-driven finance in a variety of other alternative asset classes.

To participate and compete in these growing markets, we have spent and intend to continue spending significant resources: (i) developing a robust operational platform and systems for originating and purchasing life insurance policies and other alternative assets; (ii) creating opportunities for investors to participate in the yield generated by alternative assets we own; (iii) recruiting and developing a professional management team; and (iv) establishing strategic relationships for delivering the services we provide.

Originating Life Insurance Assets

We generally purchase life insurance assets directly from policy owners who purchased their life insurance in the primary market. Historically, we have purchased life insurance policies in the secondary market through a network of specialized brokers who assist consumers and financial professionals in accessing the secondary market. We maintain membership affiliations and representation within key industry groups, such as the Life Insurance Settlement Association, where our President, Michael Freedman, serves on the board. We typically attend and sponsor trade events where we maintain contacts and visibility among professionals who submit life insurance policies for our potential purchase.

____________

1        Goldman Sachs, Retail Liquid Alternatives: The Next Frontier (2013).

A key strategic initiative of ours has been to expand our origination capabilities by marketing directly to consumers and financial professionals. Most recently, we focused these marketing efforts towards financial professionals, namely financial advisors and life insurance agents, through our “Appointed Agent Program.” Our Appointed Agent Program is designed to empower financial professionals to bring the life insurance secondary market’s value proposition to their respective markets. Our Appointed Agent Program emphasizes education, training, regulatory compliance, and marketing support. In the fourth quarter of 2015, we deployed a new marketing effort focused on recruiting life insurance professionals to source life insurance policies directly to us through our Appointed Agent Program. Additionally, we continue to train financial advisors who sell our investment products to become Appointed Agents and market our services within their respective markets. While these efforts are new and still in development, the initial results and early outcomes from our Appointed Agent Program marketing efforts are encouraging and, as a result, we intend to further focus and allocate resources to grow and develop that program.

Underwriting and Purchasing Life Insurance Assets

We focus on purchasing high quality life insurance assets through our origination practices and underwriting procedures. Our origination practices and underwriting procedures strive to meet published guidelines and methodologies for rated securitizations of life insurance portfolios. At the same time, we are looking for innovative value-added tools, services, and methodologies to improve both the accuracy and efficiency with which we acquire life insurance assets.

Our underwriting procedures consist of a careful review and analysis of available materials and information related to a life insurance policy and the insured. The goal of our underwriting procedures is to make an informed purchasing decision. We typically purchase life insurance policies from insureds who are 65 years or older and whose life expectancies are less than 120 months (10 years). The life expectancies we use are estimates, stated in months, which indicate the 50% probability of an individual’s mortality (meaning actuarial analysis predicts half of the individuals with similar age, sex, and medical conditions will experience mortality before that number of months, and half will experience mortality after that number of months). Life expectancies are based on actuarial tables that predict statistical probability of individual mortality.

We obtain life expectancies from independent third-party medical-actuarial underwriting firms, unless the life insurance policy benefit has a face value of $1,000,000 or less (which we generally refer to as a “small face policy”). When we obtain life expectancies from independent third-party medical-actuarial firms, we receive a medical underwriter’s report summarizing the health of the insured based on a review of the insured’s historical medical records. For all life insurance policies we purchase, other than small face policies, we average two life expectancies from two independent medical-actuarial underwriting firms to form the life expectancy we use to price and value our life insurance assets. In some cases, we may obtain more than two life expectancy estimates. In those cases, we average the two life expectancy estimates that we believe are the most reliable of those we have received, based on our own analyses and conclusions. In this regard, the two life expectancy estimates we ultimately choose to average may not always be the most conservative. For small face policies, we use modified procedures to estimate a life expectancy that may, or may not, use life expectancies from independent third-party medical-actuarial underwriting firms. If in the future we believe our business model will benefit from changes in our underwriting process and if such revisions are permitted under our borrowing covenants, we may change our underwriting processes and policies.

We continually seek to improve the process by which we originate our life insurance assets. To this end, we have refined our underwriting procedures in order to more efficiently price small face policies. In 2015, we have reached several milestones, most notably, the time in which it takes to complete a preliminary underwriting. Historically, the preliminary underwriting process to evaluate and price a life insurance policy could take six weeks or more. This lengthy timeline, as well as additional timelines necessary for a complicated closing process, creates barriers for market development and growth. Through our efforts, however, we have been able to reduce the elapsed time to complete a preliminary underwriting from weeks to days and streamline our entire purchasing process, reducing timelines further, from months to weeks.

Finally, we continue to refine and improve our actuarial underwriting. We believe we can continue to improve our service offerings by adopting a multivariate analysis approach to our life expectancy underwriting — in particular for small face policies. Multivariate analysis refers to a technique used to analyze data that arises from more than one variable. The goal of our multivariate underwriting is to augment traditional life expectancy underwriting by either filling gaps, or including new information, shown to be relevant to life expectancy. An example of this approach would be to account for socio-economic factors, such as income levels, in the calculation of life expectancies, which as The Brookings Institute has recently published, has a bearing upon life expectancies. Another example of this approach would be to apply advanced medical testing technologies to our life expectancy calculations, such as genomic testing, that have shown to statistically predict mortality among individuals. These efforts are ongoing and take time to develop and implement. Nevertheless, over time, we believe they hold promise to improve the value of the services we offer.

Value Proposition — Life Insurance as an Alternative Asset

We realize profits from the life insurance assets we own by earning a spread between the investment cost of our life insurance assets and the face value of the policy benefits we receive. Accordingly, if we originate and purchase life insurance assets in the secondary market, and make all the attendant premium payments to maintain those assets in order to receive the policy benefits, the most significant risk factors (among others that we discuss in the “Risk Factors” section of this prospectus) in the performance of those assets are: (i) the predictability of mortality, or longevity risk; and (ii) the creditworthiness of the issuing life insurance company, or credit risk. We believe the value proposition of our investments in the alternative asset of life insurance is our ability to obtain superior risk-adjusted returns.

Longevity Risk. We believe actuarial mortality is the single largest variable affecting the returns on our investments in life insurance assets and impacting the portfolio’s performance over time. Accurately predicting a specific individual’s mortality date is impossible, and the best an actuary can do is provide a set of probabilities of survival over time. Nevertheless, predicting mortality among a group of similarly situated individuals is less difficult — in fact, the larger the group, the more accurate actuarial prediction tends to become. The statistical mathematical concept stating that the results of random events tend to become very predictable as the number of events becomes large is the “Central Limit Theorem” (or more commonly known as the “Law of Large Numbers”). “Mean regression” is another statistical mathematical concept used to describe that, on average, observations (in this case actual mortality of insureds) tend to cluster around the mean observation (in this case our estimate of mortality of insureds as described further under “Value Proposition” below). These statistical mathematical concepts are the basis for many business models, ranging from all types of insurance to the lottery. Insurance carriers, for example, can be very certain of the number of insurance claims to expect when they have spread their risk over a large book of diversified policies. In this way, insurance carriers can price a large number of insurance policies of any type to collect premiums slightly above the level of expected claims, virtually guaranteeing a surplus or profit. Similarly, a lottery can depend on an expected amount of earnings equal to the small advantage built into the odds of the games.

The implications for our business model are two-fold: First, as we accumulate larger numbers of life insurance policies, we should expect our results to increasingly correlate with our expectations. Second, over the long run, we should expect that the actual cash flows will converge with the forecasted cash flows from our portfolio of life insurance assets, and the actual return on our portfolio of life insurance assets will converge with our expected return. In sum, the degree of certainty of this eventual convergence should increase as the portfolio size increases. Although medical advances and life expectancy changes may significantly impact the longevity risk we face and our understanding of that risk, these concepts nevertheless serve as guiding principles as we seek to build, manage, and forecast the performance of our portfolio of life insurance assets.

These expectations are affirmed in research published by A.M. Best and others, that illustrate that as the number of insured lives increase within a portfolio of life insurance policies, there is a corresponding decrease in the standard deviation of the mortality events within the portfolio — i.e., longevity risk decreases as the number of insureds increases. Standard & Poor’s indicates that 1,000 insured lives is required to reach statistical significance (where the relationship, in this context, between mortality projections and actual mortality events is not random). A.M. Best concludes that a portfolio of at least 300 insured lives is statistically significant. Our current portfolio covers 358 insured lives and we believe that both the predictability and actual performance will continue to improve with additional size and diversification. Accordingly, we continue to seek to grow the size and diversification of the portfolio in order to further mitigate risk and improve our profitability.

Credit Risk. We rely on the payment of policy benefit claims by life insurance companies as our most significant source of revenue collection. The life insurance assets we own represent obligations of third-party life insurance companies to pay the benefit amount under the relevant policy upon the mortality of the insured. As a result, we manage this credit risk exposure by generally purchasing policies issued by insurance companies with investment-grade ratings from Standard & Poor’s, and diversifying our portfolio among a number of insurance companies.

Approximately 97.3% of life insurance assets in our portfolio were issued by insurance companies with investment-grade credit ratings from Standard & Poor’s, as of December 31, 2015. Our largest life insurance company credit exposures and their respective Standard & Poor’s credit rating of their respective financial strength and claims paying ability is set forth below:

Rank	Policy Benefits	Percentage of Policy Benefit Amount	Insurance Company	Ins. Co. S&P Rating
1	$132,325,000	14.0%	AXA Equitable Life Insurance Company	A+
2	$120,305,000	12.7%	John Hancock Life Insurance Company (U.S.A.)	AA-
3	$86,070,000	9.1%	Transamerica Life Insurance Company	AA-
4	$62,475,000	6.6%	Voya Retirement Insurance and Annuity Company	A
5	$60,569,000	6.4%	Jefferson-Pilot Life Insurance Company	AA-
6	$46,825,000	5.0%	American General Life Insurance Company	A+
7	$44,846,000	4.7%	Metropolitan Life Insurance Company	AA-
8	$43,750,000	4.6%	Massachusetts Mutual Life Insurance Company	AA+
9	$42,407,000	4.5%	Lincoln National Life Insurance Company	AA-
10	$36,500,000	3.9%	West Coast Life Insurance Company	AA-
	676,072,000	71.5%

The yield to maturity on bonds issued by life insurance carriers reflects, among other things, the credit risk (risk of default) of such insurance carrier. We follow the yields on certain publicly traded life insurance company bonds as this information is part of the data we consider when valuing our portfolio of life insurance policies for our financial statements according to GAAP.

Name of Bond	Maturity	YTM	Duration (Years)	Bond S&P Rating
AXA 7.125%	12/15/2020	3.29%	5.0	BBB
Manulife Finl 4.9%	9/17/2020	2.54%	4.7	A
Lincoln National Corp Ind 4%	9/1/2023	3.44%	7.7	A-
Amer Intl Grp 5%	4/26/2023	3.23%	7.3	A-
Protective Life 7.375%	10/15/2019	2.85%	3.8	A-
Metlife 3.048%	12/15/2022	2.94%	7.0	A-
Prudential Finl Inc Mtns Book 4.5%	11/16/2021	2.86%	5.9	A
Average yield on insurance bonds		3.02%	5.9

The table above indicates the current yields to maturity (YTM) for the senior bonds of selected life insurance carriers with durations, on average, that our similar to our life insurance portfolio. The average yield to maturity of these bonds was 3.02% which, we believe, reflects in part the financial market’s judgement that credit risk is low with regard to these carriers’ financial obligations. It should be noted that the obligations of life insurance carriers to pay life insurance policy benefits is senior in rank to any other obligation. This “super senior” priority is not reflected in the yield to maturity in the table and, if considered, would result in a lower yield to maturity all else being equal. As such, as long as the respective premium payments have been made, it is highly likely that the owner of the insurance policy will collect the insurance policy benefit upon the mortality of the insured.

Value Proposition. We define the value proposition presented by our portfolio of life insurance assets as our ability to earn superior risk-adjusted returns. At any given point in time, we calculate our returns from our life insurance assets based upon (i) our historical results; and (ii) the future cash flows we expect to realize from our statistical forecasts. To forecast our expected future cash flows we use the probabilistic method of analysis. The actuarial software we use produce our expected future cash flows and conduct to our probabilistic analysis was developed by the actuarial firm Milliman and is now owned by Modeling Actuarial Pricing Systems, Inc. (“MAPS”). The expected future cash flow forecasts derived from this probabilistic analysis, in relation to our investment cost basis, provides us with an expected internal rate of return on our portfolio of life insurance assets. As of December 31, 2015, the expected internal rate of return on our portfolio of life insurance assets was 11.11%.

We seek to further enhance our understanding of our expected future cash flow forecast by applying a stochastic analysis, sometimes referred to as a “Monte Carlo simulation,” to provide us with a greater understanding of the variability of our future cash flow projections. The stochastic analysis we perform is built within the MAPS actuarial software and provides internal rate of return calculations for different statistical confidence intervals. The results of our stochastic analysis, in which we run 10,000 random mortality scenarios, demonstrates that the scenario ranking at the 50th percentile of all 10,000 results generates an internal rate of return of 11.08% which is basically equal to our expected internal rate of return of 11.11%. The stochastic analysis results also reveal that our portfolio is expected to generate an internal rate of return of 10.33% or better in 75% of all generated scenarios; and an internal rate of return of 9.70% or better in 90% of all generated scenarios. As the portfolio continues to grow, all else equal, the percentage of observations that result in an internal rate of return at or very near 11.08% (currently our mean, or 50th percentile, internal rate of return expectation) will increase, thereby lowering future cash flow volatility and potentially justifying our use of lower discount rates to value our portfolio.

In sum, we believe our statistical analyses show that, if we can continue to grow and maintain our investments in life insurance assets, then, in the absence of significantly disruptive events negatively affecting our most significant risks, including but not limited to longevity and credit risk, and interest rate and financing risk, those investments will prove to be dependably profitable for our company and provide us with the means to generate attractive returns for our investors.

Portfolio Information

Our portfolio of life insurance policies, owned by our wholly-owned subsidiaries as of December 31, 2015, is summarized below:

Total portfolio face value of policy benefits	$944,844,000
Average face value per policy	$2,386,000
Average face value per insured life	$2,639,000
Average age of insured (yrs.)	82.6
Average life expectancy estimate (yrs.)	6.6
Total number of policies	396
Number of unique lives	358
Demographics	70% Males; 30% Females
Number of smokers	10
Largest policy as % of total portfolio	1.06%
Average policy as % of total portfolio	0.25%
Average annual premium as % of face value	3.41%

Our portfolio of life insurance policies, owned by our wholly-owned subsidiaries as of December 31, 2015, organized by the insured’s current age and the associated policy benefits, is summarized below:

Distribution of Policy Benefits by Current Age of Insured

Min Age	Max Age	Policy Benefits	Weighted Average Life Expectancy (yrs.)	Percentage of Total Policy Benefits
90	95	$72,020,000	2.7	7.6%
85	89	$251,692,000	4.9	26.6%
80	84	$352,176,000	6.7	37.3%
75	79	$179,876,000	8.8	19.0%
70	74	$57,407,000	9.5	6.1%
65	69	$31,673,000	10.5	3.4%
Total		$944,844,000	6.6	100.0%

Our portfolio of life insurance policies, owned by our wholly-owned subsidiaries as of December 31, 2015, organized by the insured’s current age and number of policies owned, is summarized below:

Distribution of Policies by Current Age of Insured

Min Age	Max Age	Policies	Weighted Average Life Expectancy (yrs.)	Percentage of Total Policies
90	95	30	2.7	7.6%
85	89	113	4.9	28.5%
80	84	127	6.7	32.1%
75	79	69	8.8	17.4%
70	74	35	9.5	8.8%
65	69	22	10.5	5.6%
Total		396	6.6	100.0%

Our portfolio of life insurance policies, owned by our wholly-owned subsidiaries as of December 31, 2015, organized by the insured’s estimated life expectancy estimates and associated policy benefits, is summarized below:

Distribution of Policies by Current Life Expectancies of Insured

Min LE (Months)	Max LE (Months)	Policies	Policy Benefits	Percentage of Total Policy Benefits
5	47	93	$180,813,000	19.1%
48	71	108	258,697,000	27.4%
72	95	84	223,506,000	23.7%
96	119	68	166,295,000	17.6%
120	143	27	66,015,000	7.0%
144	197	16	49,518,000	5.2%
Total		396	$944,844,000	100.0%

We track concentrations of pre-existing medical conditions among insured individuals within our portfolio based on information contained in life expectancy reports. We track these medical conditions within the following ten primary disease categories: (1) cancer, (2) cardiovascular, (3) cerebrovascular, (4) dementia, (5) diabetes, (6) multiple, (7) neurological disorders, (8) no disease, (9) other, and (10) respiratory diseases. Our primary disease categories are summary generalizations based on the ICD-9 codes we track on each insured individuals within our portfolio. ICD-9 codes, published by the World Health Organization, are used worldwide for medical diagnoses and treatment systems, as well as morbidity and mortality statistics. Currently, the only primary disease category within our portfolio that represents a concentration of over 10% is cardiovascular, which constitutes 20.8% of the value of our portfolio.

The complete detail of our portfolio of life insurance policies, owned by our wholly owned subsidiaries as of December 31, 2015, organized by the current age of the insured and the associated policy benefits, sex, estimated life expectancy, issuing insurance carrier, and the credit rating of the issuing insurance carrier, is set forth below.

Life Insurance Portfolio Detail

(as of December 31, 2015)

	Face Amount	Gender	Age (ALB)	LE (mo.)	Insurance Company	S&P Rating
1	$4,000,000	Male	95	34	MetLife Investors USA Insurance Company	AA-
2	$1,100,000	Male	95	29	Voya Retirement Insurance and Annuity Company	A
3	$1,500,000	Female	95	32	Aviva Life Insurance Company	A-
4	$3,200,000	Male	94	27	West Coast Life Insurance Company	AA-
5	$1,000,000	Female	93	38	Transamerica Life Insurance Company	AA-
6	$264,000	Female	93	25	Lincoln Benefit Life Company	BBB+
7	$3,500,000	Male	92	40	Voya Retirement Insurance and Annuity Company	A
8	$3,000,000	Male	92	40	West Coast Life Insurance Company	AA-
9	$500,000	Male	92	12	John Hancock Life Insurance Company (U.S.A)	AA-
10	$625,000	Female	92	22	Prudential Life Insurance Company	AA-
11	$2,000,000	Female	92	10	Pruco Life Insurance Company	AA-
12	$250,000	Male	92	22	Transamerica Life Insurance Company	AA-
13	$1,682,773	Female	91	49	Hartford Life and Annuity Insurance Company	BBB+
14	$5,000,000	Female	91	51	American General Life Insurance Company	A+
15	$5,000,000	Female	91	29	John Hancock Life Insurance Company (U.S.A)	AA-
16	$300,000	Female	91	30	West Coast Life Insurance Company	AA-
17	$3,845,000	Female	91	45	Pacific Life Insurance Company	A+
18	$5,000,000	Male	90	31	John Hancock Life Insurance Company (U.S.A)	AA-
19	$3,500,000	Female	90	54	John Hancock Life Insurance Company (U.S.A)	AA-
20	$3,100,000	Female	90	32	Lincoln Benefit Life Company	BBB+
21	$1,500,000	Female	90	67	Jefferson-Pilot Life Insurance Company	AA-
22	$2,500,000	Female	90	5	AXA Equitable Life Insurance Company	A+
23	$2,500,000	Female	90	5	AXA Equitable Life Insurance Company	A+
24	$3,000,000	Female	90	32	Jefferson-Pilot Life Insurance Company	AA-
25	$5,000,000	Female	90	38	Voya Retirement Insurance and Annuity Company	A
26	$5,000,000	Female	90	16	Lincoln National Life Insurance Company	AA-
27	$1,000,000	Male	90	8	Voya Retirement Insurance and Annuity Company	A
28	$1,203,520	Male	90	42	Columbus Life Insurance Company	AA
29	$1,350,000	Female	90	34	Jefferson-Pilot Life Insurance Company	AA-
30	$600,000	Female	90	20	Columbus Life Insurance Company	AA
31	$5,000,000	Female	89	48	Massachusetts Mutual Life Insurance Company	AA+
32	$2,500,000	Female	89	46	American General Life Insurance Company	A+
33	$2,500,000	Male	89	53	Pacific Life Insurance Company	A+
34	$1,000,000	Female	89	49	United of Omaha Life Insurance Company	AA-
35	$5,000,000	Male	89	50	AXA Equitable Life Insurance Company	A+
36	$375,000	Male	89	40	Lincoln National Life Insurance Company	AA-
37	$1,103,922	Female	89	57	Sun Life Assurance Company of Canada (U.S.)	AA-
38	$1,500,000	Male	89	41	John Hancock Life Insurance Company (U.S.A)	AA-
39	$1,500,000	Male	89	41	John Hancock Life Insurance Company (U.S.A)	AA-
40	$1,000,000	Female	89	62	Transamerica Life Insurance Company	AA-
41	$250,000	Female	89	62	Transamerica Life Insurance Company	AA-
42	$500,000	Male	89	59	Lincoln National Life Insurance Company	AA-
43	$800,000	Male	89	66	Lincoln National Life Insurance Company	AA-

	Face Amount	Gender	Age (ALB)	LE (mo.)	Insurance Company	S&P Rating
44	$715,000	Female	89	58	Jefferson-Pilot Life Insurance Company	AA-
45	$2,225,000	Female	89	81	Transamerica Life Insurance Company	AA-
46	$3,000,000	Female	89	79	Massachusetts Mutual Life Insurance Company	AA+
47	$1,500,000	Male	89	44	Union Central Life Insurance Company	A+
48	$3,500,000	Female	89	38	Lincoln National Life Insurance Company	AA-
49	$1,500,000	Male	89	103	Transamerica Life Insurance Company	AA-
50	$3,000,000	Male	89	29	American General Life Insurance Company	A+
51	$500,000	Female	88	64	Sun Life Assurance Company of Canada (U.S.)	AA-
52	$3,000,000	Male	88	45	Transamerica Life Insurance Company	AA-
53	$250,000	Male	88	69	Metropolitan Life Insurance Company	AA-
54	$4,000,000	Female	88	69	Transamerica Life Insurance Company	AA-
55	$1,050,000	Male	88	42	John Hancock Life Insurance Company (U.S.A)	AA-
56	$3,000,000	Male	88	97	Transamerica Life Insurance Company	AA-
57	$1,000,000	Male	88	52	AXA Equitable Life Insurance Company	A+
58	$1,250,000	Male	88	34	Columbus Life Insurance Company	AA
59	$300,000	Male	88	34	Columbus Life Insurance Company	AA
60	$4,785,380	Female	88	43	John Hancock Life Insurance Company (U.S.A)	AA-
61	$2,500,000	Male	88	45	Transamerica Life Insurance Company	AA-
62	$1,000,000	Female	88	47	West Coast Life Insurance Company	AA-
63	$2,000,000	Female	88	47	West Coast Life Insurance Company	AA-
64	$1,803,455	Female	88	47	Metropolitan Life Insurance Company	AA-
65	$1,529,270	Female	88	47	Metropolitan Life Insurance Company	AA-
66	$5,000,000	Male	88	49	John Hancock Life Insurance Company (U.S.A)	AA-
67	$800,000	Male	88	52	National Western Life Insurance Company	A
68	$200,000	Male	88	46	Lincoln Benefit Life Company	BBB+
69	$4,445,467	Male	88	56	Penn Mutual Life Insurance Company	A+
70	$7,500,000	Male	88	46	Jefferson-Pilot Life Insurance Company	AA-
71	$3,600,000	Female	88	55	AXA Equitable Life Insurance Company	A+
72	$1,000,000	Female	88	33	John Hancock Life Insurance Company (U.S.A)	AA-
73	$3,000,000	Male	88	40	Jefferson-Pilot Life Insurance Company	AA-
74	$2,000,000	Male	88	44	John Hancock Life Insurance Company (U.S.A)	AA-
75	$100,000	Female	88	52	American General Life Insurance Company	A+
76	$100,000	Female	88	52	American General Life Insurance Company	A+
77	$2,000,000	Female	88	73	U.S. Financial Life Insurance Company	A+
78	$396,791	Male	88	33	Lincoln National Life Insurance Company	AA-
79	$1,000,000	Male	87	58	John Hancock Life Insurance Company (U.S.A)	AA-
80	$2,000,000	Male	87	58	John Hancock Life Insurance Company (U.S.A)	AA-
81	$5,000,000	Male	87	49	Jefferson-Pilot Life Insurance Company	AA-
82	$5,000,000	Female	87	32	Transamerica Life Insurance Company	AA-
83	$1,200,000	Male	87	70	Transamerica Life Insurance Company	AA-
84	$6,000,000	Female	87	53	Sun Life Assurance Company of Canada (U.S.)	AA-
85	$1,000,000	Female	87	83	Voya Retirement Insurance and Annuity Company	A
86	$3,000,000	Male	87	76	AXA Equitable Life Insurance Company	A+
87	$1,000,000	Female	87	21	State Farm Life Insurance Company	AA-
88	$1,000,000	Female	87	37	New York Life Insurance Company	AA+
89	$10,000,000	Female	87	68	West Coast Life Insurance Company	AA-
90	$8,500,000	Male	87	77	Massachusetts Mutual Life Insurance Company	AA+
91	$500,000	Male	87	78	Metropolitan Life Insurance Company	AA-

	Face Amount	Gender	Age (ALB)	LE (mo.)	Insurance Company	S&P Rating
92	$347,211	Male	87	38	Prudential Life Insurance Company	AA-
93	$500,000	Female	87	51	Beneficial Life Insurance Company	N/A
94	$5,000,000	Male	87	77	Lincoln National Life Insurance Company	AA-
95	$4,513,823	Female	87	22	Aviva Life Insurance Company	A-
96	$2,000,000	Male	87	91	Voya Retirement Insurance and Annuity Company	A
97	$2,000,000	Male	87	91	Voya Retirement Insurance and Annuity Company	A
98	$2,000,000	Male	87	91	Voya Retirement Insurance and Annuity Company	A
99	$1,365,000	Female	86	90	Transamerica Life Insurance Company	AA-
100	$200,000	Female	86	82	Lincoln National Life Insurance Company	AA-
101	$1,000,000	Male	86	37	Massachusetts Mutual Life Insurance Company	AA+
102	$2,000,000	Male	86	93	Transamerica Life Insurance Company	AA-
103	$1,000,000	Male	86	36	John Hancock Life Insurance Company (U.S.A)	AA-
104	$1,000,000	Male	86	52	AXA Equitable Life Insurance Company	A+
105	$2,328,547	Male	86	41	Metropolitan Life Insurance Company	AA-
106	$2,000,000	Male	86	41	Metropolitan Life Insurance Company	AA-
107	$1,000,000	Male	86	23	Transamerica Life Insurance Company	AA-
108	$2,000,000	Male	86	58	Jefferson-Pilot Life Insurance Company	AA-
109	$3,000,000	Female	86	67	Transamerica Life Insurance Company	AA-
110	$5,000,000	Male	86	69	Voya Retirement Insurance and Annuity Company	A
111	$1,800,000	Male	86	50	John Hancock Variable Life Insurance Company	AA-
112	$2,000,000	Male	86	60	AXA Equitable Life Insurance Company	A+
113	$1,750,000	Male	86	60	AXA Equitable Life Insurance Company	A+
114	$4,000,000	Male	86	48	Metropolitan Life Insurance Company	AA-
115	$2,000,000	Male	86	32	Transamerica Life Insurance Company	AA-
116	$1,425,000	Male	86	75	John Hancock Life Insurance Company (U.S.A)	AA-
117	$1,000,000	Female	85	78	John Hancock Life Insurance Company (U.S.A)	AA-
118	$1,500,000	Male	85	35	Transamerica Life Insurance Company	AA-
119	$1,500,000	Female	85	104	Lincoln Benefit Life Company	BBB+
120	$1,000,000	Female	85	40	Metropolitan Life Insurance Company	AA-
121	$3,750,000	Male	85	72	AXA Equitable Life Insurance Company	A+
122	$2,000,000	Male	85	51	Metropolitan Life Insurance Company	AA-
123	$3,000,000	Male	85	51	Metropolitan Life Insurance Company	AA-
124	$4,000,000	Male	85	33	John Hancock Life Insurance Company (U.S.A)	AA-
125	$1,000,000	Male	85	73	John Hancock Life Insurance Company (U.S.A)	AA-
126	$2,000,000	Female	85	80	AXA Equitable Life Insurance Company	A+
127	$2,000,000	Female	85	93	Lincoln Benefit Life Company	BBB+
128	$1,000,000	Male	85	50	Voya Retirement Insurance and Annuity Company	A
129	$3,000,000	Female	85	79	Sun Life Assurance Company of Canada (U.S.)	AA-
130	$2,400,000	Male	85	34	Genworth Life Insurance Company	BBB-
131	$829,022	Female	85	22	Hartford Life and Annuity Insurance Company	BBB+
132	$1,500,000	Male	85	75	AXA Equitable Life Insurance Company	A+
133	$5,000,000	Male	85	84	Voya Retirement Insurance and Annuity Company	A
134	$1,500,000	Male	85	46	Voya Retirement Insurance and Annuity Company	A
135	$1,500,000	Male	85	46	Voya Retirement Insurance and Annuity Company	A
136	$2,500,000	Female	85	61	American General Life Insurance Company	A+
137	$500,000	Male	85	38	Genworth Life Insurance Company	BBB-
138	$1,000,000	Male	85	43	John Hancock Life Insurance Company (U.S.A)	AA-
139	$4,000,000	Female	85	47	Voya Retirement Insurance and Annuity Company	A

	Face Amount	Gender	Age (ALB)	LE (mo.)	Insurance Company	S&P Rating
140	$5,000,000	Female	85	88	American General Life Insurance Company	A+
141	$1,703,959	Male	85	63	Jefferson-Pilot Life Insurance Company	AA-
142	$1,000,000	Male	85	54	Hartford Life and Annuity Insurance Company	BBB+
143	$3,500,000	Female	85	102	Lincoln Benefit Life Company	BBB+
144	$5,000,000	Female	84	95	AXA Equitable Life Insurance Company	A+
145	$6,000,000	Female	84	105	American General Life Insurance Company	A+
146	$5,000,000	Male	84	61	AXA Equitable Life Insurance Company	A+
147	$1,433,572	Male	84	51	Security Mutual Life Insurance Company of NY	N/A
148	$1,000,000	Male	84	59	Texas Life Insurance Company	N/A
149	$500,000	Male	84	101	Metropolitan Life Insurance Company	AA-
150	$2,000,000	Male	84	37	National Life Insurance Company	A
151	$2,147,816	Female	84	115	John Hancock Life Insurance Company (U.S.A)	AA-
152	$4,200,000	Female	84	113	Transamerica Life Insurance Company	AA-
153	$750,000	Male	84	83	West Coast Life Insurance Company	AA-
154	$5,000,000	Male	84	69	AXA Equitable Life Insurance Company	A+
155	$2,000,000	Female	84	69	New York Life Insurance Company	AA+
156	$5,000,000	Male	84	70	Jefferson-Pilot Life Insurance Company	AA-
157	$2,700,000	Male	84	57	John Hancock Life Insurance Company (U.S.A)	AA-
158	$1,500,000	Male	84	72	Jefferson-Pilot Life Insurance Company	AA-
159	$3,500,000	Female	84	84	AXA Equitable Life Insurance Company	A+
160	$1,000,000	Female	84	97	West Coast Life Insurance Company	AA-
161	$3,000,000	Female	84	89	MetLife Investors USA Insurance Company	AA-
162	$7,600,000	Female	84	95	Transamerica Life Insurance Company	AA-
163	$250,000	Male	84	48	Transamerica Life Insurance Company	AA-
164	$2,275,000	Male	84	89	Voya Retirement Insurance and Annuity Company	A
165	$2,500,000	Male	84	55	AXA Equitable Life Insurance Company	A+
166	$3,000,000	Male	84	55	Lincoln National Life Insurance Company	AA-
167	$340,000	Female	84	82	Jackson National Life Insurance Company	AA
168	$2,000,000	Male	84	81	Pacific Life Insurance Company	A+
169	$3,000,000	Female	84	40	AXA Equitable Life Insurance Company	A+
170	$1,800,000	Female	84	57	Jefferson-Pilot Life Insurance Company	AA-
171	$3,000,000	Male	84	57	Metropolitan Life Insurance Company	AA-
172	$500,000	Male	84	16	Great Southern Life Insurance Company	N/A
173	$2,247,450	Female	84	56	Transamerica Life Insurance Company	AA-
174	$400,000	Male	84	46	Transamerica Life Insurance Company	AA-
175	$10,000,000	Female	84	56	American National Insurance Company	A
176	$500,000	Male	84	23	West Coast Life Insurance Company	AA-
177	$3,500,000	Female	83	86	Jefferson-Pilot Life Insurance Company	AA-
178	$1,000,000	Male	83	65	Lincoln National Life Insurance Company	AA-
179	$3,000,000	Male	83	38	U.S. Financial Life Insurance Company	A+
180	$5,000,000	Male	83	106	American General Life Insurance Company	A+
181	$1,900,000	Male	83	62	American National Insurance Company	A
182	$500,000	Male	83	43	New York Life Insurance Company	AA+
183	$500,000	Male	83	43	New York Life Insurance Company	AA+
184	$385,000	Male	83	70	Metropolitan Life Insurance Company	AA-
185	$500,000	Male	83	70	Metropolitan Life Insurance Company	AA-
186	$75,000	Male	83	44	Fidelity and Guaranty Insurance Company	AA
187	$10,000,000	Male	83	71	Lincoln National Life Insurance Company	AA-

	Face Amount	Gender	Age (ALB)	LE (mo.)	Insurance Company	S&P Rating
188	$250,000	Male	83	30	Jackson National Life Insurance Company	AA
189	$5,000,000	Female	83	72	Sun Life Assurance Company of Canada (U.S.)	AA-
190	$750,000	Male	83	78	John Hancock Life Insurance Company (U.S.A)	AA-
191	$4,500,000	Male	83	70	AXA Equitable Life Insurance Company	A+
192	$1,995,000	Female	83	76	Transamerica Life Insurance Company	AA-
193	$4,000,000	Male	83	54	Jefferson-Pilot Life Insurance Company	AA-
194	$1,250,000	Female	83	57	Columbus Life Insurance Company	AA
195	$10,000,000	Male	83	80	AXA Equitable Life Insurance Company	A+
196	$1,000,000	Male	83	67	Hartford Life and Annuity Insurance Company	BBB+
197	$1,000,000	Male	83	67	Jackson National Life Insurance Company	AA
198	$2,300,000	Male	83	20	American General Life Insurance Company	A+
199	$3,500,000	Male	83	69	AXA Equitable Life Insurance Company	A+
200	$6,217,200	Female	83	101	Phoenix Life Insurance Company	B+
201	$2,500,000	Female	83	68	Voya Retirement Insurance and Annuity Company	A
202	$5,000,000	Female	83	53	Massachusetts Mutual Life Insurance Company	AA+
203	$5,000,000	Male	83	72	Transamerica Life Insurance Company	AA-
204	$2,000,000	Female	83	93	Jefferson-Pilot Life Insurance Company	AA-
205	$1,000,000	Male	83	49	American General Life Insurance Company	A+
206	$350,000	Male	83	34	Reassure America Life Insurance Company	AA
207	$5,000,000	Male	83	80	Jefferson-Pilot Life Insurance Company	AA-
208	$3,000,000	Male	82	65	Protective Life Insurance Company	AA-
209	$1,500,000	Male	82	65	American General Life Insurance Company	A+
210	$2,000,000	Female	82	102	Transamerica Life Insurance Company	AA-
211	$550,000	Male	82	101	Genworth Life Insurance Company	BBB-
212	$500,000	Male	82	62	West Coast Life Insurance Company	AA-
213	$1,500,000	Male	82	55	Pacific Life Insurance Company	A+
214	$1,000,000	Female	82	94	Jefferson-Pilot Life Insurance Company	AA-
215	$2,000,000	Male	82	83	New York Life Insurance Company	AA+
216	$250,000	Male	82	144	Voya Retirement Insurance and Annuity Company	A
217	$10,000,000	Male	82	78	New York Life Insurance Company	AA+
218	$417,300	Male	82	98	Jackson National Life Insurance Company	AA
219	$5,000,000	Male	82	71	AXA Equitable Life Insurance Company	A+
220	$300,000	Female	82	71	Hartford Life and Annuity Insurance Company	BBB+
221	$10,000,000	Male	82	112	John Hancock Life Insurance Company (U.S.A)	AA-
222	$2,000,000	Male	82	68	Ohio National Life Assurance Corporation	AA-
223	$1,000,000	Male	82	68	Ohio National Life Assurance Corporation	AA-
224	$7,000,000	Male	82	85	Genworth Life Insurance Company	BBB-
225	$5,000,000	Male	81	90	AXA Equitable Life Insurance Company	A+
226	$8,000,000	Male	81	83	AXA Equitable Life Insurance Company	A+
227	$1,680,000	Female	81	67	AXA Equitable Life Insurance Company	A+
228	$2,000,000	Male	81	28	Metropolitan Life Insurance Company	AA-
229	$1,250,000	Male	81	99	Metropolitan Life Insurance Company	AA-
230	$1,000,000	Male	81	64	AXA Equitable Life Insurance Company	A+
231	$1,250,000	Female	81	73	Principal Life Insurance Company	A+
232	$320,987	Female	81	104	John Hancock Life Insurance Company (U.S.A)	AA-
233	$1,000,000	Male	81	55	AXA Equitable Life Insurance Company	A+
234	$700,000	Male	81	100	Banner Life Insurance Company	AA-
235	$2,000,000	Female	81	88	Pacific Life Insurance Company	A+
236	$3,000,000	Male	81	97	John Hancock Life Insurance Company (U.S.A)	AA-

	Face Amount	Gender	Age (ALB)	LE (mo.)	Insurance Company	S&P Rating
237	$2,000,000	Male	81	40	Jefferson-Pilot Life Insurance Company	AA-
238	$10,000,000	Male	81	68	Hartford Life and Annuity Insurance Company	BBB+
239	$1,750,000	Male	81	81	AXA Equitable Life Insurance Company	A+
240	$250,000	Male	81	79	American General Life Insurance Company	A+
241	$3,500,000	Male	81	100	Metropolitan Life Insurance Company	AA-
242	$2,502,000	Male	81	149	Transamerica Life Insurance Company	AA-
243	$3,000,000	Male	81	111	Principal Life Insurance Company	A+
244	$1,210,000	Male	81	65	Lincoln National Life Insurance Company	AA-
245	$3,000,000	Female	81	104	West Coast Life Insurance Company	AA-
246	$3,000,000	Male	80	43	Pacific Life Insurance Company	A+
247	$3,000,000	Male	80	43	Minnesota Life Insurance Company	A+
248	$3,000,000	Male	80	43	Prudential Life Insurance Company	AA-
249	$3,000,000	Male	80	90	Voya Retirement Insurance and Annuity Company	A
250	$5,000,000	Male	80	98	Pacific Life Insurance Company	A+
251	$5,000,000	Male	80	98	Pacific Life Insurance Company	A+
252	$4,000,000	Male	80	81	Jefferson-Pilot Life Insurance Company	AA-
253	$3,000,000	Male	80	148	Metropolitan Life Insurance Company	AA-
254	$300,000	Female	80	98	Metropolitan Life Insurance Company	AA-
255	$5,000,000	Male	80	129	Principal Life Insurance Company	A+
256	$5,000,000	Male	80	90	John Hancock Life Insurance Company (U.S.A)	AA-
257	$800,000	Male	80	78	North American Company for Life And Health Insurance	A+
258	$7,000,000	Male	80	86	Lincoln Benefit Life Company	BBB+
259	$1,000,000	Female	80	87	Lincoln Benefit Life Company	BBB+
260	$6,000,000	Male	80	122	AXA Equitable Life Insurance Company	A+
261	$130,000	Male	80	51	Genworth Life Insurance Company	BBB-
262	$1,000,000	Male	80	123	Empire General Life Assurance Corporation	AA-
263	$4,300,000	Female	80	109	American National Insurance Company	A
264	$200,000	Male	80	67	Kansas City Life Insurance Company	N/A
265	$200,000	Male	80	57	Lincoln National Life Insurance Company	AA-
266	$6,000,000	Male	80	107	AXA Equitable Life Insurance Company	A+
267	$2,000,000	Female	80	87	Transamerica Life Insurance Company	AA-
268	$1,000,000	Male	80	56	Pacific Life Insurance Company	A+
269	$200,000	Male	80	46	Prudential Life Insurance Company	AA-
270	$500,000	Male	80	48	Transamerica Life Insurance Company	AA-
271	$5,000,000	Male	79	79	John Hancock Life Insurance Company (U.S.A)	AA-
272	$3,601,500	Male	79	94	Transamerica Life Insurance Company	AA-
273	$1,000,000	Male	79	96	Sun Life Assurance Company of Canada (U.S.)	AA-
274	$5,000,000	Male	79	89	John Hancock Life Insurance Company (U.S.A)	AA-
275	$1,009,467	Male	79	59	John Hancock Life Insurance Company (U.S.A)	AA-
276	$4,000,000	Male	79	51	MetLife Investors USA Insurance Company	AA-
277	$100,000	Male	79	64	North American Company for Life And Health Insurance	A+
278	$5,000,000	Male	79	57	John Hancock Life Insurance Company (U.S.A)	AA-
279	$476,574	Male	79	72	Transamerica Life Insurance Company	AA-
280	$2,250,000	Male	79	94	Massachusetts Mutual Life Insurance Company	AA+
281	$775,000	Male	79	124	Lincoln National Life Insurance Company	AA-
282	$1,000,000	Female	79	123	John Hancock Life Insurance Company (U.S.A)	AA-

	Face Amount	Gender	Age (ALB)	LE (mo.)	Insurance Company	S&P Rating
283	$1,445,000	Female	79	104	AXA Equitable Life Insurance Company	A+
284	$1,500,000	Female	79	104	AXA Equitable Life Insurance Company	A+
285	$1,000,000	Male	79	87	Lincoln National Life Insurance Company	AA-
286	$325,000	Male	79	43	American General Life Insurance Company	A+
287	$3,750,000	Male	79	60	AXA Equitable Life Insurance Company	A+
288	$1,000,000	Male	79	111	Metropolitan Life Insurance Company	AA-
289	$5,000,000	Female	79	117	Voya Retirement Insurance and Annuity Company	A
290	$750,000	Male	79	70	Lincoln National Life Insurance Company	AA-
291	$5,000,000	Male	79	182	West Coast Life Insurance Company	AA-
292	$3,000,000	Male	79	96	Principal Life Insurance Company	A+
293	$5,000,000	Male	78	119	Jefferson-Pilot Life Insurance Company	AA-
294	$3,000,000	Male	78	86	American General Life Insurance Company	A+
295	$500,000	Male	78	68	John Hancock Life Insurance Company (U.S.A)	AA-
296	$1,000,000	Male	78	115	Metropolitan Life Insurance Company	AA-
297	$3,000,000	Female	78	88	New York Life Insurance Company	AA+
298	$2,500,000	Male	78	88	Massachusetts Mutual Life Insurance Company	AA+
299	$2,500,000	Male	78	88	Massachusetts Mutual Life Insurance Company	AA+
300	$500,000	Female	78	116	Columbus Life Insurance Company	AA
301	$1,750,000	Male	78	64	John Hancock Life Insurance Company (U.S.A)	AA-
302	$5,000,000	Male	78	104	Transamerica Life Insurance Company	AA-
303	$6,250,000	Male	78	197	John Hancock Life Insurance Company (U.S.A)	AA-
304	$2,000,000	Female	78	57	Transamerica Life Insurance Company	AA-
305	$2,840,000	Male	77	99	Transamerica Life Insurance Company	AA-
306	$4,000,000	Male	77	69	Massachusetts Mutual Life Insurance Company	AA+
307	$1,000,000	Female	77	76	John Hancock Life Insurance Company (U.S.A)	AA-
308	$7,000,000	Female	77	124	Pacific Life Insurance Company	A+
309	$2,000,000	Male	77	108	Genworth Life Insurance Company	BBB-
310	$2,000,000	Male	77	121	Transamerica Life Insurance Company	AA-
311	$490,620	Male	77	88	Ameritas Life Insurance Corporation	A+
312	$600,000	Male	77	86	Protective Life Insurance Company	AA-
313	$5,000,000	Male	76	151	Prudential Life Insurance Company	AA-
314	$250,000	Male	76	106	Midland National Life Insurance Company	A+
315	$3,000,000	Male	76	57	Aviva Life Insurance Company	A-
316	$3,000,000	Male	76	99	Prudential Life Insurance Company	AA-
317	$500,000	Male	76	105	AXA Equitable Life Insurance Company	A+
318	$5,000,000	Male	76	144	Massachusetts Mutual Life Insurance Company	AA+
319	$5,000,000	Male	76	144	Massachusetts Mutual Life Insurance Company	AA+
320	$3,000,000	Male	76	106	Protective Life Insurance Company	AA-
321	$2,000,000	Female	76	122	Aviva Life Insurance Company	A-
322	$1,000,000	Male	76	106	Athene Life Insurance Company of New York	A-
323	$5,000,000	Male	76	35	Lincoln Benefit Life Company	BBB+
324	$850,000	Male	76	71	New York Life Insurance Company	AA+
325	$1,000,000	Male	76	85	Pacific Life Insurance Company	A+
326	$150,000	Male	76	108	Genworth Life Insurance Company	BBB-
327	$5,000,000	Male	76	61	West Coast Life Insurance Company	AA-
328	$200,000	Male	75	73	Voya Retirement Insurance and Annuity Company	A
329	$3,000,000	Male	75	116	John Hancock Life Insurance Company (U.S.A)	AA-

	Face Amount	Gender	Age (ALB)	LE (mo.)	Insurance Company	S&P Rating
330	$5,000,000	Male	75	116	John Hancock Life Insurance Company (U.S.A)	AA-
331	$8,000,000	Male	75	106	Metropolitan Life Insurance Company	AA-
332	$500,000	Male	75	97	AXA Equitable Life Insurance Company	A+
333	$4,000,000	Female	75	146	American General Life Insurance Company	A+
334	$300,000	Male	75	19	Lincoln National Life Insurance Company	AA-
335	$10,000,000	Female	75	142	Voya Retirement Insurance and Annuity Company	A
336	$500,000	Male	75	79	American General Life Insurance Company	A+
337	$3,000,000	Female	75	119	General American Life Insurance Company	AA-
338	$412,839	Male	75	73	Pacific Life Insurance Company	A+
339	$300,000	Female	75	141	Minnesota Life Insurance Company	A+
340	$500,000	Male	74	40	Midland National Life Insurance Company	A+
341	$1,000,000	Male	74	104	Transamerica Life Insurance Company	AA-
342	$3,000,000	Male	74	78	AXA Equitable Life Insurance Company	A+
343	$500,000	Male	74	111	United of Omaha Life Insurance Company	AA-
344	$2,000,000	Male	74	127	Prudential Life Insurance Company	AA-
345	$2,000,000	Male	74	102	American General Life Insurance Company	A+
346	$400,000	Male	74	88	Protective Life Insurance Company	AA-
347	$1,000,000	Female	73	128	United of Omaha Life Insurance Company	AA-
348	$2,500,000	Male	73	111	John Hancock Life Insurance Company (U.S.A)	AA-
349	$500,000	Male	73	143	Prudential Life Insurance Company	AA-
350	$2,500,000	Male	73	112	American General Life Insurance Company	A+
351	$1,500,000	Male	73	134	Lincoln National Life Insurance Company	AA-
352	$1,500,000	Male	73	134	Lincoln National Life Insurance Company	AA-
353	$1,500,000	Male	73	134	Lincoln National Life Insurance Company	AA-
354	$500,000	Male	72	130	Ameritas Life Insurance Corporation	A+
355	$370,000	Male	72	130	Ameritas Life Insurance Corporation	A+
356	$5,000,000	Male	72	136	John Hancock Life Insurance Company (U.S.A)	AA-
357	$2,500,000	Male	72	122	Lincoln National Life Insurance Company	AA-
358	$2,500,000	Male	72	122	John Hancock Life Insurance Company (U.S.A)	AA-
359	$500,000	Male	72	136	Metropolitan Life Insurance Company	AA-
360	$250,000	Male	72	75	American General Life Insurance Company	A+
361	$300,000	Male	72	119	New England Life Insurance Company	AA-
362	$1,167,000	Male	72	31	Transamerica Life Insurance Company	AA-
363	$600,000	Male	72	90	AXA Equitable Life Insurance Company	A+
364	$1,500,000	Male	72	116	Metropolitan Life Insurance Company	AA-
365	$420,000	Male	72	130	RiverSource Life Insurance Company	A+
366	$10,000,000	Male	72	126	AXA Equitable Life Insurance Company	A+
367	$650,000	Female	71	79	Voya Retirement Insurance and Annuity Company	A
368	$3,000,000	Male	71	81	John Hancock Life Insurance Company (U.S.A)	AA-
369	$2,000,000	Male	71	107	New York Life Insurance Company	AA+
370	$2,000,000	Male	71	107	New York Life Insurance Company	AA+
371	$500,000	Male	71	98	Transamerica Life Insurance Company	AA-
372	$500,000	Male	71	98	North American Company for Life And Health Insurance	A+
373	$1,250,000	Male	70	107	West Coast Life Insurance Company	AA-
374	$1,500,000	Female	70	161	Prudential Life Insurance Company	AA-
375	$750,000	Male	69	142	North American Company for Life And Health Insurance	A+
376	$250,000	Female	69	129	Ohio National Life Assurance Corporation	AA-

	Face Amount	Gender	Age (ALB)	LE (mo.)	Insurance Company	S&P Rating
377	$400,000	Male	69	169	Lincoln National Life Insurance Company	AA-
378	$1,000,000	Male	69	67	Protective Life Insurance Company	AA-
379	$2,500,000	Male	68	169	Prudential Life Insurance Company	AA-
380	$2,500,000	Male	68	169	Prudential Life Insurance Company	AA-
381	$1,000,000	Male	68	94	Protective Life Insurance Company	AA-
382	$2,000,000	Male	68	119	Transamerica Life Insurance Company	AA-
383	$1,000,000	Male	68	119	Genworth Life Insurance Company	BBB-
384	$150,000	Male	68	125	Protective Life Insurance Company	AA-
385	$156,538	Female	68	113	New York Life Insurance Company	AA+
386	$2,000,000	Male	68	55	MetLife Investors USA Insurance Company	AA-
387	$2,000,000	Male	68	55	MetLife Investors USA Insurance Company	AA-
388	$3,000,000	Male	67	108	Voya Retirement Insurance and Annuity Company	A
389	$2,000,000	Male	67	108	AXA Equitable Life Insurance Company	A+
390	$2,000,000	Male	67	108	AXA Equitable Life Insurance Company	A+
391	$750,000	Male	67	169	Northwestern Mutual Life Insurance Company	AA+
392	$5,616,468	Male	67	188	John Hancock Life Insurance Company (U.S.A)	AA-
393	$1,000,000	Male	66	52	Lincoln National Life Insurance Company	AA-
394	$1,000,000	Male	66	84	Transamerica Life Insurance Company	AA-
395	$350,000	Female	66	93	Assurity Life Insurance Company	N/A
396	$250,000	Male	66	171	Prudential Life Insurance Company	AA-
	944,844,471

____________

(1)      The insured’s age is current as of the measurement date.

(2)      The insured’s life expectancy estimate, other than for a small face value insurance policy (i.e., a policy with $1 million in face value benefits or less), is the average of two life expectancy estimates provided by independent third-party medical-actuarial underwriting firms at the time of purchase, actuarially adjusted through the measurement date. Numbers in this column represent months.

Competition

We encounter significant competition in the life insurance purchasing and financing business from numerous companies, including hedge funds, investment banks, secured lenders, specialty life insurance finance companies and life insurance companies themselves. Many of these competitors have greater financial and other resources than we do and may have significantly lower cost of funds because they have greater access to insured deposits or the capital markets. Moreover, some of these competitors have significant cash reserves and can better fund shortfalls in collections that might have a more pronounced impact on companies such as ours. They also have greater market share. In the event that certain better-financed life insurance companies make a significant effort to compete against our business or the secondary market in general, we would experience significant challenges with our business model.

Competition can take many forms, including the pricing of the financing, transaction structuring, timeliness and responsiveness in processing a seller’s application and customer service. Some competitors may outperform us in these areas. Some competitors target the same type of life insurance clients as we do and generally have operated in the markets we service for a longer period of time. Increased competition may result in increased costs of purchasing policies or may affect the availability and quality of policies that are available for our purchase. These factors could adversely affect our profitability by reducing our return on investment or increasing our risk.

Government Regulation

Our business is highly regulated at the state level with respect to the purchase of life insurance assets and federal laws and regulations with respect to the issuance of securities. In general, we believe that regulatory and legal environments with respect to the purchase of life insurance assets are well settled. A stable regulatory and legal environment is necessary to give consumers, financial professionals, and investor’s greater confidence and willingness to participate in the development of the life insurance secondary market.

At the state level, many states subject us to laws and regulations requiring us to obtain specific licenses or approvals to be able to purchase life insurance policies in those states. State statutes typically provide state regulatory agencies with significant powers to interpret, administer and enforce the laws relating to the purchase of life insurance policies. Under this authority, state regulators have broad discretionary power and may impose new licensing and other requirements, and interpret or enforce existing regulatory requirements in new and different ways. Any of these new requirements, interpretations or enforcement directives could be adverse to our industry, even in a material way. Furthermore, because the life insurance secondary market is relatively new and because of the history of certain abuses in the industry, we believe it is likely that state regulation will increase and grow more complex in the foreseeable future. We cannot, however, predict what any new regulation would specifically involve or how it might affect our industry or our business.

State regulation more generally affecting life insurance assets (and not necessarily directed at the life insurance secondary market itself) may also affect our industry and business in negative ways. For example, we are aware of recent legislative efforts in some states to mandate the sale or liquidation of life insurance policies as a precondition to eligibility for health care under the Patient Protection and Affordable Care Act. These kinds of laws, if passed, may adversely affect the number of life insurance policies available for purchase.

Although the federal laws and regulations do not directly affect the life insurance secondary market, the settlement (i.e., purchase) of life insurance contracts may in some cases constitute a transaction in “securities” that is governed by federal securities laws. Specifically, several federal court cases have held that the offer and sale of fractionalized life insurance contracts (i.e., selling direct and fractionalized investments in life insurance contracts to investors) is a transaction in securities under the Securities Act of 1933. These cases do not impact the way in which we finance our business since our financing efforts do not involve the fractionalization of any life insurance assets.

These same and other federal court cases, however, have also held that variable life insurance contracts are themselves “securities.” While we presently hold few variable life insurance contracts, our holding of a significant amount of such contracts in the future could cause our company or one of its subsidiaries to be characterized as an “investment company” under the federal Investment Company Act of 1940. The application of that law to all or part of our business — whether due to our purchase of variable life insurance contracts or to the expansion of definition of “securities” under federal securities laws — could require us to comply with detailed and complex regulatory requirements, and cause us to fall out of compliance with certain covenants under our revolving senior credit facility. Such an outcome could negatively affect our liquidity and increase our cost of capital and operational expenses, all of which would adversely affect our operating results. It is possible that such an outcome could even threaten the viability of our business and our ability to satisfy our obligations as they come due.

State Life Settlement License Requirements

State laws differ as to the extent to which purchasers of life insurance policies are required to be licensed. We purchase life insurance policies only in those states in which we are licensed or where no licensure is required. In certain states in which we do not a hold a required license, we purchase life insurance policies through a licensed provider. Although licensing requirements differ from state to state, where they exist they typically require the payment of licensing fees, periodic reporting, and submission to audit by state regulators.

Almost every state has regulation that governs the sale of a life insurance policy, with the exception of eight states that remain unregulated. We hold licenses to purchase policies in 35 states and can also purchase in the eight unregulated states. At times, acting as a fund, we will utilize another licensed life settlement provider for the purchase of a policy in a state where we are not licensed. In the following states, because we are not currently licensed we do not conduct business and do not purchase policies through another licensed life settlement provider: Alaska, New Hampshire, North Dakota, Vermont, and West Virginia.

Health Insurance Portability and Accountability Act (HIPAA)

HIPAA requires that holders of medical records maintain such records and implement procedures in ways designed to assure the privacy of patient records. HIPAA has precipitated widespread changes in record keeping, including patient consent forms and access restrictions in data processing software. In order to carry out our business, we receive medical records and obtain a release to share such records with a defined group of persons. We are entitled to have access to patient information, take on the responsibility for preserving the privacy of that information, and use the information only for purposes related to the life insurance policies.

Employees

We employ approximately 50 employees.

Properties

Our principal executive offices are located at 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402. At that location, we lease 17,687 square feet of space for a lease term expiring in 2026. We believe that these facilities are adequate for our current needs and that suitable additional space will be available as needed.

Company Website Access and SEC Filings

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are filed with the SEC. We are subject to the informational requirements of the Exchange Act and file or furnish reports, proxy statements and other information with the SEC.

Our general website address is www.gwglife.com. Our website has a wealth of information about our company, its mission, and our specialty finance business. Our website also has tools that could be used by our potential clients, financial advisors and investors alike.

DESCRIPTION OF THE REDEEMABLE PREFERRED STOCK

General

We are offering a maximum of 100,000 shares of our Redeemable Preferred Stock, par value $.001 per share, referred to as our “Redeemable Preferred Stock,” in this offering. Each share of Redeemable Preferred Stock has an initial Stated Value of $1,000 per share. Up to a maximum 15% of the aggregate Stated Value of preferred shares purchased from us may be converted into our common stock at a conversion price equal to the volume-weighted average price of our common stock for the 20 trading days immediately prior to the date on which notice of conversion is delivered to us, subject, however, to a minimum conversion price of $15.00. This minimum conversion price will be equitably adjusted upon customary events affecting our share capital, such as stock dividends, subdivisions (splits), and combinations. For more detailed information, see “Redeemable Preferred Stock — Conversion by a Holder” below.

Redeemable Preferred Stock

Our Board of Directors has created, out of our authorized and unissued shares of our preferred stock, a series of preferred stock designated as the Redeemable Preferred Stock. Our Redeemable Preferred Stock is being offered pursuant to this prospectus and will be issued in up to 100,000 shares.

The following is a brief description of the terms of our Redeemable Preferred Stock. The description of our Redeemable Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation for our Redeemable Preferred Stock, which is filed with the SEC as an exhibit to the registration statement, of which this prospectus is a part.

Rank. With respect to dividend rights and rights upon our liquidation, winding-up or dissolution, our Redeemable Preferred Stock ranks:

•         senior to our common stock and any other class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that our Redeemable Preferred Stock ranks senior to such class or series as to dividend rights or rights on our liquidation, winding-up and dissolution;

•         pari passu with our Series A Convertible Preferred Stock;

•         senior or pari passu with all other classes and series of our preferred stock;

•         junior to each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks senior to the Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding up and dissolution; and

•         junior to all our existing and future debt obligations.

“Pari passu” means that in determining priority of payment in respect of entitlement to dividends and rights upon our liquidation, winding-up or dissolution, the holders of our Redeemable Preferred Stock, together with the holders of any other class of “pari passu” equity, will be treated equally and without preference.

Stated Value. Each share of Redeemable Preferred Stock has an initial “Stated Value” of $1,000, subject to appropriate adjustment upon certain events such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events as set forth in the Certificate of Designation for our Redeemable Preferred Stock.

Dividends. Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to our Redeemable Preferred Stock, if any such class or series is authorized in the future, the holders of Redeemable Preferred Stock are entitled to receive, when and as declared by our Board of Directors out of legally available funds, cumulative cash dividends on each share of Redeemable Preferred Stock at an annual rate of 7.00% of the Stated Value on such share.

Dividends on each share of Redeemable Preferred Stock begin accruing on, and are cumulative from, the date of issuance. Dividends on the Redeemable Preferred Stock will be calculated based on twelve 30-day months. The regular record date we will use for determining the holders of record entitled to receive any payment of dividends on a payment date will be the last calendar day of each calendar month. Payment of dividends will be made monthly, in arrears (to the holders of record on the immediately prior record date), on the 15th calendar day of the next following month (or the next business day thereafter if the 15th calendar day is not a business day). In the event that provisions of Delaware law, our Certificate of Incorporation, as amended, or our borrowing agreements prohibit us from paying dividends in cash, and we do not pay dividends through the issuance of preferred stock as described above, unpaid dividends will cumulate.

At our option, we may pay dividends in the form of duly authorized, validly issued, fully paid and non-assessable shares of the Redeemable Preferred Stock. Any Redeemable Preferred Stock we issue in satisfaction of our dividend-payment obligations will be valued at the Stated Value of such shares. We may exercise this option even if we are legally permitted to pay dividends in cash.

At or prior to such time as dividends are due and payable, a holder of Redeemable Preferred Stock may elect to convert all or any portion of such holder’s accrued but unpaid dividends into additional shares of Redeemable Preferred Stock, with each share having a value equal to the Stated Value, subject to adjustment for stock dividends, splits or combinations. In order to exercise this option, a holder must deliver written notice to us before such dividends are paid. We will permit holders to change their election to receive dividends in cash, or dividends through the issuance of additional preferred shares, once per calendar year.

No commissions or additional compensation will be payable on preferred shares issued in satisfaction of our dividend-payment obligations.

Unless full cumulative dividends on our shares of Redeemable Preferred Stock for all past dividend periods through the most recent payment date have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

•         declare a dividend on any other series or class or classes of capital stock as to which the Redeemable Preferred Stock ranks senior or pari passu as to dividends or liquidation, including without limitation shares of common stock, in respect of any period; or

•         redeem, purchase or otherwise acquire any series or class of capital stock that ranks junior or pari passu to the Redeemable Preferred Stock (except for the repurchase of shares of common stock from employees, officers, directors, consultants or other persons performing services for us or any of our subsidiaries pursuant to agreements under which we have the right or option to repurchase such shares upon the occurrence of certain events or otherwise, or of shares of Series A Convertible Preferred Stock pursuant to the terms of the Certificate of Designation of Series A Convertible Preferred Stock, or terms superior to those contained within such Certificate of Designation of Series A Convertible Preferred Stock) for any consideration (or any money to be paid into any sinking fund or otherwise set apart for the purchase of any such junior stock).

Redemption Request at the Option of a Holder. Beginning one year from the date of original issuance of any shares of Redeemable Preferred Stock to be redeemed (and subject to the limitations described below under “Restrictions on Redemptions and Repurchases”), the holder will have the opportunity to request once per calendar quarter that we redeem up to 25% of such holder’s Redeemable Preferred Stock originally purchased from us (plus any preferred shares issued in satisfaction of dividends thereon) at a redemption price equal to the Stated Value of the shares to be redeemed, plus any accrued but unpaid dividends thereon, less an applicable redemption fee. As a percentage of the aggregate redemption price of a holder’s shares to be redeemed, the redemption fee shall be:

•         8% if the redemption is requested after the first anniversary and before the second anniversary of the original issuance of such shares.

•         5% if the redemption is requested after the second anniversary and before the third anniversary of the original issuance of such shares.

•         Beginning three years from the date of original issuance of such shares, no redemption fee shall be subtracted from the redemption price.

Optional Repurchase Upon Death, Disability or Bankruptcy of a Holder. Subject to certain restrictions and conditions, we will also redeem shares of Redeemable Preferred Stock of a holder who is a natural person (including an individual beneficial holder who holds our preferred shares through a custodian or nominee, such as a broker-dealer) upon his or her death, total disability or bankruptcy, within 60 days of our receipt of a written request from the holder or the holder’s estate at a redemption price equal to the Stated Value, plus accrued and unpaid dividends thereon.

A “total disability” means a determination by a physician approved by us that a holder, who was gainfully employed and working on a full-time basis as of the date on which his or her Redeemable Preferred Stock was purchased, has been unable to work on a full-time basis for at least 24 consecutive months. In this regard, the Certificate of Designation for the Redeemable Preferred Stock defines working “on a full-time basis” to mean working at least 40 hours per week.

Optional Redemption by the Company. We will have the right to redeem any or all shares of our Redeemable Preferred Stock beginning on the one-year anniversary of the date of original issuance of such shares of Redeemable Preferred Stock to be redeemed. We will redeem such shares of Redeemable Preferred Stock at a redemption price equal to 100% of the Stated Value per share of Redeemable Preferred Stock, plus any accrued but unpaid dividends thereon.

We may exercise our redemption right by delivering a written notice thereof to all, but not less than all, of the holders of Redeemable Preferred Stock. Each such notice will state the date on which the redemption by us shall occur, which date will be no later than 60 days following the notice date.

Restrictions on Redemption and Repurchase. We will not be obligated in all cases to redeem shares of Redeemable Preferred Stock, whether upon a redemption request by a holder, at the option of the Company, or upon the death, total disability or bankruptcy of a holder. In particular, we will not redeem or repurchase any preferred shares if we are restricted by applicable law or our Certificate of Incorporation, as amended, from making such redemption or to the extent any such redemption would cause or constitute a default under any borrowing agreements to which we or any of our subsidiaries are a party or otherwise bound. In addition, we will have no obligation to redeem preferred shares upon a redemption request made by a holder if we do not have sufficient funds available to fund that redemption. We will have discretion under the Certificate of Designation for the Redeemable Preferred Stock to determine whether we are in possession of “sufficient funds” to fund a redemption request. To the extent we have requests for redemptions that we are unable to satisfy, we will honor redemption requests promptly after we become able to do so, with all such deferred redemption requests being satisfied on a prorated basis, regardless of the order in which we received the requests.

Conversion by a Holder. Subject to the limitations described below, holders of Redeemable Preferred Stock will have the option to convert the Redeemable Preferred Stock they purchase from us and hold into common stock at a conversion price equal to the volume-weighted average price of our common stock for the 20 trading days immediately prior to the date on which notice of conversion is delivered to us, subject, however, to a minimum conversion price of $15.00. This minimum conversion price will be equitably adjusted upon customary events affecting our share capital, such as stock dividends, subdivisions (splits), and combinations.

The right of holders to convert their Redeemable Preferred Stock is limited to 15% of the Stated Value of Redeemable Preferred Stock originally purchased by such holder from us and still held by such holder. For this purpose, shares of Redeemable Preferred Stock issued to holders in satisfaction of our dividend-payment obligations will not count as shares “originally purchased” from us. For example, if you purchase 5,000 shares of Redeemable Preferred Stock having an aggregate Stated Value of $50,000, and over the following one-year period either we ourselves elect to, or you elect to have us, satisfy our dividend-payment obligation through the issuance of additional preferred shares (resulting in our issuance to you of 3.5 additional shares of Redeemable Preferred Stock), the maximum number of shares of Redeemable Preferred Stock you may convert into our common stock will be 750 (having an aggregate Stated Value of $7,500, which is 15% of $50,000).

In the event that we deliver a notice of proposed redemption of an investor’s preferred shares (see the caption “Optional Redemption by the Company” above), the right of a holder to convert those shares into our common stock will be suspended until the redemption date. If, however, we do not consummate the redemption on the redemption date, then the suspension on the right to convert will terminate and holders will once again have the right to convert their preferred shares into our common stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Redeemable Preferred Stock, the holders of shares of Redeemable Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to and including the date of payment.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Redeemable Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of our capital stock, or otherwise, is permitted under Delaware law, amounts that would be needed, if we were to be dissolved at the time of any such distribution, to satisfy the preferential rights of the holders of Redeemable Preferred Stock will not be added to our total liabilities.

Voting Rights. Our Redeemable Preferred Stock has no voting rights.

Protective Provisions. Although the Redeemable Preferred Stock has no voting rights relative to matters submitted to a vote of our stockholders (other than as required by law), the affirmative vote or written consent of holders of at least a majority of the then-outstanding shares of Redeemable Preferred Stock, voting together as a single class, either given in writing or by vote at a meeting, is required for us to:

•         amend, modify, add, repeal or waive any provision of the Certificate of Designation for the Redeemable Preferred Stock or otherwise take any action that modifies any powers, rights, preferences, privileges or restrictions of the Redeemable Preferred Stock;

•         authorize, create or issue shares of any class of stock having rights, preferences or privileges upon our liquidation that are superior to the Redeemable Preferred Stock; or

•         amend our Certificate of Incorporation in a manner that adversely and materially affects the rights of the Redeemable Preferred Stock.

Exchange Listing. We do not plan on making an application to list the shares of our Redeemable Preferred Stock on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system. Our common stock is listed on The NASDAQ Capital Market.

No Sinking Fund

The Redeemable Preferred Stock is not associated with any sinking fund.

Reports

We will publish annual reports containing financial statements and quarterly reports containing financial information for the first three quarters of each fiscal year. We will send copies of these reports, at no charge, to any holder of Redeemable Preferred Stock who sends us a written request.

PLAN OF DISTRIBUTION

General

We are offering up to a maximum of 100,000 shares of our Redeemable Preferred Stock in this offering through Emerson Equity LLC, our dealer manager, on a “reasonable best efforts” basis, which means that the dealer manager is only required to use its good faith efforts and reasonable diligence to sell the Redeemable Preferred Stock and has no firm commitment or obligation to purchase any specific number or dollar amount of the Redeemable Preferred Stock.

The Redeemable Preferred Stock will be sold at a public offering price of $1,000 per share. Investors may pay cash or exchange their outstanding debt securities of the Company in satisfaction of the aggregate purchase price for the Redeemable Preferred Stock. Redeemable Preferred Stock will not be issued or certificated. This offering is a continuous offering, and we may terminate this offering at any time.

We will sell Redeemable Preferred Stock using DTC settlement and direct settlement with the Company. See “Settlement Procedures” below for more detail.

Emerson Equity LLC is a securities broker-dealer registered with the SEC and a member firm of FINRA. The principal business address of Emerson Equity is 155 Bovet Road, Suite 725, San Mateo, CA 94402. Our dealer manager will manage, direct and supervise its associated persons who will be wholesalers in connection with the offering. We expect our dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as soliciting broker-dealers, to sell our Redeemable Preferred Stock.

Compensation of Dealer Manager and Soliciting Broker-Dealers

We will pay to our dealer manager and soliciting broker-dealers a selling commission of 6.00% of the gross offering proceeds from this offering for a maximum of $6,000,000. We will also pay additional compensation to soliciting broker-dealers. In particular, the managing dealer and soliciting broker dealers may receive up to 2.00% of the gross offering proceeds as additional compensation consisting of (i) an accountable and non-accountable expense allowance, (ii) a dealer manager fee (payable only to Emerson Equity) for managing and coordinating the offering, (iii) a wholesaling fee (payable only to wholesaling dealers), and (iv) non-cash compensation. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the debentures.

Additional compensation includes (i) a non-accountable expense allowance of up to 0.60% of gross offering proceeds for a maximum of $600,000; (ii) an accountable allowance expense of up to 0.40% of gross offering proceeds for a maximum of $400,000; (iii) a dealer manager fee of 0.40% gross offering proceeds for a maximum of $400,000; (iv) a wholesaling fee of 0.50% of gross offering proceeds for a maximum of $500,000; and (v) non-cash compensation of up to 0.10% of gross offering proceed for a maximum of $100,000. Final additional compensation will not exceed 2.00% of gross offering proceeds, and the combined selling commission and such additional compensation under this offering will not exceed 8.00% of gross offering proceeds. Our dealer manager will repay to us any payments exceeding 8.00% of gross offering proceeds if this offering is terminated before reaching the maximum amount of offering proceeds.

Our dealer manager may reallow up to 0.60% of any additional compensation it receives to a soliciting broker-dealer. The amount of any such reallowance will be determined by our dealer manager in its sole discretion.

We will not pay any selling commissions, but will pay dealer manager fees, in connection with the sale of Redeemable Preferred Stock to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their broker-dealers to reduce the amount of selling commissions payable with respect to the sale of their Redeemable Preferred Stock down to zero (i) if the investor has engaged the services of a registered investment advisor, or RIA, or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice, or (ii) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such sales. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in Redeemable Preferred Stock.

No commissions or additional compensation will be payable on preferred shares issued in satisfaction of our dividend-payment obligations.

Dealer Manager and Soliciting Broker-Dealer Compensation

The table below sets forth the nature and estimated amount of all items viewed as compensation by FINRA, assuming we sell all the Redeemable Preferred Stock offered hereby.

	Per Share	Maximum Offering
Public offering price	$1,000	$100,000,000
Selling commissions(1)(3)	$60	$6,000,000
Additional compensation(2)(3)	$20	$2,000,000
Proceeds, before expenses, to us	$9,200	$92,000,000

____________

(1)      Selling commissions will equal 6.00% of aggregate gross proceeds, and will be payable to each soliciting broker-dealer as authorized by us and Emerson Equity LLC, the managing broker-dealer or “dealer manager” for this offering.

(2)      Additional compensation consists of (i) a non-accountable expense allowance of up to 0.60% of gross offering proceeds, (ii) an accountable expense allowance of up to 0.40% of gross offering proceeds, (iii) a dealer manager fee (payable only to Emerson Equity) of 0.40% of gross offering proceeds for managing and coordinating the offering, (iv) a wholesaling fee (payable only to wholesaling dealers) of 0.50% of gross offering proceeds, and (v) non-cash compensation of up to 0.10% of gross offering proceeds. Aggregate additional compensation will not exceed 2.0% of gross offering proceeds. The dealer manager may reallow up to 0.60% of additional compensation to other soliciting broker-dealers. The amount of the reallowance to any soliciting broker-dealer will be determined by the dealer manager in its sole discretion.

(3)      The combined selling commissions and additional compensation for this offering will not exceed 8.00% of the aggregate gross proceeds of this offering. Our dealer manager will repay us any selling commission and additional compensation payments exceeding 8.00% of gross offering proceeds if this offering is terminated before reaching the maximum amount of offering proceeds.

To the extent permitted by law and our Certificate of Incorporation, we will indemnify the soliciting broker-dealers and the dealer manager against certain civil liabilities, including certain liabilities arising under the Securities Act of 1933 and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. Nevertheless, the SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and is not enforceable.

We will be responsible for the expenses of issuance and distribution of the Redeemable Preferred Stock in this offering, including registration fees, printing expenses and our legal and accounting fees, which we estimate will total approximately $300,000 (excluding selling commissions and dealer manager fees).

The obligations of the dealer manager may be terminated in the event of a material adverse change in economic, political or financial conditions or upon the occurrence of certain other conditions specified in the dealer manager agreement.

Settlement Procedures

We are settling purchases of our Redeemable Preferred Stock through a DTC participant (referred to as “DTC settlement”) or directly with the Company.

If your broker-dealer uses DTC settlement, then you may place an order for the purchase of Redeemable Preferred Stock through your broker-dealer. Investors purchasing Redeemable Preferred Stock through DTC settlement will coordinate with their registered representatives to pay the full purchase price for their Redeemable Preferred Stock by the applicable settlement date, and such payments will not be held in escrow. When settling their purchase through DTC settlement, investors purchasing Redeemable Preferred Stock will coordinate with their registered representatives of broker-dealer firms to pay the full purchase price for their Redeemable Preferred Stock by the settlement date, and such payments will not be held in escrow. Your broker-dealer will ensure your order is electronically placed with us and that we timely receive your subscription amount. There is no need to furnish us with a Subscription Agreement when you purchase through a DTC participant. Once we have received your subscription amount, we will either reject or accept your subscription. Once accepted based on our monthly closing cycle, we will have immediate access to your subscription amount and we will issue you the shares of Redeemable Preferred Stock you have purchased.

When settling their purchase directly with the Company, investors will send their completed and executed Subscription Agreement, together with their subscription amount, to us at the address listed in “How to Purchase Redeemable Preferred Stock.” Your subscription amount should be paid through a certified check or personal check payable to the order of “GWG Holdings, Inc. — Subscription Account.” In lieu of paying by check, you may wire your subscription amount to the account referenced in “How to Purchase Redeemable Preferred Stock.” If you are working with a broker-dealer or other investment professional, your broker-dealer or professional will gather and send in the required information on your behalf, and may facilitate your payment of the subscription amount. Once we have received your subscription amount and required documentation, we will either reject or accept your subscription. Once accepted, we will have immediate access to your subscription amount and we will issue you, in book-entry form, the shares of Redeemable Preferred Stock you have purchased. See “Settlement Procedures” below for a description of the closing procedures.

Each soliciting dealer who sells shares on our behalf has the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor. In making this determination, the soliciting broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and other pertinent information. Each investor should be aware that the soliciting broker-dealer will be responsible for determining whether this investment is appropriate for your portfolio. Nevertheless, you may be required to represent and warrant to the registered representative that you have received a copy of this prospectus and have had sufficient time to review this prospectus. The selling broker-dealer will maintain records of any information used to determine that an investment in the Redeemable Preferred Stock is suitable and appropriate for an investor.

Minimum Purchase Requirements

For your initial investment in our Redeemable Preferred Stock, you must invest at least $10,000, or such lesser amount as we in our discretion accept. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs. You should note that an investment in the Redeemable Preferred Stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material United States federal income tax considerations relating to the initial purchase, ownership and disposition of shares of Redeemable Preferred Stock. This discussion is a summary only and is not a complete analysis of all the potential tax considerations relating to the purchase, ownership and disposition of the Redeemable Preferred Stock. We have based this summary on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, judicial opinions, and published rulings of the Internal Revenue Service (the “IRS”), all as in effect on the date of this prospectus. However, these laws and other guidance are subject to differing interpretations or change, possibly with retroactive effect. In addition, we have not sought, and will not seek, a ruling from the IRS or an opinion of counsel with respect to any tax consequences of purchasing, owning or disposing of Redeemable Preferred Stock. Thus, the IRS could take a different position regarding one or more of the tax consequences or matters described in this prospectus; and there can be no assurance that any position taken by the IRS would not be sustained.

This discussion is limited to purchasers of Redeemable Preferred Stock who acquire the Redeemable Preferred Stock from us in this offering and hold the Redeemable Preferred Stock as capital assets for federal income tax purposes. This discussion does not address all possible tax consequences that may be applicable to you in light of your specific circumstances. For instance, this discussion does not address the alternative minimum tax provisions of the Code, or special rules applicable to some categories of investors such as financial institutions, insurance companies, tax-exempt organizations, securities dealers, real estate investment trusts, regulated investment companies, or persons who hold Redeemable Preferred Stock as part of a hedge, conversion or constructive sale transaction, straddle or other risk reduction transaction that may be subject to special rules. This discussion also does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction; or any U.S. estate or gift tax laws.

If you are considering the purchase of Redeemable Preferred Stock, you should consult your own tax advisors as to the particular tax consequences to you of acquiring, holding or otherwise disposing of the Redeemable Preferred Stock, including the effect and applicability of state, local or foreign tax laws, or any U.S. estate and gift tax laws.

U.S. Holders

As used in this discussion, the term “U.S. holder” means a holder of Redeemable Preferred Stock that is:

•         for United States federal income tax purposes, a citizen or resident of the United States;

•         a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof or other entity characterized as a corporation or partnership for federal income tax purposes;

•         an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•         a trust, the administration of which is subject to the primary supervision of a court within the United States and which has one or more United States persons with authority to control all substantial decisions, or if the trust was in existence on August 20, 1996, and has elected to continue to be treated as a United States trust.

Cash Distributions. In general, cash distributions, if any, made with respect to our Redeemable Preferred Stock will be treated as dividends to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first reduce a U.S. holder’s tax basis in the Redeemable Preferred Stock, and the excess will be treated as gain from the disposition of Redeemable Preferred Stock, the tax treatment of which is discussed below under “Disposition of Redeemable Preferred Stock, Including Redemptions.” We currently do not have accumulated earnings and profits. Additionally, we may not have sufficient current earnings and profits during future fiscal years for any distributions on the Redeemable Preferred Stock to qualify as dividends for U.S. federal income tax purposes.

Dividends received by individual holders of Redeemable Preferred Stock will generally be subject to a maximum tax rate of up to 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. That preferential rate does not apply to dividends received to the extent that the individual shareholder elects to treat the dividends as “investment income,” which may be offset against investment expenses. Furthermore, the preferential rate does not apply to dividends that are paid to individual shareholders with respect to the Redeemable Preferred Stock that is held for 60 days or less during the 121-day period beginning on the date which is 60 days before the date on which the Redeemable Preferred Stock becomes ex-dividend (or where the dividend is attributable to a period or periods in excess of 366 days, Redeemable Preferred Stock that is held for 90 days or less during the 181-day period beginning on the date which is 90 days before the date on which the Redeemable Preferred Stock becomes ex-dividend). In addition, if a dividend received by an individual shareholder that qualifies for the rate reduction is an “extraordinary dividend” within the meaning of Section 1059 of the Code, any loss recognized by such individual holder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such “extraordinary dividend.” In addition, dividends recognized by certain U.S. holders could be subject to the 3.8% Medicare tax on net investment income. Shareholders should consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.

Dividends received by corporate holders of Redeemable Preferred Stock generally will be eligible for the dividends-received deduction. Generally, this deduction is allowed if the underlying stock is held for at least 46 days during the 91 day period beginning on the date 45 days before the ex-dividend date of the stock, and for cumulative preferred stock with an arrearage of dividends attributable to a period in excess of 366 days, the holding period is at least 91 days during the 181-day period beginning on the date 90 days before the ex-dividend date of the stock. Corporate holders of Redeemable Preferred Stock should also consider the effect of Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as preferred stock. If a corporate shareholder receives a dividend on the Redeemable Preferred Stock that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, the shareholder in certain instances must reduce its tax basis in the Redeemable Preferred Stock by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate shareholder’s tax basis, any excess will be taxed as gain as if such shareholder had disposed of its shares in the year the “extraordinary dividend” is paid. Each corporate U.S. holder is urged to consult with its tax advisors with respect to the eligibility for and amount of any dividends received deduction and the application of Section 1059 of the Code to any dividends it receives on our Redeemable Preferred Stock.

Constructive Distributions on Redeemable Preferred Stock. A distribution of stock by a corporation may be deemed made with respect to its preferred stock in certain circumstances, even when no distribution of cash or property occurs, and such a deemed distribution is treated as a distribution of property under Code Section 301. If a corporation issues preferred stock that may be redeemed at a price higher than its issue price, the difference between the two prices (“redemption premium”) is treated under certain circumstances as a constructive distribution (or series of constructive distributions) of additional preferred stock.

The constructive distribution of property would accrue without regard to the holder’s method of accounting for U.S. federal income tax purposes at a constant yield determined under principles similar to the determination of original issue discount (“OID”) under Treasury regulations under Sections 1271 through 1275 of the Code (the “OID Rules”). The constructive distributions of property would be treated for U.S. federal income tax purposes as distributions of preferred stock that would constitute a dividend, return of capital or capital gain to the holder of the stock in the same manner as cash distributions described under “Material U.S. Federal Income Tax Considerations — U.S. Holders: Cash Distributions.” The application of principles similar to those applicable to debt instruments with OID to a redemption premium for the Redeemable Preferred Stock is uncertain.

We have the right to call the Redeemable Preferred Stock for redemption one year after the date of original issuance of shares of Redeemable Preferred Stock (the “call option”) at a price of 100% of the Stated Value plus any accrued but unpaid dividends thereon. We are required to redeem the Redeemable Preferred Stock of a holder who is a natural person upon his or her death, disability or bankruptcy within 60 days of receipt of a written request of the holder or the holder’s estate at a redemption price equal to the Stated Value plus accrued and unpaid dividends thereon through and including the date of redemption.

If the redemption price of the Redeemable Preferred Stock exceeds the issue price of Redeemable Preferred Stock upon any redemption, the excess will be treated as a redemption premium that may result in certain circumstances in a constructive distribution or series of constructive distributions of additional Redeemable Preferred Stock. Assuming that the issue price of the Redeemable Preferred Stock is determined under principles similar to the OID Rules, the issue price for the Redeemable Preferred Stock should be the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Redeemable Preferred Stock is sold.

A redemption premium for the Redeemable Preferred Stock should not result in constructive distributions if the redemption premium is less than a de minimis amount as determined under principles similar to the OID Rules. A redemption premium should be considered de minimis if such premium is less than one quarter of one percent of the Redeemable Preferred Stock’s liquidation value, multiplied by the number of complete years such stock was held. Because the determination under the OID Rules of a maturity date for the Redeemable Preferred Stock is unclear, the remainder of this discussion assumes that the Redeemable Preferred Stock is issued with a redemption premium greater than a de minimis amount.

The call option should not require constructive distributions of the redemption premium, if based on all of the facts and circumstances as of the issue date, a redemption pursuant to the call option is not more likely than not to occur. The Treasury regulations provide that an issuer’s right to redeem will not be treated as more likely than not to occur if: (i) the issuer and the holder of the stock are not related within the meaning of Section 267(b) or Section 707(b) of the Code (substituting “20%” for the phrase “50%”); (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of OID under the OID rules. The fact that a redemption right is not within the safe harbor described in the preceding sentence does not mean that an issuer’s right to redeem is more likely than not to occur and the issuer’s right to redeem must still be tested under all the facts and circumstances to determine if it is more likely than not to occur. We do not believe that redemption pursuant to the call option should be treated as more likely than not to occur under the foregoing test. Accordingly, no U.S. holder of the Redeemable Preferred Stock should be required to recognize constructive distributions of the redemption premium because of our call option.

Prospective purchasers of Redeemable Preferred Stock should consult their own tax advisors regarding the potential implications of these constructive distribution rules.

Holder’s Conversion Option. If a U.S. holder’s shares of Redeemable Preferred Stock are converted into our common stock, the holder should not recognize gain or loss upon the conversion except as noted below. If a U.S. holder receives cash in lieu of a fractional share of stock, the holder should recognize gain or loss equal to the difference between the cash received and that portion of such holder’s basis in the stock attributable to the fractional share. The U.S. holder’s conversion of Redeemable Preferred Stock into common stock may result in a deemed distribution taxed in the same manner as a cash distribution described under the heading “Material U.S. Federal Income Tax Consequences — U.S. Holder: Cash Distributions” if either: (i) the holder’s right is pursuant to a plan to periodically increase a shareholder’s proportionate interest in our assets or earnings and profits, or (ii) there are dividends in arrears on the Redeemable Preferred Stock at the time of the conversion, and as a result, the holder’s interest in our assets or earnings and profits increases. In the latter case, the amount of the constructive distribution is limited to the lesser of (i) the redemption premium; or (ii) the amount of dividends in arrears on the Redeemable Preferred Stock. We believe that any conversion of the Redeemable Preferred Stock into common stock should not be treated as pursuant to a plan to periodically increase the holders’ interest in the assets or earnings and profits of the Company. Accordingly, the amount of any deemed distribution upon conversion should be the lesser of: (i) the redemption premium for Redeemable Preferred Stock or (ii) the amount of dividends in arrears.

A U.S. holder’s initial tax basis in common stock received in the conversion will be equal to such holder’s basis in the Redeemable Preferred Stock surrendered in the exchange (taking into account the basis of any fractional share for which cash is paid), and the holding period for such common stock will include the period during which the holder held such Redeemable Preferred Stock. Generally, a U.S. holder’s initial tax basis in any common stock (or portion thereof) considered received as a constructive distribution will be equal to its fair market value, and the holding period with respect to such common stock will begin on the date of the exchange.

Disposition of Redeemable Preferred Stock, Including Redemptions. Upon any sale, exchange, redemption (except as discussed below) or other disposition of the Redeemable Preferred Stock, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Redeemable Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Redeemable Preferred Stock is longer than one year. A U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. In addition, gains recognized by non-corporate U.S. holders could be subject to the 3.8% tax on net investment income.

A redemption of shares of Redeemable Preferred Stock will generally be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a U.S. holder will recognize capital gain or loss (which will be long-term capital gain or loss, if the U.S. holder’s holding period for such shares exceeds one year) equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Redeemable Preferred Stock redeemed, except to the extent that any cash received is attributable to any declared but unpaid dividends, which will be subject to the rules discussed above in “Material U.S. Federal Income Tax Considerations — U.S. Holders: Cash Distributions.” A payment made in redemption of Redeemable Preferred Stock may be treated as a distribution, rather than as payment in exchange for the Redeemable Preferred Stock, unless the redemption:

•         is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code;

•         is a “substantially disproportionate” redemption with respect to a U.S. holder under Section 302(b)(2) of the Code;

•         results in a “complete redemption” of a U.S. holder’s stock interest in the company under Section 302(b)(3) of the Code; or

•         is a redemption of stock held by a non-corporate shareholder, which results in a partial liquidation of the company under Section 302(b)(4) of the Code.

In determining whether any of these tests has been met, a U.S. holder must take into account not only shares of the Redeemable Preferred Stock and our common stock that the U.S. holder actually owns, but also shares of stock that the U.S. holder owns through attribution under Code Section 318.

A redemption payment will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. holder’s aggregate stock interest in the company, which will depend on the U.S. holder’s particular facts and circumstances at such time. If the redemption payment is treated as a distribution, the rules discussed above in “Material U.S. Federal Income Tax Considerations — U.S. Holders: Cash Distributions” apply.

Satisfaction of the “complete redemption” and “substantially disproportionate” exceptions is dependent upon compliance with the objective tests set forth in Code Section 302(b). A redemption will result in a “complete redemption” if either all of the shares of our stock actually and constructively owned by a U.S. holder are exchanged in the redemption or all of the shares of our stock actually owned by the U.S. holder are exchanged in the redemption and the U.S. holder effectively waives the attribution of shares of our stock constructively owned by the U.S. holder in accordance with Code Section 302(c)(2). A redemption does not qualify for the “substantially disproportionate” exception if the stock redeemed is only non-voting stock, and for this purpose, stock which does not have voting rights until the occurrence of an event is not voting stock until the occurrence of the specified event. Accordingly, any redemption of the Redeemable Preferred Stock will not qualify for this exception because the Redeemable Preferred Stock does not have voting rights.

For purposes of the “redemption from non-corporate shareholders in a partial liquidation” test, a distribution will be treated as in partial liquidation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the shareholder level) and the distribution is pursuant to a plan and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For these purposes, a distribution is generally not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is factual in nature, and has been interpreted under case law to include the termination of a business or line of business.

Each U.S. holder of the Redeemable Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the Redeemable Preferred Stock will be treated as a dividend or a payment in exchange for the Redeemable Preferred Stock. If the redemption payment is treated as a dividend, the rules discussed above in “Material U.S. Federal Income Tax Considerations — U.S. Holders: Cash Distributions” apply.

Information Reporting and Backup Withholding. Information reporting and backup withholding may apply with respect to payments of dividends on, and to certain payments of proceeds on the redemption of, the Redeemable Preferred Stock. Certain non-corporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 28%) on payments of dividends on, and certain payments of proceeds on the sale or other disposition of, the Redeemable Preferred Stock unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the IRS.

Non-U.S. Holders

For the purposes of this discussion, a “non-U.S. holder” means any holder of Redeemable Preferred Stock other than a U.S. holder. Any Redeemable Preferred Stock purchaser who is not a U.S. citizen will be required to furnish appropriate documentation that clearly states whether it is subject to U.S. withholding taxes, in accordance with applicable requirements of the IRS.

Distributions on the Redeemable Preferred Stock. If distributions are made with respect to the Redeemable Preferred Stock (including constructive distributions as discussed under the heading “Material U.S. Federal Income Tax Considerations — Constructive Distributions on Redeemable Preferred Stock”), such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. holder’s basis in the Redeemable Preferred Stock and, to the extent such portion exceeds the Non-U.S. holder’s basis, the excess will be treated as gain from the disposition of the Redeemable Preferred Stock, the tax treatment of which is discussed below under “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders: Disposition of Redeemable Preferred Stock, Including Redemptions.” In addition, if we are a U.S. real property holding corporation (a “USRPHC”) and any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraph (and withhold at the applicable rate), or by treating only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph, with the excess portion of the distribution subject to withholding at the applicable rate (discussed below under “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders: Disposition of Redeemable Preferred Stock, Including Redemptions”), with a credit generally allowed against the Non-U.S. holder’s U.S. federal income tax liability in an amount equal to the amount withheld from such excess.

Dividends paid to a Non-U.S. holder of the Redeemable Preferred Stock will be subject to withholding of U.S. federal income tax at a 30% rate or the rate specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment (or in the case of an individual, a fixed base) maintained by the Non-U.S. holder in the United States) are not subject to the withholding tax, provided that certain certification and disclosure requirements are satisfied including completing IRS Form W-8ECI (or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (i) complete IRS Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (ii) if the Redeemable Preferred Stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations.

A Non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Disposition of Redeemable Preferred Stock, Including Redemptions. Any gain realized by a Non-U.S. holder on the disposition of the Redeemable Preferred Stock will not be subject to U.S. federal income or withholding tax unless:

•         the gain is effectively connected with a trade or business of the Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. holder in the United States);

•         the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

•         we are or have been a USRPHC for U.S. federal income tax purposes, as such term is defined in Section 897(c) of the Code, and such Non-U.S. holder owned directly or pursuant to attribution rules at any time during the five-year period ending on the date of disposition more than 5% of the Redeemable Preferred Stock. This assumes that the Redeemable Preferred Stock is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code. We do not believe that we are currently a USRPHC or that we will become one in the future although we cannot be certain of our future operations and asset holdings.

A Non-U.S. holder described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, and if it is a corporation, may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. A Non-U.S. holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the Non-U.S. holder were a United States person as defined under the Code.

If a Non-U.S. holder is subject to U.S. federal income tax on any sale, exchange, redemption (except as discussed below), or other disposition of the Redeemable Preferred Stock, such a Non-U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. holder and the Non-U.S. holder’s adjusted tax basis in the Redeemable Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. holder’s holding period for the Redeemable Preferred Stock is longer than one year. A Non-U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

If a Non-U.S. holder is subject to U.S. federal income tax on any disposition of the Redeemable Preferred Stock, a redemption of shares of the Redeemable Preferred Stock will be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a Non-U.S. holder generally will recognize long-term capital gain or loss, if the Non-U.S. holder’s holding period for such Redeemable Preferred Stock exceeds one year, equal to the difference between the amount of cash received and fair market value of property received and the Non-U.S. holder’s adjusted tax basis in the Redeemable Preferred Stock redeemed, except that to the extent that any cash received is attributable to any declared but unpaid dividends on the Redeemable Preferred Stock, which generally will be subject to the rules discussed above in “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders: Distributions on the Redeemable Preferred Stock.” A payment made in redemption of the Redeemable Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Redeemable Preferred Stock, in the same circumstances discussed above under “Material U.S. Federal Income Tax Considerations — U.S. Holders: Disposition of Redeemable Preferred Stock, Including Redemptions.” Each Non-U.S. holder of the Redeemable Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the Redeemable Preferred Stock will be treated as a dividend or as payment in exchange for the Redeemable Preferred Stock.

Information Reporting and Backup Withholding. We must report annually to the IRS and to each Non-U.S. holder the amount of dividends paid to such Non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. holder will not be subject to backup withholding on dividends paid to such Non-U.S. holder as long as such Non-U.S. holder certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. holder is a United States person as defined under the Code), or such Non-U.S. holder otherwise establishes an exemption.

Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received from a sale or other disposition of the Redeemable Preferred Stock unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Accounts at Foreign Financial Institutions. The Foreign Account Tax Compliance Act (“FATCA”), will generally impose a 30% withholding tax on dividends on, and the gross proceeds of a disposition of, Redeemable Preferred Stock that are paid to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution satisfies certain requirements, including entering into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (directly or indirectly); and (ii) certain other foreign entities unless such entity certifies that it does not have any substantial U.S. owners or provides information for each substantial U.S. owner and such entity satisfies other specified requirements. Foreign financial institutions located in jurisdictions that have an “intergovernmental agreement” with the United States governing FATCA may be subject to different rules.

Although FATCA generally applies now, IRS guidance indicates that the FATCA withholding tax of 30% will not apply to gross proceeds from the disposition of shares of our Redeemable Preferred Stock until after December 31, 2016.

Although administrative guidance and final Treasury regulations regarding the FATCA rules have recently been issued, the exact scope of these rules remains unclear. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in the Redeemable Preferred Stock.

STATE, LOCAL AND FOREIGN TAXES

We make no representations regarding the tax consequences of the purchase, ownership or disposition of the Redeemable Preferred Stock under the tax laws of any state, locality or foreign country. You should consult your own tax advisors regarding these state and foreign tax consequences.

LEGAL MATTERS

Certain legal matters in connection with the Redeemable Preferred Stock will be passed upon for us by Maslon LLP, of Minneapolis, Minnesota.

EXPERTS

The consolidated financial statements of GWG Holdings, Inc. and its subsidiaries as of and for the years ended December 31, 2015 and December 31, 2014, included in this prospectus and in the registration statement of which this prospectus is a part, have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm. As indicated in their report with respect thereto, these consolidated financial statements are included in this prospectus in reliance upon the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Redeemable Preferred Stock to be offered and sold pursuant to the prospectus which is a part of that registration statement. This prospectus does not contain all the information contained in the registration statement. For further information with respect to us and the Redeemable Preferred Stock to be sold in this offering, we refer you to the registration statement, including the agreements, other documents and schedules filed as exhibits to the registration statement, and the documents incorporated by reference into the prospectus.

We file annual, quarterly and current reports, and other information with the SEC. We intend to make these filings available on our website at www.gwglife.com. Information on our website is not incorporated by reference in this prospectus. We maintain an office at 220 South Sixth Street, Suite 1200, Minneapolis, MN 55402, where all records concerning the Redeemable Preferred Stock are to be retained. Redeemable Preferred Stock holders and their representatives can request information regarding the Redeemable Preferred Stock by contacting our office by mail at our address or by telephone at (612) 746-1944 or by fax at (612) 746-0445. Upon request, we will provide copies of our filings with the SEC free of charge to our investors. Our SEC filings, including the registration statement of which this prospectus is a part, will also be available on the SEC’s Internet site at http://www.sec.gov. You may read and copy all or any portion of the registration statement or any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. In addition, you may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You may receive copies of these documents upon payment of a duplicating fee by writing to the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating certain information about us that we have filed with the SEC by reference in this prospectus, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus.

We incorporate by reference the documents listed below and any future filings we will make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, and (ii) from the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus:

•         Our Annual Report on Form 10-K for the period ended December 31, 2015, filed with the SEC on March 22, 2016 (including all exhibits thereto);

•         Our Current Reports on Form 8-K filed with the SEC on March 8, 2016 and February 26, 2016 (including all exhibits thereto); and

•         Our preliminary proxy statement filed with the SEC on March 23, 2016 (including all exhibits thereto).

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

The section entitled “Where You Can Find More Information” above describes how you can obtain or access any documents or information that we have incorporated by reference herein. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Upon written or oral request, we will provide, free of charge, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that are incorporated by reference into this prospectus. Such written or oral requests should be made to:

Jon L. Gangelhoff, Chief Operating Officer
220 South Sixth Street, Suite 1200
Minneapolis, MN 55402
Telephone Number: (612) 746-1944

In addition, such reports and documents may be found on our website at www.gwglife.com.

GWG HOLDINGS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders, Audit Committee and Board of Directors

GWG Holdings, Inc. and Subsidiaries

Minneapolis, MN

We have audited the accompanying consolidated balance sheets of GWG Holdings, Inc. and Subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. We also have audited GWG Holdings, Inc. and Subsidiaries’ internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) (2013 framework). These consolidated financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements and an opinion on the company’s internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements include examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GWG Holdings, Inc. and Subsidiaries as of December 31, 2015 and 2014 and the results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, GWG Holdings, Inc. and Subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) (2013 framework).

/s/ Baker Tilly Virchow Krause, LLP
Minneapolis, Minnesota

March 22, 2016

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$34,425,105	$30,662,704
Restricted cash	2,341,900	4,296,053
Investment in life settlements, at fair value	356,649,715	282,883,010
Deferred financing costs, net	2,530,481	1,569,400
Policy benefits receivable	—	1,750,000
Other assets	2,218,546	1,909,362
TOTAL ASSETS	$398,165,747	$323,070,529

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES
Revolving senior credit facility	$65,011,048	$72,161,048
Series I Secured Notes payable	23,287,704	27,616,578
L Bonds	277,024,326	182,782,884
Accounts payable	1,517,440	1,203,575
Interest payable	12,340,061	11,128,519
Other accrued expenses	1,060,786	514,434
Deferred taxes, net	1,763,968	5,273,555
TOTAL LIABILITIES	382,005,333	300,680,593

STOCKHOLDERS’ EQUITY

CONVERTIBLE PREFERRED STOCK
(par value $0.001; shares authorized 40,000,000; shares outstanding 2,781,735 and 2,738,966; liquidation preference of $20,863,000 and $20,542,000 on December 31, 2015 and 2014, respectively)	20,799,841	20,527,866

COMMON STOCK
Common stock (par value $0.001: shares authorized 210,000,000; shares issued and outstanding 5,941,790 and 5,870,193 on December 31, 2015 and 2014)	5,942	5,870
Additional paid-in capital	17,149,391	16,257,686
Accumulated deficit	(21,794,760)	(14,401,486)
TOTAL STOCKHOLDERS’ EQUITY	16,160,414	22,389,936

TOTAL LIABILITIES & EQUITY	$398,165,747	$323,070,529

The accompanying notes are an integral part of these Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31, 2015	December 31, 2014
REVENUE
Gain on life settlements, net	$39,381,003	$30,416,127
Interest and other income	251,249	60,448
TOTAL REVENUE	39,632,252	30,476,575

EXPENSES
Interest expense	31,587,960	26,716,798
Employee compensation and benefits	8,010,020	4,969,636
Legal and professional fees	3,152,783	2,339,235
Other expenses	7,784,350	4,815,434
TOTAL EXPENSES	50,535,113	38,841,103

(LOSS) INCOME BEFORE INCOME TAXES	(10,902,861)	(8,364,528)
Income tax (benefit) expense	(3,509,587)	(2,401,619)

NET LOSS	(7,393,274)	(5,962,909)
Income attributable to preferred shareholders	1,386,110	(138,374)
LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(6,007,164)	$(6,101,283)

NET LOSS PER COMMON SHARE
Basic	$(1.02)	$(1.24)
Diluted	$(1.02)	$(1.24)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	5,906,761	4,909,657
Diluted	5,906,761	4,909,657

The accompanying notes are an integral part of these Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Preferred Stock	Preferred	Common	Common Stock	Additional Paid-in	Accumulated	Total
	Shares	Stock	Shares	(par)	Capital	Deficit	Equity
Balance, December 31, 2013	—	$—	4,562,000	$4,562	$2,942,000	$(8,438,577)	$(5,492,015)

Net loss	—	—	—	—	—	(5,962,909)	(5,962,909)

Issuance of common stock	—	—	800,000	800	8,642,990	—	8,643,790

Series A Preferred Stock conversion	—	—	508,193	508	4,956,591	—	4,957,099

Reclassification of preferred stock from temporary equity to permanent equity due to initial public offering (*)	2,710,214	20,326,605	—	—	—	—	20,326,605

Issuance of preferred stock	28,752	201,261	—	—	—	—	201,261

Issuance of stock options	—	—	—	—	122,412	—	122,412

Extension of warrants	—	—	—	—	47,120	—	47,120

Accretion of preferred stock to liquidation value	—	—	—	—	(453,427)	—	(453,427)
Balance, December 31, 2014	2,738,966	$20,527,866	5,870,193	$5,870	$16,257,686	$(14,401,486)	$22,389,936

Net loss	—	—	—	—	—	(7,393,274)	(7,393,274)

Issuance of common stock	—	—	60,000	60	581,940	—	582,000

Series A Preferred Stock conversion to common stock	(15,463)	(115,973)	11,597	12	115,961	—	—

Issuance of preferred stock	58,232	387,948	—	—	—	—	387,948

Issuance of stock options	—	—	—	—	193,804	—	193,804
Balance, December 31, 2015	2,781,735	$20,799,841	5,941,790	$5,942	$17,149,391	$(21,794,760)	$16,160,414

____________

*         Subject to the terms of the Certificate of Designation for Series A Convertible Preferred Stock, the listing of our common stock on The Nasdaq Capital Market on September 25, 2014 resulted in the termination of a redemption right in favor of the holders of such preferred stock. Preferred stock that is not redeemable by a stockholder is treated as stockholders’ equity as shown in the table above.

The accompanying notes are an integral part of these Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended
	December 31, 2015	December 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,393,274)	$(5,962,909)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Gain on life settlements, gross	(39,371,059)	(39,928,003)
Amortization of deferred financing and issuance costs	3,712,056	3,804,795
Deferred income taxes	(3,509,587)	(2,401,619)
Preferred stock issued in lieu of cash dividends	683,133	774,085
Preferred stock dividends payable	6,800	(116,207)
(Increase) decrease in operating assets:
Due from related parties	(1,256)	(291)
Policy benefits receivable	1,750,000	(1,750,000)
Other assets	(304,526)	(2,347,050)
Increase in operating liabilities:
Accounts payable	313,864	363,706
Interest payable	2,213,529	4,638,876
Other accrued expenses	2,183,393	70,366

NET CASH FLOWS USED IN OPERATING ACTIVITIES	(39,716,927)	(42,854,251)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in life settlements	(38,906,934)	(12,292,401)
Proceeds from settlement of life settlements	4,511,289	4,185,813
NET CASH FLOWS USED IN INVESTING ACTIVITIES	(34,395,645)	(8,106,588)

CASH FLOWS FROM FINANCING ACTIVITIES
Net repayment of revolving senior credit facility	(7,150,000)	(6,838,952)
Payments for redemption of Series I Secured Notes	(4,891,681)	(2,268,379)
Proceeds from issuance of L Bonds	131,159,348	65,713,297
Payment of deferred issuance costs for L Bonds	(7,499,601)	(4,104,876)
Payments for redemption of L Bonds	(35,984,061)	(14,429,017)
Issuance of common stock	582,000	9,030,000
Proceeds from restricted cash	1,954,153	1,536,916
Payments for redemption of preferred stock	(295,185)	(465,239)
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	77,874,973	48,173,750

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,762,401	(2,787,089)

CASH AND CASH EQUIVALENTS
BEGINNING OF YEAR	30,662,704	33,449,793
END OF YEAR	$34,425,105	$30,662,704

The accompanying notes are an integral part of these Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS — CONTINUED

	Year Ended
	December 31, 2015	December 31, 2014
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest and preferred dividends paid	$24,027,000	$16,931,000
Premiums paid	$26,650,000	$23,265,000
Stock-based compensation	$194,000	$122,000

NON-CASH INVESTING AND FINANCING ACTIVITIES
Warrants issued to purchase common stock	$—	$47,000
Options issued to purchase common stock	$353,000	$122,000
Series I Secured Notes:
Conversion of accrued interest and commission payable to principal	$203,000	$151,000
L Bonds:
Conversion of accrued interest and commission payable to principal	$806,000	$452,000
Series A Preferred Stock:
Conversion to common stock	$116,000	$4,957,000
Reclassification to permanent equity due to initial public offering	$—	$20,327,000
Issuance of preferred stock in lieu of cash dividends	$683,000	$774,000
Accretion of preferred stock to redemption value	$—	$453,000
Investment in life settlements included in accounts payable	$1,079,000	$50,000

The accompanying notes are an integral part of these Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Nature of business and summary of significant accounting policies

Nature of business — GWG Holdings, Inc. (GWG Holdings), located in Minneapolis, Minnesota, facilitates the purchase of life insurance policies for its own investment portfolio through its wholly-owned subsidiaries, GWG Life, LLC (GWG Life), GWG Life USA, LLC (GWG Life USA) and Wirth Park Agency, LLC, and GWG Life’s own subsidiaries, GWG Trust (Trust), GWG DLP Funding II, LLC (DLP II) and its wholly-owned subsidiary, GWG DLP Master Trust II (the Trust II), and GWG DLP Funding III, LLC (DLP III). GWG Holdings is also involved in the merchant cash advance business through its wholly-owned subsidiary GWG MCA Capital, Inc. (GWG MCA Capital). All of these entities are legally organized in Delaware. Unless the context otherwise requires or we specifically so indicate, all references in this prospectus to “we,” “us,” “our,” “our Company,” “GWG,” or the “Company” refer to these entities collectively. References to particular entities, such as “GWG Holdings” or “GWG Life” or “GWG MCA Capital,” are meant to refer only to the particular entity referenced.

On September 30, 2015, GWG Holdings formed a wholly-owned subsidiary, Wirth Park Agency, LLC. Wirth Park Agency was formed to convert term life insurance policies into universal, or permanent life insurance. Wirth Park Agency produces commission revenue through this activity.

On December 7, 2015, GWG Holdings formed a wholly-owned subsidiary, GWG MCA, LLC. On January 13, 2016, GWG MCA, LLC was converted to a corporation and became GWG MCA Capital, Inc. GWG MCA Capital, Inc. was formed to engage in the merchant cash advance business.

Use of estimates — The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience, and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. The most significant estimates with regard to these consolidated financial statements relates to (1) the determination of the assumptions used in estimating the fair value of the investment in life insurance policies, and (2) the value of deferred tax assets and liabilities.

Cash and cash equivalents — The Company considers cash in demand deposit accounts and temporary investments purchased with an original maturity of three months or less to be cash equivalents. The Company maintains its cash and cash equivalents with highly rated financial institutions. From time to time, the Company’s balances in its bank accounts exceed Federal Deposit Insurance Corporation limits. The Company periodically evaluates the risk of exceeding insured levels and may transfer funds as it deems appropriate. The Company has not experienced any losses with regards to balances in excess of insured limits or as a result of other concentrations of credit risk.

Life settlements — ASC 325-30, Investments in Insurance Contracts, allows a reporting entity the election to account for its investments in life settlements using either the investment method or the fair value method. The election shall be made on an instrument-by-instrument basis and is irrevocable. Under the investment method, an investor shall recognize the initial investment at the purchase price plus all initial direct costs. Continuing costs (policy premiums and direct external costs, if any) to keep the policy in force shall be capitalized. Under the fair value method, an investor shall recognize the initial investment at the purchase price. In subsequent periods, the investor shall re-measure the investment at fair value in its entirety at each reporting period and shall recognize the change in fair value in current period income net of premiums paid. The Company uses the fair value method to account for all life settlements.

The Company recognizes realized gains (revenue) from life settlement contracts upon one of the two following events:

1)       Receipt of death notice or verified obituary of insured

2)       Sale of policy and filing of change of ownership forms and receipt of payment

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Nature of business and summary of significant accounting policies (cont.)

The Company recognizes the difference between the death benefits and carrying values of the policy when an insured event has occurred and the Company determines that settlement and ultimate collection of the death benefits is realizable and reasonably assured. Revenue from a transaction must meet both criteria in order to be recognized. In an event of a sale of a policy, the Company recognizes gain or loss as the difference between the sale price and the carrying value of the policy on the date of the receipt of payment on such sale.

Deposits and initial direct costs advanced on unsettled policy acquisitions are recorded as other assets until policy ownership has been transferred to the Company. Such deposits and direct cost advances were $31,000 and $27,000 at December 31, 2015 and 2014, respectively.

Deferred financing and issuance costs — Costs incurred to obtain financing under the revolving senior credit facility, as described in note 5, have been capitalized and are amortized using the straight-line method over the term of the revolving senior credit facility. Amortization of deferred financing costs was $727,000 and $358,000 for the years ended December 31, 2015 and 2014, respectively. The future amortization is expected to be $626,000 for the next four months ending April 30, 2016. The Series I Secured Notes, as described in note 6, are reported net of issuance costs, sales commissions and other direct expenses, which are amortized using the interest method over the term of each respective borrowing. The L Bonds, as described in note 7, are reported net of issuance costs, sales commissions and other direct expenses, which are amortized using the interest method over the term of each respective borrowing. The Series A Preferred Stock, as described in note 8, was also reported net of issuance costs, sales commissions, including the fair value of warrants issued, and other direct expenses, which were amortized using the interest method as interest expense over the three-year redemption period. As of December 31, 2015, those costs were fully amortized.

Earnings (loss) per share — Basic per share earnings (loss) attributable to non-redeemable interests is calculated using the weighted-average number of shares outstanding during the period. Diluted earnings (loss) per share is calculated based on the potential dilutive impact, if any, of the Company’s Series A Preferred Stock, and outstanding warrants, and stock options.

Subsequent events — Subsequent events are events or transactions that occur after the balance sheet date but before consolidated financial statements are issued. The Company recognizes in the consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the consolidated financial statements. The Company’s consolidated financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before the consolidated financial statements are available to be issued. The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the consolidated financial statements are filed for potential recognition or disclosure.

Recently adopted pronouncements — On April 7, 2015 the FASB issued Accounting Standards Update (ASU) No. 2015-03, Simplifying the Presentation of Debt Issuance Costs, as part of its simplification initiative. The ASU changes the presentation of debt issuance costs in financial statements. Under the ASU, an entity presents such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs is reported as interest expense. For public business entities, the guidance in the ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is allowed for all entities for financial statements that have not been previously issued. Entities would apply the new guidance retrospectively to all prior periods (i.e., the balance sheet for each period is adjusted). The Company will adopt ASU No. 2015-03, Simplifying the Presentation of Debt Issuance Costs, during the first quarter of 2016, as required by the standard. The impact of the new ASU on the Company’s balance sheet would be a reduction of approximately $2,288,000 to assets and the corresponding reduction to liabilities. There would be no impact on the Company’s statements of operations.

Reclassification

Certain 2014 amounts have been reclassified to conform to the 2015 presentation. The reclassifications have no effect on the reported amounts of consolidated net income or equity.

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2) Restrictions on cash

The Company is required by its lenders to maintain collection and escrow accounts. These accounts are used to fund the acquisition, pay annual premiums of insurance policies, pay interest and other charges under the revolving senior credit facility, and collect policy benefits. DZ Bank AG, as agent for Autobahn Funding Company, LLC, the lender for the revolving senior credit facility as described in note 5, authorizes the disbursements from these accounts. At December 31, 2015 and 2014, there was a balance of $2,342,000, and $4,296,000, respectively, maintained in these restricted cash accounts.

(3) Investment in life insurance policies

The life insurance policies (Level 3 fair value measurements) are valued based on unobservable inputs that are significant to the overall fair value measurement. Changes in the fair value of these instruments are recorded in gain or loss on life insurance policies in the consolidated statements of operations (net of the cash premiums paid on the policies). The fair value is determined on a discounted cash flow basis that incorporates life expectancy assumptions. Life expectancy reports have been obtained from widely accepted life expectancy providers. The discount rate incorporates current information about market interest rates, the credit exposure to the insurance company that issued the life insurance policy and our estimate of the risk premium an investor in the policy would require. As a result of management’s analysis, discount rates of 11.09% and 11.43% were applied to the portfolio as of December 31, 2015 and 2014, respectively.

A summary of the Company’s life insurance policies accounted for under the fair value method and their estimated maturity dates, based on remaining life expectancy is as follows:

	As of December 31, 2015			As of December 31, 2014
Years Ending December 31,	Number of Contracts	Estimated Fair Value	Face Value	Number of Contracts	Estimated Fair Value	Face Value
2015	—	$—	$—	3	$5,063,000	$6,000,000
2016	5	7,503,000	8,500,000	7	8,144,000	11,550,000
2017	12	12,875,000	17,418,000	17	21,916,000	35,542,000
2018	27	37,109,000	58,428,000	30	41,994,000	76,206,000
2019	51	54,242,000	100,967,000	45	47,303,000	106,973,000
2020	59	64,750,000	137,868,000	41	43,429,000	102,614,000
2021	48	45,724,000	116,805,000	36	29,789,000	90,921,000
Thereafter	194	134,447,000	504,858,000	112	85,245,000	349,293,000
Totals	396	$356,650,000	944,844,000	291	$282,883,000	$779,099,000

The Company recognized insurance benefits of $31,232,000 and $18,050,000 during 2015 and 2014, respectively, related to policies with a carrying value of $4,511,000 and $4,186,000, respectively. The Company recorded realized gains of $26,721,000 and $13,864,000 on such policies.

Reconciliation of gain on life settlements:

	Years Ended December 31,
	2015	2014
Change in fair value	$39,371,000	$39,928,000
Premiums and other annual fees	(26,711,000)	(23,376,000)
Policy maturities	26,721,000	13,864,000
Gain on life settlements, net	$39,381,000	$30,416,000

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) Investment in life insurance policies (cont.)

The estimated expected premium payments and servicing fees to maintain the above life insurance policies in force for the next five years, assuming no mortalities, are as follows:

Years Ending December 31,	Premiums	Servicing	Premiums and Servicing Fees
2016	$32,227,000	$475,000	$32,702,000
2017	35,181,000	475,000	35,656,000
2018	38,204,000	475,000	38,679,000
2019	42,817,000	475,000	43,292,000
2020	47,637,000	475,000	48,112,000
	$196,066,000	$2,375,000	$198,441,000

Management anticipates funding the estimated premium payments as noted above with proceeds from the DZ Bank revolving senior credit facility and through additional debt and equity financing as well as from cash proceeds from maturities of life insurance policies. The proceeds of these capital sources are also intended to be used for the purchase, financing, and maintenance of additional life insurance policies.

(4) Fair value definition and hierarchy

ASC 820 establishes a hierarchical disclosure framework which prioritizes and ranks the level of market price observability used in measuring assets and liabilities at fair value. Market price observability is affected by a number of factors, including the type of investment, the characteristics specific to the investment and the state of the marketplace including the existence and transparency of transactions between market participants. Assets and liabilities with readily available active quoted prices or for which fair value can be measured from actively quoted prices in an orderly market generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value. ASC 820 establishes a three-level valuation hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’ s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

The hierarchy is broken down into three levels based on the observability of inputs as follows:

•         Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Since valuations are based quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

•         Level 2 — Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•         Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of observable inputs can vary by types of assets and liabilities and is affected by a wide variety of factors, including, for example, whether an instrument is established in the marketplace, the liquidity of markets and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by management in determining fair value is greatest for assets and liabilities categorized in Level 3.

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4) Fair value definition and hierarchy (cont.)

Level 3 Valuation Process

The estimated fair value of the Company’s portfolio of life settlements is determined on a quarterly basis by the Company’s portfolio management committee, taking into consideration changes in discount rate assumptions, estimated premium payments and life expectancy estimate assumptions, as well as any changes in economic and other relevant conditions. These inputs are then used to estimate the discounted cash flows using the Model Actuarial Pricing System (MAPS), probabilistic portfolio price model, which estimates the cash flows using various probabilities and scenarios. The valuation process includes a review by senior management as of each valuation date. Management has also engaged a third-party expert to independently test the accuracy of the valuations using the inputs provided by management on a quarterly basis.

Life insurance policies, as well as the portfolio taken as a whole, represent financial instruments recorded at fair value on a recurring basis. The following table reconciles the beginning and ending fair value of the Company’s Level 3 investments in its portfolio of life insurance policies for the years ending December 31, as follows:

	Years Ended December 31,
	2015	2014
Beginning balance	$282,883,000	$234,673,000
Purchases	38,907,000	12,468,000
Maturities (cash in excess of carrying value)	(4,511,000)	(4,186,000)
Net change in fair value	39,371,000	39,928,000
Ending balance	$356,650,000	$282,883,000

The fair value of a portfolio of life insurance policies is based on information available to the Company at the reporting date. Fair value is based upon a discounted cash flow model that incorporates life expectancy estimate assumptions. Life expectancy estimates are obtained from independent, third- party widely accepted life expectancy estimate providers at policy acquisition. The life expectancy values of each insured, as determined at policy acquisition, are rolled down monthly for the passage of time by the MAPS actuarial software the Company uses for ongoing valuation of its portfolio of life insurance policies.

During the 4th quarter of 2014, GWG adopted a plan to update the life expectancy reports on the insured lives in our portfolio. The plan covers all policies with the exception of those policies purchased with small face amount underwriting standards (under $1 million in face amount). The plan is for each set of life expectancy estimates and medical records to be updated on a continuous rotating three-year cycle. The records for approximately 1/12th of the portfolio are being updated each quarter.

The discount rate incorporates current information about discount rate applied by other reporting companies owning portfolios of life insurance policies, discount rates observed in the life insurance secondary market, market interest rates, the credit exposure to the insurance company that issued the life insurance policy and management’s estimate of the risk premium a purchaser would require to receive the future cash flows derived from our portfolio of life insurance policies.

On September 15, 2014, 21st Services announced changes to its mortality tables primarily for insureds age 90 and older, as well as updated adjustment factors designed to better underwrite seniors with multiple impairments. These changes represent small portions of 21st Services’ historical underwritings. We expect medical-actuarial underwriting firms to continue improving and refining their underwriting methodology.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4) Fair value definition and hierarchy (cont.)

The fair value of life insurance policies is estimated using present value calculations of estimated cash flows based on the data specific to each individual life insurance policy. Estimated future policy premium payments are calculated based on the terms of the policy and the premium payment history. The following summarizes the unobservable inputs utilized in estimating the fair value of the portfolio of life insurance policies:

	As of December 31, 2015	As of December 31, 2014
Weighted-average age of insured, years	82.6	82.8
Weighted-average life expectancy, months	79.3	78.4
Average face amount per policy	$2,386,000	$2,677,000
Discount rate	11.09%	11.43%

These assumptions are, by their nature, inherently uncertain and the effect of changes in estimates may be significant. The techniques used in estimating the present value of estimated cash flows are derived from valuation techniques generally used in the industry that include inputs for the asset that are not based on observable market data. The extent to which the fair value could reasonably vary in the near term has been quantified by evaluating the effect of changes in significant underlying assumptions used to estimate the fair value. If the life expectancy estimates were increased or decreased by four and eight months on each outstanding policy and the discount factors were increased or decreased by 1% and 2%, while all other variables are held constant, the fair value of the investment in life insurance policies would increase or (decrease) by the amounts summarized below:

	Change in life expectancy estimates
	minus 8 months	minus 4 months	plus 4 months	plus 8 months
December 31, 2015	$48,339,000	$24,076,000	$(23,501,000)	$(46,482,000)
December 31, 2014	$40,634,000	$20,130,000	$(19,664,000)	$(38,864,000)

			Change in discount rate
	minus 2%	minus 1%	plus 1%	plus 2%
December 31, 2015	$35,024,000	$16,786,000	$(15,485,000)	$(29,803,000)
December 31, 2014	$28,179,000	$13,522,000	$(12,502,000)	$(24,085,000)

Other Fair Value Considerations

Carrying value of receivables, prepaid expenses, accounts payable and accrued expenses approximate fair value due to their short-term maturities and low credit risk. The estimated fair value of the Company’s Series I Secured Notes payable and L Bonds is approximately $307,640,000 based on a weighted-average market interest rate of 7.07% based on an income approach, the combined face value of these notes is $305,749,000 as of December 31, 2015. The carrying value of the revolving senior credit facility reflects interest charged at the commercial paper rate plus an applicable margin. The margin represents our credit risk, and the strength of the portfolio of life insurance policies collateralizing the debt. The overall rate reflects market, and the carrying value of the revolver approximates fair value. All of the financial instruments are Level 3 fair value measurements.

The Company has issued warrants to purchase common stock in connection with the issuance of its convertible preferred stock. Warrants were determined by the Company as permanent equity. The fair value measurements associated with the warrants, measured at issuance represent Level 3 instruments.

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4) Fair value definition and hierarchy (cont.)

As of December 31, 2015:

Month issued	Warrants issued	Fair value per share	Risk free rate	Volatility	Term
December 2011	68,937	$0.22	0.42%	25.25%	5 years
March 2012	38,130	$0.52	0.38%	36.20%	5 years
June 2012	161,840	$1.16	0.41%	47.36%	5 years
July 2012	144,547	$1.16	0.41%	47.36%	5 years
September 2012	2,500	$0.72	0.31%	40.49%	5 years
September 2014	16,000	$1.26	1.85%	17.03%	5 years
	431,954

Volatility is based upon the weekly percentage change in the stock price of selected comparable insurance companies. In June 2012, the Company evaluated the comparable companies used, and made certain changes to those used. The percentage change is calculated on the average price of those selected stocks at the weekly close of business for the year preceding the balance sheet date. The Company compares annual volatility based on this weekly information.

(5) Credit facilities

Revolving senior credit facility — Autobahn Funding Company LLC

On July 15, 2008, DLP II entered into a revolving senior credit facility pursuant to a Credit and Security Agreement (Agreement) with Autobahn Funding Company LLC (Autobahn), providing the Company with a maximum borrowing amount of $100,000,000. Autobahn is a commercial paper conduit that issues commercial paper to investors in order to provide funding to DLP II. DZ Bank AG Deutsche Zentral-Genossenschaftsbank (DZ Bank) acts as the agent for Autobahn. The original Agreement was to expire on July 15, 2013. On January 29, 2013, GWG Holdings, together with GWG Life and DLP II, entered into an Amended and Restated Credit and Security Agreement with Autobahn, extending the facility expiration date to December 31, 2014. On May 29, 2014, GWG Holdings, together with GWG Life and DLP II, entered into an Amendment No. 1 to Amended and Restated Credit and Security Agreement with Autobahn and DZ Bank (as committed lender and Agent). The amendment was entered into for the purpose of extending the maturity date for borrowings under the Agreement to December 31, 2016. Effective May 11, 2015, GWG Holdings, together with certain of its subsidiaries, entered into a Second Amended and Restated Credit and Security Agreement with Autobahn Funding Company LLC, as the conduit lender, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, as the committed lender and as the agent on behalf of secured parties under such agreement. The Second Amended and Restated Credit and Security Agreement extends the maturity date of borrowings made by DLP II and DLP III, to June 30, 2018. Advances under the senior credit facility made after May 11, 2015 will bear interest at the commercial paper rate of the lender at the time of the advance, or at the lender’s cost of borrowing plus 4.25%, which is 1.75% less than under the previous Credit and Security Agreement executed on January 25, 2013. In addition to the extended term and decreased interest rate and borrowing cost, the Second Amended and Restated Credit and Security Agreement also removes the requirement that the Company maintain a reserve for certain projected expenditures (including anticipated premium payments required to service its life insurance portfolio), thereby allowing for the Company’s full use of the senior credit facility up to its limit of $105,000,000.

In connection with the Second Amended and Restated Credit and Security Agreement, GWG Holdings and its subsidiaries entered into certain other agreements and amendments and restatements of earlier agreements entered into in connection with the original and renewal Credit and Security Agreements. Included among these other agreements was an Amended and Restated Performance Guaranty affirming the performance guaranty that GWG Holdings earlier provided in connection with the original and first Amended and Restated Credit and Security Agreements to DZ Bank AG Deutsche Zentral-Genossenschaftsbank, as agent. The amount outstanding under this facility was $65,011,000 and $72,161,000 at December 31, 2015 and December 31, 2014, respectively.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(5) Credit facilities (cont.)

The Agreement requires DLP II to pay, on a monthly basis, interest at the commercial paper rate plus an applicable margin, as defined in the Agreement. The effective rate was 5.58% at December 31, 2015 and 6.24% at December 31, 2014. The Agreement also requires payment of an unused line fee on the unfunded amount under the revolving senior credit facility. The weighted-average effective interest rate (excluding the unused line fee) was 5.74% and 6.22% for the twelve months ended December 31, 2015 and 2014, respectively. The note is secured by substantially all of DLP II’s and DLP III’s assets, which consist primarily of life insurance policies.

The Agreement has certain financial and nonfinancial covenants. The Company was in compliance with these covenants at December 31, 2015 and December 31, 2014. The Agreement generally prohibits the Company from:

•         changing its corporate name, offices, and jurisdiction of incorporation;

•         changing any deposit accounts or payment instructions to insurers;

•         changing any operating policies and practices such that it would be reasonably likely to adversely affect the collectability of any asset in any material respect;

•         merging or consolidating with, or selling all or substantially all of its assets to, any third party;

•         selling any collateral or creating or permitting to exist any adverse claim upon any collateral;

•         engaging in any other business or activity than that contemplated by the Agreement;

•         incurring or guaranteeing any debt for borrowed money;

•         amending the Company’s certificate of incorporation or bylaws, making any loans or advances to, investments in, or paying any dividends to, any person unless both before and after any such loan, advance, investment or dividend there exists no actual event of default, potential event of default or termination event;

•         removing an independent director on the board of directors except for cause or with the consent of the lender; or

•         making payment on or issuing any Series I Secured Notes or L Bonds, or amending any agreements respecting such notes or bonds, if an event of default, potential event of default, or termination event exists or would arise from any such action.

In addition, the Company has agreed to maintain (i) a positive consolidated net income on a non-GAAP basis (as defined and calculated under the Agreement) for each complete fiscal year and (ii) a tangible net worth on a non-GAAP basis (again, as defined and calculated under the Agreement) of not less than $45 million, and (iii) maintain cash and eligible investments at $15 million or above.

Consolidated Non-GAAP net income and Non-GAAP tangible net worth as of and for the four quarters ended December 31, 2015, as calculated under the Agreement, was $36,871,000 and $112,555,000 respectively.

Advances under the Agreement are subject to a borrowing base formula, which limits the availability of advances based on attributes of policies pledged to the facility. Over-concentration of policies by insurance carrier, over-concentration of policies by insurance carriers with ratings below a AA- rating, and the premiums and facility fees reserve are the three primary factors which might limit availability of funds on the facility. Total funds available for additional borrowings under the borrowing base formula criteria at December 31, 2015 and December 31, 2014, were $39,989,000 and $20,585,000 respectively.

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6) Series I Secured Notes payable

Series I Secured Notes payable have been issued in conjunction with the GWG Series I Secured Notes private placement memorandum dated August 25, 2009 (last revised November 15, 2010). Series I Secured Notes are secured by assets of GWG Life and are subordinate to our revolving senior credit facility (see note 5). On June 14, 2011, the Company closed the offering to additional investors; however, existing investors may elect to continue advancing amounts outstanding upon maturity subject to the Company’s option. Series I Secured Notes have maturity dates ranging from six months to seven years with fixed interest rates varying from 5.65% to 9.55% depending on the term of the note. Interest is payable monthly, quarterly, annually or at maturity depending on the terms of the note. At December 31, 2015 and December 31, 2014, the weighted-average interest rate of Series I Secured Notes was 8.47% and 8.37%, respectively. The notes are secured by assets of GWG Life. The principal amount outstanding under these Series I Secured Notes was $23,578,000 and $28,047,000 at December 31, 2015 and 2014, respectively. The difference between the amount outstanding on the Series I Secured Notes and the carrying amount on the consolidated balance sheet is due to netting of unamortized deferred issuance costs. Overall, interest expense includes amortization of deferred financing and issuance costs of $362,000 and $552,000 in 2015 and 2014, respectively. Future expected amortization of deferred financing costs is $290,000 in total over the next six years.

Future contractual maturities of Series I Secured Notes payable and future amortization of their deferred financing costs at December 31, 2015 are as follows:

Years Ending December 31,	Contractual Maturities	Amortization of Deferred Financing Costs
2016	$13,819,000	$67,000
2017	6,180,000	108,000
2018	1,427,000	41,000
2019	347,000	7,000
2020	1,765,000	66,000
2021	40,000	1,000
	$23,578,000	$290,000

 (7) L Bonds

The Company registered with the SEC, effective January of 2012, the offer and sale of $250,000,000 of Renewable Secured Debentures (subsequently renamed “L Bonds”). The debt securities are secured by assets of GWG Holdings and GWG Life and are subordinate to our revolving senior credit facility (see note 5). L Bonds have maturity dates ranging from six months to seven years with fixed interest rates varying from 4.25% to 9.50% depending on the term of the note. Interest is payable monthly, annually or at maturity depending on the terms of the debenture.

Effective January 9, 2015, the Company launched a $1 billion follow-on offering of L Bonds. The Company is offering L Bonds on a continuous basis and there is no minimum amount of L Bonds that must be sold before the Company can use proceeds from the sale of L Bonds. Emerson Equity LLC is serving as the managing broker-dealer for the offering, which is being sold through a network of participating dealers and licensed financial advisors and representatives in minimum increments of $25,000. At December 31, 2015 and 2014, the weighted-average interest rate of L Bonds was 7.18% and 7.45%, respectively. The amount outstanding under these L Bonds was $282,171,000 and $186,377,000 at December 31, 2015 and 2014, respectively. The difference between the amount outstanding on the L Bonds and the carrying amount on the consolidated balance sheets is due to netting of unamortized deferred issuance costs and cash receipts for new issuances in process. Amortization of deferred issuance costs was $5,285,000 and $3,537,000 in 2015 and 2014, respectively. Future expected amortization of deferred financing costs as of December 31, 2015 is $8,158,000 in total over the next seven years.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(7) L Bonds (cont.)

Future contractual maturities of L Bonds and future amortization of their deferred financing costs at December 31, 2015 are as follows:

Years Ending December 31,	Contractual Maturities	Amortization of Deferred Financing Costs
2016	$94,790,000	$785,000
2017	64,589,000	1,834,000
2018	64,372,000	2,694,000
2019	18,514,000	742,000
2020	19,810,000	967,000
Thereafter	20,096,000	1,136,000
	$282,171,000	$8,158,000

The Company entered into an Indenture effective October 19, 2011 with Holdings as obligor, GWG Life as guarantor, and Bank of Utah as trustee for the benefit of the bond holders. The Indenture has certain financial and non-financial covenants. The Company was in compliance with these covenants at December 31, 2015 and 2014.

(8) Convertible preferred stock

The Company offered 3,333,333 shares of convertible redeemable preferred stock (Series A Preferred Stock) for sale to accredited investors in a private placement on July 31, 2011. The offering of Series A Preferred Stock concluded on September 2, 2012 and resulted in 3,278,000 shares being issued for gross consideration of $24,582,000. As of December 31, 2015, 277,000 shares of Series A Preferred Stock have been issued as a result of conversion of $1,936,681 in dividends, and 678,000 shares of Series A Preferred Stock have been converted to 508,000 shares of the Company’s common stock. The Series A Preferred Stock was sold at an offering price of $7.50 per share. Series A Preferred Stock has a preferred yield of 10% per annum, and each share has the right to convert into 0.75 shares of the Company’s common stock. Series A preferred shareholders also received three-year warrants to purchase, at an exercise price per share of $12.50, one share of common stock for every 40 shares of Series A Preferred Stock purchased. The warrants are exercisable immediately. Effective August 1, 2014, the Board of Directors authorized the extension of the warrant exercise period for an additional two years. In the Certificate of Designations for the Series A Preferred Stock, the Company agreed to permit preferred shareholders to sell their shares back to the Company for the stated value of $7.50 per share, plus accrued dividends, according to the following schedule:

•         Up to 33% of the holder’s unredeemed shares one year after issuance:

•         Up to 66% of the holder’s unredeemed shares two years after issuance; and

•         Up to 100% of the holder’s unredeemed shares three years after issuance.

The Company’s obligation to redeem its Series A Preferred Stock terminated upon the Company completing a registration of its common stock with the SEC, which occurred on September 24, 2014 (see Note 11). As such, the convertible redeemable preferred stock was reclassified from temporary equity to permanent equity. The Company may redeem the Series A Preferred Stock at a price equal to 110% of its liquidation preference ($7.50 per share) at any time. As of December 31, 2015, the Company had redeemed an aggregate of 185,000 shares of Series A Preferred Stock. The Series A Preferred Stock shares (i) were convertible, at the election of the Company, into common stock of the Company in the event of either a registered offering of the Company’s common stock with the SEC aggregating gross proceeds of at least $5.0 million and at a price equal to or greater than $11.00 per share; (ii) remain convertible at the option of each holder; and (iii) are required to be converted upon the consent of shareholders holding at least a majority of the then-outstanding Series A Preferred Stock. In connection with the Company’s initial public offering, the Company elected to cause the conversion of 677,566 shares of preferred stock into 508,193 shares of common stock. As of December 31, 2015, the Company had 2,782,000 shares of Series A Preferred Stock outstanding with gross consideration of $20,800,000 (including cash proceeds, conversion of Series I Secured Notes and accrued

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(8) Convertible preferred stock (cont.)

interest on Series I notes, and conversion of preferred dividends payable). The Company incurred Series A Preferred Stock issuance costs of $2,838,000, all of which was included as a component of additional paid in capital as of December 31, 2015.

The Company determined that the grant date fair value of the outstanding warrants attached to the Series A Preferred Stock was $428,000 for warrants outstanding as of December 31, 2015. The Company may redeem outstanding warrants prior to their expiration, at a price of $0.01 per share upon 30 days written notice to the investors at any time after (i) the Company has completed a registration of its common stock with the SEC and (ii) the volume of weighted-average sale price per share of common stock equals or exceeds $14.00 per share for ten consecutive trading days ending on the third business day prior to proper notice of such redemption.

Total warrants outstanding as of both December 31, 2015 and 2014, were 431,954 with a weighted-average remaining life of 1.43 and 2.43 years, respectively. As of December 31, 2015, none of these warrants have been exercised.

Dividends on the Series A Preferred Stock may be paid in either cash or additional shares of Series A Preferred Stock at the election of the holder and approval of the Company. The dividends are reported as an expense and included in the caption interest expense in the consolidated statements of operations. The Company declared and accrued dividends of $2,069,000 and $2,428,000 in 2015 and 2014, respectively, pursuant to a board resolution declaring the dividend. 98,000 and 111,000 shares of Series A Preferred Stock were issued in lieu of cash dividends in 2015 and 2014, respectively. The shares issued in lieu of cash dividends were issued at $7.00 per share. As of December 31, 2015, GWG Holdings has $520,000 of accrued preferred dividends which were paid or converted to shares of Series A Preferred Stock on January 15, 2016.

(9) Redeemable Preferred Stock

The Company began offering up to 100,000 shares of Redeemable Preferred Stock for sale via Form S-1 registration statement effective November 30, 2015. The proposed maximum offering price per share is $1,000 with a par value per share of $.001. We also registered an indeterminate number of shares of common stock that may be issuable upon the conversion of the Redeemable Preferred Stock. The shares of shares of common stock issuable upon conversion of the Redeemable Preferred Stock will be issued for no additional consideration.

The Redeemable Preferred Stock ranks senior to our common stock, pari passu to our Series A Preferred Stock and senior or pari passu with all other classes and series of our preferred stock with respect to payment of dividends and rights upon liquidation dissolution or winding up. Redeemable Preferred Stock has an annualized yield of 7%.

Subject to the limitations described below, holders of Redeemable Preferred Stock will have the option to convert the Redeemable Preferred Stock they purchase from us and hold into common stock at a conversion price equal to the volume-weighted average price of our common stock for the 20 trading days immediately prior to the date on which notice of conversion is delivered to us, subject to a minimum conversion price of $15.00, subject to equitable adjustment. The right of holders to convert their Redeemable Preferred Stock is limited to 15% of the stated value of Redeemable Preferred Stock originally purchased by such holder from us and still held by such holder.

Beginning one year from the date of original issuance of any shares of Redeemable Preferred Stock to be redeemed, a holder will have the opportunity to request once per calendar quarter that we redeem up to 25% of such holder’s Redeemable Preferred Stock originally purchased from us (plus any preferred shares issued in satisfaction of dividends thereon) at a redemption price equal to the stated value of such redeemed shares, plus any accrued but unpaid dividends thereon, less the applicable redemption fee (if any). As a percentage of the aggregate redemption price of a holder’s shares to be redeemed, the redemption fee shall be:

•         8% if the redemption is requested after the first anniversary and before the second anniversary of the original issuance of such shares.

•         5% if the redemption is requested after the second anniversary and before the third anniversary of the original issuance of such shares.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(9) Redeemable Preferred Stock (cont.)

Beginning three years from the date of original issuance of such shares, no redemption fee shall be subtracted from the redemption price. Subject to certain restrictions and conditions, we will also redeem shares of Redeemable Preferred Stock of a holder who is a natural person (including an individual beneficial holder who holds our preferred shares through a custodian or nominee, such as a broker-dealer) upon his or her death, total disability or bankruptcy, within 60 days of our receipt of a written request from the holder or the holder’s estate at a redemption price equal to the stated value, plus accrued and unpaid dividends thereon.

After one year from the date of original issuance of shares of Redeemable Preferred Stock, we will have the right (but not the obligation) to call and redeem such shares of Redeemable Preferred Stock at 100% of their stated value, plus any accrued but unpaid dividends thereon.

We will not be obligated in all cases to redeem shares of Redeemable Preferred Stock, whether upon a redemption request by a holder, at the option of the Company, or upon the death, total disability or bankruptcy of a holder. In particular, we will not redeem or repurchase any preferred shares if we are restricted by applicable law or our Certificate of Incorporation, as amended, from making such redemption or to the extent any such redemption would cause or constitute a default under any borrowing agreements to which we or any of our subsidiaries are a party or otherwise bound. In addition, we will have no obligation to redeem preferred shares upon a redemption request made by a holder if we do not have sufficient funds available to fund that redemption. We have discretion under the Certificate of Designation for the Redeemable Preferred Stock to determine whether we are in possession of “sufficient funds” to fund a redemption request.

As of December 31, 2015 no shares of Redeemable Preferred Stock were issued.

(10) Income taxes

The Company did not have any current income taxes for the years ended December 31, 2015 or 2014. The components of deferred income tax benefit for 2015 and 2014 consisted of the following:

	2015	2014
Income tax provision:
Deferred:
Federal	$(2,660,000)	$(1,820,000)
State	(850,000)	(582,000)
Total income tax expense	$(3,510,000)	$(2,402,000)

The following table provides a reconciliation of our income tax expense (benefit) at the statutory federal tax rate to our actual income tax expense (benefit):

	2015		2014
Statutory federal income tax	$(3,707,000)	34.0%	$(2,844,000)	34.0%
State income taxes, net of federal benefit	(561,000)	5.1%	(374,000)	4.5%
Series A Preferred Stock dividends	703,000	(6.4)%	826,000	(9.9)%
Other permanent differences	55,000	(0.5)%	(10,000)	0.1%
Total income tax expense	$(3,510,000)	32.2%	$(2,402,000)	28.7%
The primary differences between the Company’s December 31, 2015 effective tax rate and the statutory federal rate are the accrual of nondeductible preferred stock dividend expense of $2,069,000, state taxes, and other non-deductible expenses. The most significant temporary differences between GAAP net income and taxable net income are the treatment of interest costs with respect to the acquisition of the life insurance policies and revenue recognition with respect to the mark-to-market of life insurance portfolio.

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(10) Income taxes (cont.)

The tax effects of temporary differences that give rise to deferred income taxes were as follows:

	2015	2014
Deferred tax assets :
Note receivable from related party	$2,023,000	$2,023,000
Net operating loss carryforwards	7,049,000	4,517,000
Other assets	375,000	272,000
Subtotal	9,447,000	6,812,000
Valuation allowance	(2,164,000)	(2,164,000)
Net deferred tax asset	7,283,000	4,648,000

Deferred tax liabilities:
Investment in life settlements	(9,046,000)	(9,922,000)
Other	(1,000)	—
Net deferred tax assets	$(1,764,000)	$(5,274,000)

At December 31, 2015 and 2014, the Company had federal net operating loss (NOL) carryforwards of $17,451,000 and $11,163,000, respectively, and aggregate state NOL carryforwards of approximately $17,423,000 and $7,334,000, respectively. The NOL carryforwards will begin to expire in 2031. Future utilization of NOL carryforwards is subject to limitations under Section 382 of the Internal Revenue Code. This section generally relates to a more than 50 percent change in ownership over a three-year period. We currently do not believe that any issuance of common stock has resulted in an ownership change under Section 382.

The Company provides for a valuation allowance when it is not considered more likely than not that our deferred tax assets will be realized. At both December 31, 2015 and 2014 based upon all available evidence, the Company has provided a valuation allowance of $2,164,000, against deferred tax assets related to the likelihood of recovering the tax benefit of a capital loss on a note receivable from a related entity and other capital losses. Management believes all other deferred tax assets are recoverable.

ASC 740, Income Taxes, requires the reporting of certain tax positions which do not meet a threshold of “more-likely-than-not” to be recorded as uncertain tax benefits. It management’s responsibility to determine whether it is “more-likely-than-not” that a tax position will be sustained upon examination, including resolution of any related appeals or litigation, based upon the technical merits of the position. Management has reviewed all income tax positions taken or expected to be taken for all open years and determined that the income tax positions are appropriately stated and supported. The Company does not anticipate that the total unrecognized tax benefits will significantly change prior to December 31, 2016.

Under the Company’s accounting policies, interest and penalties on unrecognized tax benefits, as well as interest received from favorable tax settlements are recognized as components of income tax expense. At December 31, 2015 and 2014, the Company has recorded no accrued interest or penalties related to uncertain tax positions.

The Company’s income tax returns for tax years ended December 31, 2013, 2014 and 2015, when filed, remain open to examination by the Internal Revenue Service and various state taxing jurisdictions. The Company’s tax return for tax year 2012 has now been examined by the IRS (finalized April of 2015) but is open for examination by various state taxing jurisdictions.

(11) Common Stock

On September 24, 2014, GWG consummated an initial public offering of its common stock which resulted in the sale of 800,000 shares of common stock at $12.50 per share. The sale resulted in net proceeds of approximately $8.6 million after the deduction of underwriting commissions, discounts and expense reimbursements. In connection with this offering, the Company listed its common stock on The NASDAQ Capital Market under the ticker symbol “GWGH” effective September 25, 2014.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(11) Common Stock (cont.)

On June 24, 2015 GWG issued 60,000 restricted shares of common stock at $9.70 per share, determined by closing market price, to a vendor as a form of payment for the services the vendor will provide to the Company in the next three years. The cost of the issued shares is being amortized over a twelve-month period.

(12) Stock Incentive Plan

The Company adopted the GWG Holdings, Inc. 2013 Stock Incentive Plan on March 27, 2013. On April 23, 2015 the Board of Directors approved amendments to the plan which were subsequently approved by a majority of the Company’s stockholders at the annual meeting of stockholders on June 1, 2015. The plan is administered by Compensation Committee of the Board of Directors of the Company. The Company’s Chief Executive Officer may, on a discretionary basis and without committee review or approval, grant incentives to new employees of the Company who are not officers of the Company. Incentives under the plan may be granted in one or a combination of the following forms: (a) incentive stock options and non-statutory stock options; (b) stock appreciation rights; (c) stock awards; (d) restricted stock; (e) restricted stock units; and (f) performance shares. Eligible participants include officers and employees of the company, members of the Board of Directors, and consultants or other independent contractors. 2,000,000 shares are issuable under the plan. No person shall receive grants of stock options and SARs under the plan that exceed, in the aggregate 400,000 shares of common stock in any one year. The term of each stock option shall be determined by the committee but shall not exceed ten years. Vested stock options may be exercised in whole or part by the holder giving notice to the Company. The holder of the option may provide payment for the exercise price or surrender shares equal to the exercise price.

The Company issued stock options for 1,053,615 shares of common stock to employees, officers, and directors of the Company through December 31, 2015. Options for 483,703 shares have vested, and the remaining options will vest over three years. The options were issued with an exercise price between $6.60 and $10.18 for those owning more than 10% of the Company’s stock and between $6.00 and $10.25 for others, which is equal to the estimated market price of the shares on the date of grant valued using Black-Scholes binomial option pricing model. The expected volatility used in the Black-Scholes model valuation of options issued during the year was 20.59% annualized. The annual volatility rate is based on the standard deviation of the average continuously compounded rate of return of five selected comparable companies over the previous 52 weeks. Forfeiture rate of 15% is based on historical Company information and expected future trend. As of December 31, 2015, stock options for 335,185 shares were forfeited and stock options for 28,001 shares were exercised.

In September 2014, we entered into a stock option agreement (the Agreement) with a new management employee (the Employee) granting the Employee the right to purchase up to 318,000 of the Company’s common stock at an exercise price of $12.50. The grant of such rights to purchase the Company’s common stock was treated as an inducement grant and was issued outside the GWG Holdings Inc. 2013 Stock Incentive Plan. The Agreement specifies that, among other things, options to purchase 159,000 shares of the Company’s common stock will vest with the Employee ratably on the first, second and third anniversary of the date of the Agreement. The remaining 159,000 options will vest quarterly using a formula based upon the closing price of the Company’s common stock on the last business day of such quarter. The maximum number of these remaining options that will vest with the Employee is 53,000 in each successive one-year period beginning on the date of the Agreement. As of December 31, 2015 53,000 of these options were forfeited and 53,000 have vested.

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(12) Stock Incentive Plan (cont.)

Outstanding stock options:

	Vested	Un-vested	Total
Balance as of December 31, 2013	195,000	210,250	405,250
Granted during the year	64,450	565,901	630,351
Vested during the year	72,089	(72,089)	—
Exercised during the year	(334)	—	(334)
Forfeited during the year	(16,917)	(18,249)	(35,166)
Balance as of December 31, 2014	314,288	685,813	1,000,101
Granted during the year	79,500	273,700	353,200
Vested during the year	238,999	(238,999)	—
Exercised during the year	(27,667)	—	(27,667)
Forfeited during the year	(121,417)	(150,602)	(272,019)
Balance as of December 31, 2015	483,703	569,912	1,053,615

Compensation expense related to un-vested options not yet recognized is $460,000. We expect to recognize this compensation expense over the next three years ($223,000 in 2016, $187,000 in 2017, and 50,000 in 2018). The Company issues new common stock for options exercised.

(13) Net loss per common share

The Company began issuing Series A Preferred Stock September, 1, 2011, as described in note 8. The Series A Preferred Stock is anti-dilutive to the net loss per common share calculation at December 31, 2015 and 2014. The Company has also issued warrants to purchase common stock in conjunction with the sale of convertible preferred stock, discussed in note 8. The warrants and vested stock options are anti-dilutive at December 31, 2015 and 2014 and have not been included in the fully diluted net loss per common share calculation.

(14) Commitments

The Company entered into an office lease with U.S. Bank National Association as the landlord. The lease was effective April 22, 2012 with a term through August 31, 2015. The lease is for 11,695 square feet of office space located at 220 South Sixth Street, Minneapolis, Minnesota. The Company is obligated to pay base rent plus common area maintenance and a share of the building operating costs. Effective September 1, 2015, the Company entered into a Second Amendment to the office lease with US Bank National Association that extended the term of the lease to 120 months from the effective date and expanded to 17,687 square feet. The landlord provided $50 per square foot (a total of $884,350) for tenant improvements to the leased space. The Second Amendment provides the right for us to extend the term of the lease for one three-year term, and a right of first offer on space adjacent to our leased premises.

The Company is obligated to pay base rent plus common area maintenance and a share of the building operating costs. Rent expenses under this agreement were $283,000 and $211,000 during 2015 and 2014, respectively.

Minimum lease payments under the Second Amendment to Lease are as follows:

2016	$173,000
2017	178,000
2018	185,000
2019	191,000
2020	198,000
2021	204,000
2022	210,000
2023	217,000
2024	223,000
2025	230,000
2026	38,000
$2,047,000

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) Contingencies

Litigation — In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

(16) Guarantees of L Bonds

GWG Holdings has registered with the SEC the offer and sale $250,000,000 of L Bonds, and effective January 9, 2015, launched a $1 billion follow-on to its publicly registered L Bond offering as described in note 7. The L Bonds are secured by the assets of GWG Holdings as described in note 7 and a pledge of all the common stock held by the largest individual shareholders. Obligations under the L Bonds are guaranteed by GWG Life. This guarantee involves the grant of a security interest in all the assets of GWG Life. The payment of principal and interest on the L Bonds is fully and unconditional guaranteed by GWG Life. Substantially all of the Company’s life insurance policies are held by DLP III and the Trust. The policies held by DLP III are not collateral for the L Bond obligations as such policies serve as collateral for the senior credit facility.

The consolidating financial statements are presented in lieu of separate financial statements and other related disclosures of the subsidiary guarantors and issuer because management does not believe that separate financial statements and related disclosures would be material to investors. There are currently no significant restrictions on the ability of GWG Holdings or GWG Life, the guarantor subsidiary, to obtain funds from its subsidiaries by dividend or loan, except as follows. DLP II and DLP III are borrowers under a credit agreement with Autobahn, with DZ Bank AG as agent, as described in note 5. The significant majority of insurance policies owned by the Company are subject to a collateral arrangement with DZ Bank AG described in notes 2 and 5. Under this arrangement, collection and escrow accounts are used to fund premiums of the insurance policies and to pay interest and other charges under the revolving senior credit facility. DZ Bank AG and Autobahn must authorize all disbursements from these accounts, including any distributions to GWG Life. Distributions are limited to an amount that would result in the borrowers (DLP II, DLP III, GWG Life and GWG Holdings) realizing an annualized rate of return on the equity funded amount for such assets of not more than 18%, as determined by DZ Bank AG. After such amount is reached, the credit agreement requires that excess funds be used for repayments of borrowings before any additional distributions may be made.

The following represents consolidating financial information as of December 31, 2015 and 2014, with respect to the financial position, and for the years ended December 31, 2015 and 2014 with respect to results of operations and cash flows of GWG Holdings and its subsidiaries. The parent column presents the financial information of GWG Holdings, the primary obligor of the L Bonds. The guarantor subsidiary column presents the financial information of GWG Life, the guarantor subsidiary of the L Bonds, presenting its investment in DLP II, DLP III and Trust under the equity method. The non-guarantor subsidiaries column presents the financial information of all non-guarantor subsidiaries including DLP II, DLP III and Trust.

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(16) Guarantees of L Bonds (cont.)

Consolidating Balance Sheets

December 31, 2015	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS

Cash and cash equivalents	$32,292,162	$1,982,722	$150,221	$—	$34,425,105
Restricted cash	—	2,102,257	239,643	—	2,341,900
Investment in life settlements, at fair value	—	—	356,649,715	—	356,649,715
Deferred financing costs, net	799,029	1,000,000	731,452	—	2,530,481
Other assets	1,499,575	688,071	30,900	—	2,218,546
Investment in subsidiaries	269,886,254	291,295,951	—	(561,182,205)	—

TOTAL ASSETS	$304,477,020	$297,069,001	$357,801,931	$(561,182,205)	$398,165,747

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
Revolving senior credit facility	$—	$—	$65,011,048	$—	$65,011,048
Series I Secured Notes payable	—	23,287,704	—	—	23,287,704
L Bonds	277,024,326	—	—	—	277,024,326
Accounts payable	280,988	157,217	1,079,235	—	1,517,440
Interest payable	8,529,959	3,544,626	265,476	—	12,340,061
Other accrued expenses	717,365	343,421	—	—	1,060,786
Deferred taxes	1,763,968	—	—	—	1,763,968
TOTAL LIABILITIES	288,316,606	27,332,968	66,355,759	—	382,005,333

STOCKHOLDERS’ EQUITY (DEFICIT)
Member capital	—	269,736,033	291,446,172	(561,182,205)	—
Convertible preferred stock	20,799,841	—	—	—	20,799,841
Common stock	5,942	—	—	—	5,942
Additional paid-in capital	17,149,391	—	—	—	17,149,391
Accumulated deficit	(21,794,760)	—	—	—	(21,794,760)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	16,160,414	269,736,033	291,446,172	(561,182,205)	16,160,414

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$304,477,020	$297,069,001	$357,801,931	$(561,182,205)	$398,165,747

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(16) Guarantees of L Bonds (cont.)

Consolidating Balance Sheets (continued)

December 31, 2014	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS

Cash and cash equivalents	$30,446,473	$216,231	$—	$—	$30,662,704
Restricted cash	—	82,500	4,213,553	—	4,296,053
Investment in life settlements, at fair value	—	—	282,883,010	—	282,883,010
Deferred financing costs, net	569,400	1,000,000	—	—	1,569,400
Policy benefits receivable	—	—	1,750,000	—	1,750,000
Other assets	1,104,328	777,534	27,500	—	1,909,362
Investment in subsidiaries	185,636,417	215,124,779	—	(400,761,196)	—

TOTAL ASSETS	$217,756,618	$217,201,044	$288,874,063	$(400,761,196)	$323,070,529

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
Revolving senior credit facility	$—	$—	$72,161,048	$—	$72,161,048
Series I Secured Notes payable	—	27,616,578	—	—	27,616,578
L Bonds	182,782,884	—	—	—	182,782,884
Accounts payable	410,895	242,680	550,000	—	1,203,575
Interest payable	6,598,250	3,513,615	1,016,654	—	11,128,519
Other accrued expenses	301,098	191,753	21,583	—	514,434
Deferred taxes	5,273,555	—	—	—	5,273,555
TOTAL LIABILITIES	195,366,682	31,564,626	73,749,285	—	300,680,593

STOCKHOLDERS’ EQUITY (DEFICIT)
Member capital	—	185,636,418	215,124,778	(400,761,196)	—
Convertible preferred stock	20,527,866	—	—	—	20,527,866
Common stock	5,870	—	—	—	5,870
Additional paid-in capital	16,257,686	—	—	—	16,257,686
Accumulated deficit	(14,401,486)	—	—	—	(14,401,486)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	22,389,936	185,636,418	215,124,778	(400,761,196)	22,389,936

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$217,756,618	$217,201,044	$288,874,063	$(400,761,196)	$323,070,529

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(16) Guarantees of L Bonds (cont.)

Consolidated Statements of Operations

For the year ended December 31, 2015	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated
REVENUE
Contract servicing fees	$—	$2,217,471	$—	$(2,217,471)	$—
Gain on life settlements, net	—	—	39,381,003	—	39,381,003
Interest and other income	45,613	62,125	143,511		251,249
TOTAL REVENUE	45,613	2,279,596	39,524,514	(2,217,471)	39,632,252

EXPENSES
Origination and servicing fees	—	—	2,217,471	(2,217,471)	—
Interest expense	24,486,093	2,703,124	4,398,743	—	31,587,960
Employee compensation and benefits	6,007,347	2,002,673	—	—	8,010,020
Legal and professional fees	2,115,580	1,037,203	—	—	3,152,783
Other expenses	4,295,085	3,347,294	141,971	—	7,784,350
TOTAL EXPENSES	36,904,105	9,090,294	6,758,185	(2,217,471)	50,535,113

INCOME (LOSS) BEFORE EQUITY IN INCOME OF SUBSIDIARIES	(36,858,492)	(6,810,698)	32,766,329	—	(10,902,861)

EQUITY IN INCOME OF SUBSIDIARIES	25,955,631	32,766,108	—	(58,721,739)	—

NET INCOME BEFORE INCOME TAXES	(10,902,861)	25,955,410	32,766,329	(58,721,739)	(10,902,861)

INCOME TAX BENEFIT	(3,509,587)	—	—	—	(3,509,587)
NET INCOME (LOSS)	(7,393,274)	25,955,410	32,766,329	(58,721,739)	(7,393,274)
(Income) attributable to preferred shareholders	(1,386,110)	—	—	—	(1,386,110)
LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(6,007,164)	$—	$—	$—	$(6,007,164)

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(16) Guarantees of L Bonds (cont.)

Consolidated Statements of Operations (continued)

For the year ended December 31, 2014	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated
REVENUE
Contract servicing fees	$—	$1,615,674	$—	$(1,615,674)	$—
Gain on life settlements, net	—	—	30,416,127	—	30,416,127
Interest and other income	24,037	231,034	33,469	(228,092)	60,448
TOTAL REVENUE	24,307	1,846,708	30,449,596	(1,843,766)	30,476,575

EXPENSES
Origination and servicing fees	—	—	1,615,674	(1,615,674)	—
Interest expense	18,248,599	3,110,165	5,358,034	—	26,716,798
Employee compensation and benefits	3,018,570	1,951,066	—	—	4,969,636
Legal and professional fees	2,021,763	307,386	10,086	—	2,339,235
Other expenses	2,832,867	1,929,557	281,102	(228,092)	4,815,434
TOTAL EXPENSES	26,121,799	7,298,174	7,264,896	(1,843,766)	38,841,103

INCOME (LOSS) BEFORE EQUITY IN INCOME OF SUBSIDIARIES	(26,097,762)	(5,451,466)	23,184,700	—	(8,364,528)

EQUITY IN INCOME OF SUBSIDIARIES	17,733,234	23,184,700	—	(40,917,934)	—

NET INCOME BEFORE INCOME TAXES	8,364,528	17,733,234	23,184,700	(40,917,934)	(8,364,528)

INCOME TAX BENEFIT	(2,401,619)	—	—	—	(2,401,619)
NET INCOME (LOSS)	(5,962,909)	17,733,234	23,184,700	(40,917,934)	(5,962,909)
(Income) attributable to preferred shareholders	(138,374)	—	—	—	(138,374)
LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(6,101,283)	$—	$—	$—	$(6,101,283)

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(16) Guarantees of L Bonds (cont.)

Consolidated Statements of Cash Flows

For the year ended December 31, 2015	Parent	Guarantor Sub	Non-Guarantor Sub	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(7,393,274)	$25,955,410	$32,766,329	$(58,721,739)	$(7,393,274)
Adjustments to reconcile net income to net cash flows from operating activities:
(Equity) of subsidiaries	(25,955,632)	(32,766,107)	—	58,721,739	—
Gain on life settlements, gross	—	—	(39,371,059)	—	(39,371,059)
Amortization of deferred financing and issuance costs	4,081,051	362,457	(731,452)	—	3,712,056
Deferred income taxes	(3,509,587)	—	—	—	(3,509,587)
Preferred stock issued in lieu of cash dividends	683,133	—	—	—	683,133
Preferred stock dividends payable	6,800	—	—	—	6,800
(Increase) decrease in operating assets:
Due from related parties	—	(1,256)	—	—	(1,256)
Policy benefits receivable	—	—	1,750,000	—	1,750,000
Other assets	(58,689,451)	(43,314,345)	—	101,699,270	(304,526)
Increase (decrease) in operating liabilities:
Accounts payable	(129,909)	(85,463)	529,236	—	313,864
Interest payable	2,730,921	233,786	(751,178)	—	2,213,529
Other accrued expenses	2,059,136	149,242	(24,985)	—	2,183,393
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(86,116,812)	(49,466,276)	(5,833,109)	101,699,270	(39,716,927)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in life settlements	—	—	(38,906,934)	—	(38,906,934)
Proceeds from settlement of life settlements	—	—	4,511,289	—	4,511,289
NET CASH FLOWS USED IN INVESTING ACTIVITIES	—	—	(34,395,645)	—	(34,395,645)

CASH FLOWS FROM FINANCING ACTIVITIES
Net repayment of revolving senior credit facility	—	—	(7,150,000)	—	(7,150,000)
Payments for redemption of Series I Secured Notes	—	(4,891,681)	—	—	(4,891,681)
Proceeds from issuance of L Bonds	131,159,348	—	—	—	131,159,348
Payment of deferred issuance costs for L Bonds	(7,499,601)	—	—	—	(7,499,601)
Payments for redemption of L Bonds	(35,984,061)	—	—	—	(35,984,061)
Issuance of common stock	582,000	—	—	—	582,000
Proceeds (payments) from restricted cash	—	(2,019,757)	3,973,910	—	1,954,153
Payments for redemption of preferred stock	(295,185)	—	—	—	(295,185)
Issuance of member capital	—	58,144,205	43,555,065	(101,699,270)	—
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	87,962,501	51,232,767	40,378,975	(101,699,270)	77,874,973

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,845,689	1,766,491	150,221	—	3,762,401

CASH AND CASH EQUIVALENTS
BEGINNING OF THE PERIOD	30,446,473	216,231	—	—	30,662,704

END OF THE PERIOD	$32,292,162	$1,982,722	$150,221	$—	$34,425,105

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(16) Guarantees of L Bonds (cont.)

Consolidated Statements of Cash Flows (continued)

For the year ended December 31, 2014	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(5,962,909)	$17,733,234	$23,184,700	$(40,917,934)	$(5,962,909)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
(Equity) of subsidiaries	(17,733,234)	(23,184,700)	—	40,917,934	—
Gain on life settlements	—	—	(39,928,003)	—	(39,928,003)
Amortization of deferred financing and issuance costs	2,967,617	479,278	357,900	—	3,804,795
Deferred income taxes	(2,401,619)	—	—	—	(2,401,619)
Preferred stock issued in lieu of cash dividends	774,085	—	—	—	774,085
Convertible, redeemable preferred stock dividends payable	(116,207)	—	—	—	(116,207)
(Increase) decrease in operating assets:
Due from related parties	—	(291)	—	—	(291)
Policy benefits receivable	—	—	(1,750,000)	—	(1,750,000)
Other assets	(39,118,259)	(33,434,321)	—	70,205,530	(2,347,050)
Increase (decrease) in operating liabilities:
Accounts payable	177,681	136,025	50,000	—	363,706
Interest payable	3,359,926	599,419	679,531	—	4,638,876
Other accrued expenses	43,591	16,367	10,408	—	70,366
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(58,009,328)	(37,654,989)	(17,395,464)	70,205,530	(42,854,251)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in life settlements	—	—	(12,292,401)	—	(12,292,401)
Proceeds from settlement of life settlements	—	—	4,185,813	—	4,185,813
NET CASH FLOWS USED IN INVESTING ACTIVITIES	—	—	(8,106,588)	—	(8,106,588)

CASH FLOWS FROM FINANCING ACTIVITIES
Net repayment of revolving senior credit facility	—	—	(6,838,952)	—	(6,838,952)
Payments for redemption of Series I Secured Notes	—	(2,268,379)	—	—	(2,268,379)
Proceeds from issuance of L Bonds	65,713,297	—	—	—	65,713,297
Payment of deferred issuance costs for L Bonds	(4,104,876)	—	—	—	(4,104,876)
Payments for redemption of L Bonds	(14,429,017)	—	—	—	(14,429,017)
Issuance of common stock	9,030,000	—	—	—	9,030,000
Proceeds from restricted cash	—	1,337,500	199,416	—	1,536,916
Payments for redemption of preferred stock	(456,239)	—	—	—	(465,239)
Issuance of member capital	—	38,063,942	32,141,588	(70,205,530)	—
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	55,744,165	37,133,063	25,502,052	(70,205,530)	48,173,750

NET INCREASE IN CASH AND CASH EQUIVALENTS	(2,265,163)	(521,926)	—	—	(2,787,089)

CASH AND CASH EQUIVALENTS
BEGINNING OF THE YEAR	32,711,636	738,157	—	—	33,449,793

END OF THE YEAR	$30,446,473	$216,231	$—	$—	$30,662,704

GWG HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(17) Concentration

GWG purchases life insurance policies written by life insurance companies having investment grade ratings by independent rating agencies. As a result there may be certain concentrations of contracts with life insurance companies. The following summarizes the face value of insurance contracts with specific life insurance companies exceeding 10% of the total face value held by the Company.

	As of December 31,
Life insurance company	2015	2014
AXA Equitable	14.00%	14.55%
John Hancock	12.73%	11.48%

The following summarizes the number of insurance contracts held in specific states exceeding 10% of the total face value held by the Company:

	As of December 31,
State of residence	2015	2014
California	25.25%	28.87%
Florida	19.95%	18.56%

 (18) Subsequent events

Subsequent to December 31, 2015, five policies covering five individuals have matured. The combined insurance benefits of these policies were $9,238,000. The Company recorded realized gains of $6,162,000 on these five policies.

Subsequent to December 31, 2015, the Company has issued approximately an additional $30,341,000 in principal amount of L Bonds.

Subsequent to December 31, 2015 the Company has issued approximately $1,423,000 of Redeemable Preferred Stock.

On January 13, 2016, GWG MCA, LLC was converted to a corporation and became GWG MCA Capital, Inc. GWG MCA Capital, Inc. was formed to engage in the merchant cash advance business. Effective February 4, 2016, GWG MCA Capital began to offer for sale up to of 2,000,000 shares of Redeemable Preferred Stock at an offering price of $10 per share in a private placement. Subsequent to December 31, 2015, the Company hasn’t issued any Redeemable Preferred Stock related to this offering. On February 15, 2016, GWG MCA Capital purchased revolving credit arrangements from Walker Preston Capital Holdings, LLC for the amount of $4,354,000. For this purchase, GWG MCA Capital obtained a $2,700,000 loan from GWG Holdings evidenced by a promissory note maturing December 31, 2016, and a $1,760,000 loan from Insurance Strategies Fund, a related party, evidenced by a promissory note maturing December 31, 2016. Both promissory notes accrue interest at a rate of 9% per annum.

$100,000,000 of Redeemable Preferred Stock

Maximum of 100,000 Shares of Redeemable Preferred Stock

GWG HOLDINGS, INC.

______________________________

PROSPECTUS

______________________________

March   , 2016

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below are expenses (other than the dealer manager commissions and fees) we expect to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates and actual expenses may vary considerably from these estimates:

Securities and Exchange Commission registration fee	$11,620
Accounting fees and expenses	$50,000
Legal fees and expenses	$75,000
FINRA filing fees	$15,500
Blue sky fees and expenses	$0
Printing expenses	$75,000
Miscellaneous	$72,880
Total	$300,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides for, under certain circumstances, the indemnification of our officers, directors, employees and agents against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification provided for is contained herein, but that description is qualified in its entirety by reference to the relevant Section of the Delaware General Corporation Law.

In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to our best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the proceeding.

Indemnification in connection with a proceeding by or in the right of GWG Holdings, Inc. (the “Company”) in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in our best interest and must not have been adjudged liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Company in which a director is adjudged liable to us, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

Delaware law authorizes us to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to us a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by us.

The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under our certificate of incorporation, corporate bylaws, resolutions of our stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

The statutory provision cited above also grants the power to the Company to purchase and maintain insurance policies that protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it.

Article 6 of our corporate bylaws provides that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

We have purchased directors’ and officers’ liability insurance in order to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act of 1933.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

In 2012, the Company’s wholly owned subsidiary, GWG Life, sold $50,000 in principal amount of Series I Secured notes for cash. In addition, $141,052 in principal amount of such notes were sold in consideration of reinvested interest payable on account of earlier issued notes. The Company is a guarantor of GWG Life’s obligations under the Series I Secured notes. The notes were offered and sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder.

In 2012, the Company sold a total of 855,240 shares of Series A Preferred Stock for aggregate cash consideration of $6,414,300. In addition, 563,467 preferred shares were sold in consideration of converted principal and interest owing under Series I Secured notes, and 82,323 preferred shares were issued as in-kind dividends payable on account of the preferred stock. In connection with the sales of preferred stock, the Company issued three-year warrants for the purchase of up to 694,034 shares of common stock at the per-share price of $6.25. The preferred stock and warrants were offered and sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder. Arque Capital Ltd. was the managing broker-dealer for the offering of the preferred stock and received customary sales commissions aggregating $1,051,000.

In 2013, the Company’s wholly owned subsidiary, GWG Life, sold $196,484 in principal amount of Series I Secured notes in consideration of reinvested interest payable on account of earlier issued notes. The Company is a guarantor of GWG Life’s obligations under the Series I Secured notes. The notes were offered and sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder. Arque Capital Ltd. was the managing broker-dealer for the offering of the notes.

In 2013, the Company issued 82,606 shares of Series A Preferred Stock as in-kind dividends payable on account of the preferred stock. The preferred stock was sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder.

In 2014, the Company issued 110,584 shares of Series A Preferred Stock as in-kind dividends payable on account of the preferred stock. The preferred stock was sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder.

In 2014, the Company issued 60,000 shares of common stock to Brewer Consulting Group in exchange for certain advisory services including financial consulting and marketing support to be provided to the Company by Brewer Consulting Group. The common stock was sold to Brewer Consulting Group, as accredited investor, in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)   Exhibits. The exhibits listed below are filed as a part of this registration statement.

Exhibit	Description
1.1	Agreement with Dealer Manager(20)
3.1	Certificate of Incorporation(1)
3.2	Bylaws(1)
3.3	Certificate of Amendment to Certificate of Incorporation(3)
3.4	Certificate of Designations for Series A Convertible Preferred Stock(3)
3.5	Certificate of Amendment to Certificate of Incorporation(8)
3.5	Amendment No. 1 to Bylaws(9)
3.6	Amendment No. 2 to Bylaws(10)
3.7	Certificate of Designation for Redeemable Preferred Stock(18)
3.8	Certificate of Amendment to Certificate of Designation for Redeemable Preferred Stock(18)
4.1	Indenture with Bank of Utah, dated October 19, 2011(5)
4.2	Pledge and Security Agreement by and among GWG Holdings, Inc., GWG Life, LLC, Jon R. Sabes, Steven F. Sabes, and Bank of Utah, dated October 19, 2011(5)
4.3	Intercreditor Agreement by and among Bank of Utah, and Lord Securities Corporation, dated October 19, 2011(5)
4.4	Amendment No. 1 to Indenture with Bank of Utah, dated December 15, 2011(6)
4.5	Amendment No. 1 to Pledge and Security Agreement, dated December 15, 2011(6)
4.6	Amendment No. 2 to Indenture with Bank of Utah, dated January 9, 2015(12)
4.7	Amendment No. 1 to Intercreditor Agreement, dated January 9, 2015(13)
4.8	Amendment No. 2 to Pledge and Security Agreement , dated January 9, 2015(13)
4.9	Amendment No. 3 to Indenture with Bank of Utah, dated June 12, 2015(14)
4.10	Amendment No. 2 to Intercreditor Agreement, dated June 12, 2015(14)
4.11	Amendment No. 3 to Pledge and Security Agreement, dated June 12, 2015(14)
4.12	Form of Subscription Agreement for Redeemable Preferred Stock(20)
5.1	Opinion of Maslon(20)
10.1	Second Amended and Restated Credit and Security Agreement with DZ Bank AG Deutsche Zentral-Genossenschaftsbank (as agent), and Autobahn Company LLC (as lender), dated effective May 11, 2015(11)
10.2

Amended and Restated Performance Guaranty of GWG Holdings, LLC dated as of May 11, 2015, delivered in favor of DZ Bank AG Deutsche Zentral-Genossenschaftsbank (as agent) and Autobahn Company LLC (as lender)(11)

10.3

Pledge Agreement dated November 15, 2010, among Jon R. Sabes, Steven F. Sabes, Opportunity Finance, LLC, SFS Trust 1976, SFS Trust 1992 Esther, SFS Trust 1982, Mokeson, LLC (collectively as pledgors), and Lord Securities Corporation (as trustee and pledgee)(3)

10.4	Third Amended and Restated Note Issuance and Security Agreement dated November 1, 2011, with Lord Securities Corporation (as trustee), GWG LifeNotes Trust (as secured party), and noteholders(2)
10.5	Amendment to Third Amended and Restated Note Issuance and Security Agreement, dated as of November 18, 2013, with Lord Securities Corporation (as trustee for the GWG LifeNotes Trust)(9)
10.6	Employment Agreement with Jon R. Sabes, dated June 14, 2011(4)
10.7	Employment Agreement with Steven F. Sabes, dated June 14, 2011(4)
10.8	Employment Agreement with Paul A. Siegert, dated June 14, 2011(4)
10.9	Employment Agreement with William B. Acheson, dated May 30, 2014(15)
10.10	Employment Agreement with Michael D. Freedman, dated September 22, 2014(16)
10.11	Stock Option Agreement with Michael D. Freedman, dated September 22, 2014(16)
10.12	2013 Stock Incentive Plan(17)
10.13	Form of Stock Option Agreement used with 2013 Stock Incentive Plan(15)
21.1	List of Subsidiaries(18)

Exhibit	Description
23.1	Consent of Baker Tilly Virchow Krause, LLP (filed herewith)
23.2	Consent of Maslon LLP (contained within Exhibit 5.1 above)
99.1	Letter from Model Actuarial Pricing Systems, dated February 1, 2016(18)

____________

(1)      Incorporated by reference to Form S-1 Registration Statement filed on June 14, 2011 (File No. 333-174887).

(2)      Incorporated by reference to Post-Effective Amendment No. 8 to Form S-1/A filed on November 12, 2013 (File No. 333-174887).

(3)      Incorporated by reference to Form S-1/A Registration Statement filed on August 23, 2011 (File No. 333-174887).

(4)      Incorporated by reference to Form S-1/A Registration Statement filed on September 20, 2011 (File No. 333-174887).

(5)      Incorporated by reference to Form S-1/A Registration Statement filed on October 20, 2011 (File No. 333-174887).

(6)      Incorporated by reference to Post-Effective Amendment No. 1 to Form S-1/A filed on April 30, 2012 (File No. 333-174887).

(7)      Incorporated by reference to Current Report on Form 8-K filed on February 1, 2013.

(8)      Incorporated by reference to Quarterly Report on Form 10-Q filed on August 8, 2014.

(9)      Incorporated by reference to Quarterly Report on Form 10-Q filed on November 13, 2014.

(10)   Incorporated by reference to Current Report on Form 8-K filed on June 2, 2015.

(11)   Incorporated by reference to Post-Effective Amendment No. 3 to Form S-1/A filed on May 15, 2015 (File No. 333-197227).

(12)   Incorporated by reference to Form S-1/A Registration Statement filed on November 4, 2014 (File No. 333-197227).

(13)   Incorporated by reference to Form S-1/A Registration Statement filed on January 7, 2015 (File No. 333-197227).

(14)   Incorporated by reference to Form S-1/A Registration Statement filed on June 12, 2015 (File No. 333-197227).

(15)   Incorporated by reference to Form S-1/A Registration Statement filed on June 6, 2014 (File No. 333-195505).

(16)   Incorporated by reference to Form S-1/A Registration Statement filed on December 18, 2014 (File No. 333-197227).

(17)   Incorporated by reference to the registrant’s Definitive Proxy Statement filed on April 30, 2015.

(18)   Incorporated by reference to the registrant’s Annual Report on Form 10-K filed on March 22, 2016.

(19)   Incorporated by reference to the registrant’s Preliminary Proxy Statement filed on March 23, 2016.

(20)   Incorporated by reference to the registrant’s Form S-1/A Registration Statement filed on October 23, 2015 (File No. 333-206626).

ITEM 17. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(a)(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      [intentionally omitted]

(5)      For the purpose of determining any liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 24, 2016.

GWG HOLDINGS, INC.

By:	/s/ Jon R. Sabes
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jon R. Sabes and William Acheson, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed, as of March 24, 2016, by the following persons in the capacities indicated below.

Name	Title

/s/ Jon R. Sabes	Director, Chief Executive Officer
Jon R. Sabes	(Principal Executive Officer)

/s/ Paul A. Siegert	Director, Executive Chairman
Paul A. Siegert

/s/ William Acheson	Chief Financial Officer
William Acheson	(Principal Financial and Accounting Officer)

/s/ Steven F. Sabes	Director, Executive Vice President and Secretary
Steven F. Sabes

/s/ David H. Abramson	Director
David H. Abramson

/s/ Charles H. Maguire III	Director
Charles H. Maguire III

/s/ Jeffrey L. McGregor	Director
Jeffrey L. McGregor

/s/ Shawn R. Gensch	Director
Shawn R. Gensch